As filed with the Securities and Exchange Commission on June 23, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marriott Ownership Resorts, Inc.

(Exact name of registrant as specified in its charter)

Marriott Vacations Worldwide Corporation*

(Exact name of registrant guarantor as specified in its charter)

Delaware	6531	52-1320904
Delaware	6531	45-2598330
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6649 Westwood Blvd.

Orlando, FL 32821

(407) 206-6000

(Address, including zip code, and telephone number, including area code, of registrants’ and registrant guarantors’ principal executive offices)

James H Hunter, IV

Executive Vice President and General Counsel

Marriott Vacations Worldwide Corporation

6649 Westwood Blvd.

Orlando, FL 32821

(407) 206-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard B. Aftanas, Esq.

Aslam A. Rawoof, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4611

(212) 446-4800

*	The companies listed below in the Table of Additional Registrant Guarantors are also included in this Registration Statement on Form S-4 as additional Registrant Guarantors.

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1),(2)
4.750% Senior Notes due 2028	$350,000,000	100%	$350,000,000	$45,430.00
Guarantees of 4.750% Senior Notes due 2028(3)	n/a	n/a	n/a	—
Total	$350,000,000	—	$350,000,000	$45,430.00

(1)	The amount of the registration fee paid herewith was calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n), no registration fee is payable with respect to the guarantees.
(3)	Guaranteed by Marriott Vacations Worldwide Corporation and the additional Registrant Guarantors listed in the table below.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following subsidiaries of Marriott Vacations Worldwide Corporation will guarantee the Notes issued hereunder and are additional Registrant Guarantors under this registration statement. The address, including zip code, and telephone number, including area code, for each of the additional Registrant Guarantors is c/o Marriott Vacations Worldwide Corporation, 6649 Westwood Blvd., Orlando, FL 32821, (407) 206-6000.

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Aqua Hospitality LLC	Delaware	7011	46-0641767
Aqua Hotels and Resorts Operator LLC	Delaware	7011	37-1697816
Aqua Hotels and Resorts, Inc.	Delaware	7011	26-3181909
Aqua Hotels & Resorts, LLC	Hawaii	7011	65-1163911
Aqua Luana Operator LLC	Hawaii	7011	90-1028216
Aqua-Aston Holdings, Inc.	Delaware	7011	87-0799653
Aqua-Aston Hospitality, LLC	Hawaii	7011	13-4207830
Aston Hotels & Resorts Florida, LLC	Florida	7011	46-3267551
Beach House Development Partnership	Florida	1531	65-0680991
CDP GP, Inc.	Delaware	1531	36-4190833
CDP Investors, L.P.	Delaware	1531	36-4158822
Cerromar Development Partners GP, Inc.	Delaware	1531	36-4158824
Cerromar Development Partners, L.P., S.E.	Delaware	1531	36-4158825
Coconut Plantation Partner, Inc.	Florida	1531	81-2972199
Data Marketing Associates East, Inc.	Florida	6531	59-3531162
Diamond Head Management LLC	Hawaii	7011	45-2996891
Flex Collection, LLC	Florida	6531	82-0679134
FOH Holdings, LLC	Delaware	6531	None
FOH Hospitality, LLC	Delaware	6531	68-0509641
Grand Aspen Holdings, LLC	Delaware	1531	95-4837613
Grand Aspen Lodging, LLC	Delaware	1531	84-1589465
Hawaii Vacation Title Services, Inc.	Hawaii	6531	20-0773633
Hotel Management Services LLC	Hawaii	7011	27-0562444
HPC Developer, LLC	Delaware	6531	81-5385696
HT-Highlands, Inc.	Delaware	1531	36-3978574
HTS-BC, L.L.C.	Delaware	1531	36-3296881
HTS-Beach House Partner, L.L.C.	Delaware	1531	38-3973709
HTS-Beach House, Inc.	Delaware	1531	36-4097668
HTS-Coconut Point, Inc.	Delaware	1531	36-4262309
HTS-Ground Lake Tahoe, Inc.	Delaware	1531	36-4197178
HTS-Key West, Inc.	Delaware	1531	36-3942758
HTS-KW, Inc.	Delaware	1531	36-4187262
HTS-Lake Tahoe, Inc.	Delaware	1531	36-3919669
HTS-Loan Servicing, Inc.	Delaware	1531	36-4206919
HTS-Main Street Station, Inc.	Delaware	1531	36-4351998

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
HTS-Maui, L.L.C.	Delaware	1531	45-5601104
HTS-San Antonio, Inc.	Delaware	1531	45-0479517
HTS-San Antonio, L.L.C.	Delaware	1531	61-1731501
HTS-San Antonio, L.P.	Delaware	1531	32-0018843
HTS-Sedona, Inc.	Delaware	1531	36-4290387
HTS-Sunset Harbor Partner, L.L.C.	Delaware	1531	47-3952343
HTS-Windward Pointe Partner, L.L.C.	Delaware	1531	47-3932767
HV Global Group, Inc.	Delaware	8699	36-3878044
HV Global Management Corporation	Delaware	6531	36-3950778
HV Global Marketing Corporation	Florida	6531	65-0459735
HVO Key West Holdings, LLC	Florida	6531	47-5257462
IIC Holdings, Incorporated	Delaware	8600	36-4197698
ILG, LLC	Delaware	8600	26-2590997
ILG Management, LLC	Florida	6531	90-0968929
ILG Shared Ownership, Inc.	Delaware	6531	61-1846364
Interval Holdings, Inc.	Delaware	8600	06-1428126
Interval International, Inc.	Florida	8600	59-2367254
Interval Resort & Financial Services, Inc.	Florida	8600	65-0614258
Interval Software Services, LLC	Florida	7380	65-1133709
Kai Management Services LLC	Hawaii	8600	26-4613508
Kauai Blue, Inc.	Delaware	7011	20-0406855
Kauai Lagoons Holdings LLC	Delaware	6531	20-3620899
Key Wester Limited	Florida	6531	36-4204734
Lagunamar Cancun Mexico, Inc.	Florida	1531	20-2286494
Management Acquisition Holdings, LLC	Delaware	6531	27-3967875
Marriott Kauai Ownership Resorts, Inc.	Delaware	6531	52-1881454
Marriott Ownership Resorts Procurement, LLC	Delaware	6531	52-2262337
Marriott Resorts Hospitality Corporation	South Carolina	6531	57-0715279
Marriott Resorts Sales Company, Inc.	Delaware	6531	52-1682534
Maui Condo and Home, LLC	Hawaii	6531	99-0266391
MH Kapalua Venture, LLC	Delaware	6531	33-1099097
MORI Golf (Kauai), LLC	Delaware	6531	26-0341137
MORI Member (Kauai), LLC	Delaware	6531	20-3524073
MORI Residences, Inc.	Delaware	6531	52-2066724
MORI Waikoloa Holding Company, LLC	Delaware	6531	81-2251748
MTSC, Inc.	Delaware	6531	52-2323185
MVW of Hawaii, Inc.	Delaware	6531	47-3155848
MVW Services Corporation	Delaware	7380	84-1779372
MVW SSC, Inc.	Delaware	6531	46-4698277
MVW US Holdings LLC	Delaware	6531	45-2756557
MVW US Services, LLC	Delaware	6531	46-4710314

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
MVW Vacations, LLC	Delaware	6531	84-4080533
Pelican Landing Timeshare Ventures Limited Partnership	Delaware	6531	36-4351657
R.C. Chronicle Building, L.P.	Delaware	6531	20-2098782
RBF, LLC	Delaware	6531	65-1086178
RCC (GP) Holdings LLC	Delaware	6531	36-4615537
RCC (LP) Holdings L.P.	Delaware	6531	37-1548471
RCDC 942, L.L.C.	Delaware	6531	27-0842972
RCDC Chronicle LLC	Delaware	6531	83-0490828
REP Holdings, Ltd.	Hawaii	6531	99-0335453
Resort Management Finance Services, Inc.	Florida	6159	45-2346663
Resort Sales Services, Inc.	Delaware	6531	38-3990004
RQI Holdings, LLC	Hawaii	6531	03-0530842
S.O.I. Acquisition Corp.	Florida	6531	61-1731501
Scottsdale Residence Club, Inc.	Florida	6531	20-5899344
Sheraton Flex Vacations, LLC	Florida	6531	47-2210419
St. Regis New York Management, Inc.	Florida	6531	20-3808613
St. Regis Residence Club, New York Inc.	Florida	6531	20-3081304
The Cobalt Travel Company, LLC	Delaware	6531	52-2171053
The Lion & Crown Travel Co., LLC	Delaware	6531	26-3644512
The Ritz-Carlton Development Company, Inc.	Delaware	6531	52-2168235
The Ritz-Carlton Management Company, L.L.C.	Delaware	6531	51-0397808
The Ritz-Carlton Sales Company, Inc.	Delaware	6531	52-2182206
The Ritz-Carlton Title Company, Inc.	Delaware	6531	52-2182207
Vacation Ownership Lending GP, Inc.	Delaware	6199	36-4190833
Vacation Ownership Lending, L.P.	Delaware	6199	36-4190846
Vacation Title Services, Inc.	Florida	6361	59-3543344
VCH Communications, Inc.	Florida	4813	59-3087363
VCH Consulting, Inc.	Florida	4813	59-3259779
VCH Systems, Inc.	Florida	4813	65-0534423
Vistana Acceptance Corp.	Florida	6159	59-3304480
Vistana Aventuras, Inc.	Florida	6531	81-3970560
Vistana Development, Inc.	Florida	6531	59-3075838
Vistana Hawaii Management, Inc.	Hawaii	6531	99-0353557
Vistana Management, Inc.	Florida	6531	59-3087359
Vistana MB Management, Inc.	South Carolina	6531	59-3445868
Vistana Portfolio Services, Inc.	Florida	6159	59-3384912
Vistana PSL, Inc.	Florida	6531	59-3466205
Vistana Residential Management, Inc.	Florida	6531	59-3384873
Vistana Signature Experiences, Inc.	Delaware	6531	47-4235905
Vistana Signature Network, Inc.	Delaware	6531	91-1805536

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Vistana Vacation Ownership, Inc.	Florida	6531	06-1558234
Vistana Vacation Realty, Inc.	Florida	6531	03-0469903
Vistana Vacation Services Hawaii, Inc.	Hawaii	6531	99-0354234
VOL GP, Inc.	Delaware	6159	36-4190834
VOL Investors, L.P.	Delaware	6159	36-4190836
Volt Merger Sub, LLC	Delaware	6531	None
VSE Development, Inc.	Florida	6531	26-1267681
VSE East, Inc.	Florida	6531	59-3475882
VSE Mexico Portfolio Services, Inc.	Florida	6531	20-3057270
VSE Myrtle Beach, LLC	South Carolina	6531	59-3425941
VSE Pacific, Inc.	Florida	6531	59-3646594
VSE Trademark, Inc.	Florida	6531	59-3088550
VSE Vistana Villages, Inc.	Florida	6531	59-3525948
VSE West, Inc.	Florida	6531	59-3462185
Westin Sheraton Vacation Services, Inc.	Florida	6531	59-3455889
Windward Pointe II, L.L.C.	Delaware	1531	36-4453636
Worldwide Vacation & Travel, Inc.	Florida	4700	22-2362974
WVC Rancho Mirage, Inc.	Delaware	6531	91-1822046

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 23, 2020

PROSPECTUS

$350,000,000

Marriott Ownership Resorts, Inc.

Offer to Exchange

New 4.750% Senior Notes due 2028 for any and all outstanding 4.750% Senior Notes due 2028

Marriott Ownership Resorts, Inc. (the “Issuer”) hereby offers to exchange new $350,000,000 aggregate principal amount of 4.750% Senior Notes due 2028 (the “New Notes”), the offer and sale of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the outstanding unregistered $350,000,000 aggregate principal amount of their 4.750% Senior Notes due 2028 (the “Original Notes” and, together with the New Notes, the “Notes”) pursuant to the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of instruction (the “Exchange Offer”). The Exchange Offer expires at 5:00 p.m., New York City time, on                 , 2020, unless extended (the “expiration date”).

No public market currently exists for the Original Notes or the New Notes. We do not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system.

The Exchange Offer is only being made for those Original Notes that were issued pursuant to Rule 144A and Regulation S promulgated under the Securities Act and which are identified by CUSIP Nos. 57164PAD8 and U57149AC7, respectively. The terms of the New Notes are identical in all material respects to those of the Original Notes, except for certain transfer restrictions and registration rights relating to the Original Notes. The New Notes will be issued pursuant to, and entitled to the benefits of the indenture, dated as of October 1, 2019, by and among the Issuer, Marriott Vacations Worldwide Corporation (the “Parent Guarantor” or “MVW”), the other guarantors party thereto (the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). Each of the Guarantors will unconditionally guarantee the New Notes on a senior unsecured basis.

You should carefully consider the risk factors beginning on page 9 of this prospectus before deciding whether or not to participate in the Exchange Offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2020.

i

INCORPORATION BY REFERENCE; ADDITIONAL INFORMATION

Marriott Vacations Worldwide Corporation, a Delaware corporation and the indirect parent of the Issuer, files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the “SEC”). We are incorporating by reference certain information of the Parent Guarantor filed with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Specifically, we incorporate by reference the documents listed below and any future filings of the Parent Guarantor made with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the Exchange Offer, in each case excluding any information furnished but not filed:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March  2, 2020 (including the portions of our Proxy Statement on Schedule 14A, filed on March 30, 2020, incorporated by reference therein) (the “2019 Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 22, 2020 (the “First Quarter 2020 Quarterly Report”); and

•	our Current Reports on Form 8-K filed with the SEC on January 2, 2020, March 18, 2020, April 2, 2020, May 6, 2020, May 7, 2020, May 15, 2020 and May 18, 2020.

The information in the above filings speaks only as of the respective dates thereof or, where applicable, the dates identified therein. These SEC filings are available to the public at the SEC’s website at www.sec.gov. In addition, our filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website (http://ir.marriottvacationsworldwide.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Corporate Secretary

Marriott Vacations Worldwide Corporation

6649 Westwood Blvd.

Orlando, FL 32821

Attention: Investor Relations

Telephone: (407) 206-6000

In order to ensure timely delivery, Holders must request the information from us no later than five business days prior to the expiration date.

In reliance on Rule 12h-5 under the Exchange Act, the Issuer does not intend to file annual reports, quarterly reports, current reports or transition reports with the SEC. For so long as the Issuer relies on Rule 12h-5, certain financial information pertaining to the Issuer will be included in the financial statements of MVW filed with the SEC pursuant to the Exchange Act.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR THE DATE OF SUCH INCORPORATED DOCUMENT AND THE MAILING OF THIS PROSPECTUS SHALL NOT CREATE AN IMPLICATION TO THE CONTRARY.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements throughout this prospectus and in the documents incorporated by reference herein, including in, among others, the sections entitled “Risk Factors” in this prospectus and in our annual and quarterly reports incorporated by reference herein and in the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among other things, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements in this prospectus or in the documents incorporated by reference herein. We do not have any intention or obligation to update forward-looking statements after the date of this prospectus, except as required by law.

The risk factors discussed in “Risk Factors” in this prospectus and in the documents incorporated by reference herein could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Reporting Cycle

Beginning with our 2017 fiscal year, we changed our financial reporting cycle to a calendar year-end and end-of-month quarterly reporting cycle. Accordingly, our 2017 fiscal year began on December 31, 2016 (the day after the end of the 2016 fiscal year) and ended on December 31, 2017. Our 2018, 2019 and 2020 fiscal years began, and future fiscal years will begin, on January 1 and end on December 31. Prior to the 2017 fiscal year, our fiscal year was a 52 or 53-week fiscal year that ended on the Friday nearest to December 31, and our quarterly reporting cycle included twelve-week periods for the first, second and third quarters and a 16-week period (or in some cases, a 17-week period) for the fourth quarter. As a result of the change in our financial reporting cycle, our 2017 fiscal year had two more days of activity than each of its 2016 and 2015 fiscal years. We have not restated, and do not plan to restate, our historical results included or incorporated by reference herein as a result of such change.

New Revenue Standard

We adopted Financial Accounting Standards Board Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), as amended (“ASC 606”), effective January 1, 2018, on a retrospective basis. The selected historical financial data as of and for each of the fiscal years ended December 31, 2019, December 31, 2018, and December 31, 2017 are derived from our audited consolidated financial statements included in our 2019 Annual Report, which is incorporated by reference in this prospectus. The selected historical financial data for the fiscal year ended December 30, 2016 is derived from our audited consolidated financial statements for such year, which have not been incorporated by reference into this prospectus. The selected historical financial data as of and for the fiscal year ended January 1, 2016 are derived from our audited consolidated financial statements included in our Current Report on Form 8-K filed with the SEC on June 5, 2018, which is not incorporated by reference in this prospectus.

TRADEMARKS

All brand names, trademarks, service marks and trade names cited in this prospectus are the property of their respective owners, including those of other companies and organizations. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols. However, such references are not intended to indicate in any way that MVW or the owner, as applicable, will not assert, to the fullest extent under applicable law, all rights to such brand names, trademarks, trade names and service marks. Brand names, trademarks, service marks and trade names that we own or license from Marriott International, Inc. (“Marriott International”) or its affiliates include Marriott Vacation Club®, Marriott Vacation Club Destinations™, Marriott Vacation Club PulseSM, Marriott Grand Residence Club®, Grand Residences by Marriott®, The Ritz-Carlton Destination Club®, Westin®, Sheraton® and, to a limited extent, St. Regis® and The Luxury Collection. Marriott International’s affiliates include Starwood Hotels and Resorts Worldwide, Inc. (“Starwood”) and The Ritz-Carlton Hotel Company, L.L.C. (“The Ritz-Carlton Hotel Company”). We also refer to Marriott International’s Marriott Bonvoy® customer loyalty program, which replaced the Marriott Rewards®, Starwood Preferred Guest® or SPG®, and The Ritz-Carlton Rewards® customer loyalty programs, as “Marriott Bonvoy.” We refer to our group of businesses using the Hyatt® brand in the vacation ownership business pursuant to an exclusive, global master license agreement with a subsidiary of Hyatt Hotels Corporation (“Hyatt”) as the “Hyatt Vacation Ownership” business. We also refer to Hyatt’s World of Hyatt® customer loyalty program as “World of Hyatt.”

v

CERTAIN DEFINITIONS

Unless otherwise indicated or the context otherwise requires, each reference in this prospectus to:

•

“2025 Secured Notes Indenture” refers to the Indenture, dated as of May 13, 2020, by and among the Issuer, MVW, as the parent guarantor, the other guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, as amended, supplemented or otherwise modified from time to time;

•	“2025 Secured Notes” refers to the Issuer’s secured 6.125% Senior Secured Notes due 2025 issued pursuant to the 2025 Secured Notes Indenture;

•

“2026 Unsecured Notes Indenture” refers to the Indenture, dated as of August 23, 2018, by and among the Issuer, MVW, as the parent guarantor, the other guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, supplemented or otherwise modified from time to time;

•	“2026 Unsecured Notes” refers to the Issuer’s unsecured 6.500% Senior Notes due 2026 issued pursuant to the 2026 Unsecured Notes Indenture;

•

“Convertible Notes” refers to MVW’s $230 million aggregate principal amount of 1.50% Convertible Senior Notes due 2022 issued pursuant to that certain Indenture, dated as of September 25, 2017, by and between MVW and The Bank of New York Mellon Trust Company, N.A., as trustee;

•

“Corporate Credit Facility” refers to MVW’s corporate credit facility consisting of a $900 million term loan facility, of which approximately $891 million remains outstanding as of March 31, 2020, which matures on August 31, 2025, and the Revolving Credit Facility with a borrowing capacity of $600 million that terminates on August 31, 2023;

•	“Existing Notes” means the 2025 Secured Notes and the 2026 Unsecured Notes, collectively;

•	“ILG” refers to ILG, LLC, a Delaware limited liability company and a wholly owned subsidiary of MVW;

•	“ILG Acquisition” refers to the combination of MVW with ILG through a series of business combinations, as a result of which ILG became an indirect wholly owned subsidiary of MVW on September 1, 2018;

•	“Revolving Credit Facility” refers to our $600 million revolving credit facility;

•	“Warehouse Credit Facility” refers to our $531 million non-recourse warehouse credit facility; and

•	“we,” “our” and “us” refer to MVW and its direct and indirect subsidiaries on a consolidated basis, except where otherwise indicated.

SUMMARY

This summary contains a general discussion of our business and the Exchange Offer. It does not contain all the information that you should consider before making a decision regarding whether to tender your Original Notes in exchange for New Notes. For a more complete understanding of the Exchange Offer, you should read this entire prospectus, the information incorporated by reference herein and the related documents to which we refer.

The terms “we,” “our,” and “us” refer to MVW and its direct and indirect subsidiaries on a consolidated basis. Unless otherwise stated, the discussion in this prospectus of our business and operations includes the business of MVW and its direct and indirect subsidiaries. Unless otherwise stated, all business data included in this summary is as of March 31, 2020.

Overview

We are a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. Our business operates in two reportable segments: Vacation Ownership and Exchange & Third-Party Management.

As of December 31, 2019, our Vacation Ownership segment had more than 100 resorts and over 660,000 owners and members of a diverse portfolio in the United States and twelve other countries and territories. As of December 31, 2019, our Exchange & Third-Party Management segment included exchange networks and membership programs comprised of nearly 3,200 resorts in over 80 nations and nearly two million members, as well as management of over 170 other resorts and lodging properties.

We are the exclusive worldwide developer, marketer, seller and manager of vacation ownership and related products under the Marriott Vacation Club, Grand Residences by Marriott, Sheraton Vacation Club, Westin Vacation Club, and Hyatt Residence Club brands, as well as under Marriott Vacation Club Pulse, an extension of the Marriott Vacation Club brand. We are also the exclusive worldwide developer, marketer and seller of vacation ownership and related products under The Ritz-Carlton Destination Club brand, and we have the non-exclusive right to develop, market and sell whole ownership residential products under The Ritz-Carlton Residences brand. We have a license to use the St. Regis brand for specified fractional ownership products.

On September 1, 2018, we completed the ILG Acquisition for approximately $4.2 billion in aggregate consideration.

In our Vacation Ownership segment, we generate most of our revenues from four primary sources: (1) selling vacation ownership products; (2) managing vacation ownership resorts, clubs and owners’ associations; (3) financing consumer purchases of vacation ownership products; and (4) renting vacation ownership inventory. In our Exchange & Third-Party Management segment, our exchange networks and membership programs revenue is fee-based and derived from membership, exchange and rental transactions, property and owners’ association management, and other related products and services.

Our strategic goal is to further strengthen our leadership position in the vacation ownership industry. To achieve this goal, we are pursuing initiatives to drive profitable revenue growth, maximize cash flow and optimize our capital structure, including by selectively pursuing capital efficient vacation ownership deal structures, enhance digital capabilities, focus on the satisfaction of our owners and guests, transform our business in connection with the integration of the ILG Acquisition, and selectively pursue compelling new business opportunities. We believe our scale and global reach, coupled with our renowned brands and development, marketing, sales, exchange and management expertise, help us achieve operational efficiencies and support future growth opportunities.

Our Corporate Information

Our principal executive offices are located at 6649 Westwood Blvd., Orlando, FL 32821. Our telephone number is (407) 206-6000, and we have a website accessible at http://ir.marriottvacationsworldwide.com. Our periodic reports and Current Reports on Form 8-K, and all amendments thereto, are available on this website free of charge as soon as reasonably practicable after they have been filed. The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

Organizational Structure

Our organization and principal indebtedness (simplified) as of March 31, 2020 are illustrated in the chart below:

(1)	MVW is the issuer of the Convertible Notes and parent guarantor of the Corporate Credit Facility, the Original Notes and the Existing Notes, and will be parent guarantor of the New Notes.
(2)	Marriott Ownership Resorts, Inc. is the Issuer of the Original Notes and the Existing Notes and will be the Issuer of the New Notes. It is also the borrower under the Corporate Credit Facility.
(3)	ILG is the co-issuer of the 2026 Unsecured Notes and a guarantor of the Original Notes and the 2025 Secured Notes. It will be a guarantor of the New Notes.

The Exchange Offer

Original Notes	4.750% Senior Notes due 2028, CUSIP Nos. 57164PAD8 and U57149AC7, originally issued on October 1, 2019 in the aggregate principal amount of $350,000,000.

New Notes	4.750% Senior Notes due 2028, the offer and sale of which have been registered under the Securities Act.

Background to the Exchange Offer	We are offering to issue New Notes in a registered exchange offer in exchange for a like principal amount, like interest rate and maturity and like denomination of our Original Notes. We are offering to issue these New Notes to satisfy our obligations under a registration rights agreement that we entered into with the initial purchasers of the Original Notes. You may tender your Original Notes for exchange by following the procedures described under the caption “The Exchange Offer.”

The Exchange Offer is only being made for those Original Notes that were issued pursuant to Rule 144A and Regulation S promulgated under the Securities Act and which are identified by the CUSIP numbers identified above.

Tenders; Expiration Date; Withdrawal	The Exchange Offer will expire at 5:00 p.m., New York City time, , 2020, which is 20 business days from the date this prospectus is declared effective, unless we extend such date for either Exchange Offer. If you decide to exchange your Original Notes for New Notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the New Notes. You may withdraw any Original Notes that you tender for exchange at any time prior to the expiration of the applicable Exchange Offer. If we decide for any reason not to accept any Original Notes you have tendered for exchange, those Original Notes will be returned to you without cost promptly after the expiration or termination of the Exchange Offer. See “The Exchange Offer—Terms of the Exchange Offer” for a more complete description of the tender and withdrawal procedures.

Accrued Interest on the New Notes	The New Notes will bear interest from March 15, 2020.

Conditions to the Exchange Offer	The Exchange Offer is subject to customary conditions, some of which we may waive. See “The Exchange Offer—Conditions” for a description of the conditions. Other than the federal securities laws, we are not subject to federal or state regulatory requirements in connection with the Exchange Offer.

Certain Federal Income Tax Considerations	The exchange of Original Notes for New Notes in the Exchange Offer will not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Notes Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent with respect to the Notes (the “Exchange Agent”).

Use of Proceeds	We will not receive any proceeds from the Exchange Offer.

Consequences of Failure to Exchange Your Original Notes	Original Notes that are not tendered or that are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on those Notes. In general, you may offer or sell your Original Notes only if such offer or sale is registered under, or such Original Notes are offered or sold under an exemption from, the Securities Act and applicable state securities laws. We, however, will have no further obligation to issue Notes in a registered Exchange Offer in exchange for the Original Notes. If you do not participate in the Exchange Offer, the liquidity of your Original Notes could be adversely affected.
Consequences of Exchanging Your Original Notes	Based on interpretations of the staff of the SEC, we believe that you may offer for resale, resell or otherwise transfer the New Notes that we issue in the Exchange Offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

•	acquire the New Notes issued in the Exchange Offer in the ordinary course of your business;

•	are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the New Notes issued to you in the Exchange Offer; and

•	are not an “affiliate” of the Issuer as defined in Rule 405 promulgated under the Securities Act.

If any of these conditions is not satisfied and you transfer any New Notes issued to you in the Exchange Offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

Any broker-dealer that acquires New Notes in the Exchange Offer for its own account in exchange for Original Notes which it acquired through market-making or other trading activities must acknowledge that it will deliver a prospectus when it resells or transfers any New Notes issued in the Exchange Offer. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the Exchange Offer.

Summary Terms of the New Notes

The terms of the New Notes we are issuing in the Exchange Offer and the terms of the Original Notes are identical in all material respects, except:

•	the offer and sale of the New Notes in the Exchange Offer have been registered under the Securities Act;

•	the New Notes will not contain transfer restrictions and registration rights that relate to the Original Notes; and

•

the New Notes will not contain provisions relating to the payment of additional interest to be made to the holders of the Original Notes under circumstances related to the timing of the Exchange Offer.

A brief description of the material terms of the New Notes follows:

Issuer	Marriott Ownership Resorts, Inc.

Parent Guarantor	Marriott Vacations Worldwide Corporation

Notes Offered	$350,000,000 aggregate principal amount of 4.750% Senior Notes due 2028.

Maturity	The New Notes will mature on January 15, 2028.

Interest Payment Dates	The Issuer will pay interest on the New Notes semi-annually on March 15 and September 15 of each year, commencing on September 15, 2020.

Form and Terms	The form and terms of the New Notes will be the same as the form and terms of the Original Notes except that:

•	the offer and sale of the New Notes have been registered under the Securities Act and, therefore, the New Notes will not bear legends restricting their transfer; and

•	you will not be entitled to any exchange or registration rights with respect to the New Notes and the New Notes will not provide for additional interest in connection with registration defaults.

The New Notes will evidence the same debt as the Original Notes. They will be entitled to the benefits of the Indenture governing the Original Notes and will be treated under the Indenture as a single class with the Original Notes.

Guarantees	The New Notes will be guaranteed on a senior unsecured basis (the “Note Guarantees”) by MVW and all of MVW’s subsidiaries that guarantee the Corporate Credit Facility and, in the future, by each of MVW’s subsidiaries (other than receivables subsidiaries or foreign subsidiaries) that becomes a borrower or a guarantor under a credit facility or other capital markets debt securities of the Issuer or any guarantor of the Notes.

Under certain circumstances, subsidiary guarantors may be released from their note guarantees without the consent of the holders of the Notes. See “Description of Notes—Note Guarantees.”

Ranking	The New Notes and the Note Guarantees will be the Issuer’s and the Guarantors’ senior unsecured obligations, respectively, and will:

•

rank pari passu in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior indebtedness (including borrowings under the Corporate Credit Facility, the Existing Notes, and the Convertible Notes (with respect to MVW only));

•	be senior in right of payment to any existing and future subordinated indebtedness of the Issuer and the Guarantors;

•

be effectively junior to all of the Issuer’s and the Guarantors’ existing and future secured indebtedness (including the Corporate Credit Facility and the 2025 Secured Notes) to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated to any existing and future obligations of any of our subsidiaries that are not Guarantors of the New Notes.

As of March 31, 2020:

•	we had approximately $4,770 million of total gross indebtedness outstanding;

•

of our total gross indebtedness outstanding, we had approximately $1,496 million of gross secured indebtedness (excluding (i) $3 million of outstanding letters of credit under the Corporate Credit Facility and (ii) non-recourse, securitized debt, including any borrowings under the Warehouse Credit Facility); and

•	we had $0 million available for borrowing under the Revolving Credit Facility (after giving effect to $3 million of outstanding letters of credit).

Optional Redemption	The New Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on or after September 15, 2022, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to, but not including, the date of redemption.

At any time prior to September 15, 2022, the Issuer may redeem up to 40% of the original principal amount of the New Notes with the proceeds of certain equity offerings at a redemption price of 104.75% of the principal amount of the New Notes, together with accrued and unpaid interest, if any, to, but not including, the date of redemption.

At any time prior to September 15, 2022, the Issuer may also redeem some or all of the New Notes at a price equal to 100% of the principal amount of the New Notes, plus a “make-whole premium,” together with accrued and unpaid interest, if any, to, but not including, the date of redemption.

See “Description of Notes—Optional Redemption.”

Offer to Purchase	If a “Change of Control” (as defined in “Description of Notes”) occurs, the Issuer will be required, unless the Issuer has exercised its option to redeem the Notes, to offer to purchase the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. See “Description of Notes—Repurchase at the Option of Holders Upon a Change of Control.”

If we or any of our restricted subsidiaries sell assets, under certain circumstances, the Issuer will be required to use the net proceeds thereof to offer to purchase the Notes, each at 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. See “Description of Notes—Certain Covenants—Limitation on Asset Sales.”

Certain Covenants	The Indenture governing the Notes contains certain covenants, which among other things, limit the ability of MVW and our restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or make other restricted payments;

•	make loans and investments;

•	incur liens;

•	sell assets;

•	enter into affiliate transactions;

•	enter into certain sale and leaseback transactions;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	merge, consolidate or amalgamate or sell all or substantially all of their property.

The covenants are subject to a number of important exceptions and qualifications. See “Description of Notes—Certain Covenants.” In addition, most of these covenants will not apply to MVW and our restricted subsidiaries during any period in which the Notes are rated investment grade by both Moody’s and Standard & Poor’s.

Trustee for the New Notes	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The New Notes and the Note Guarantees will be governed by and the Original Notes and the Indenture are governed by, in each case, and construed in accordance with, the laws of the State of New York.

Absence of Established Markets for the New Notes	The New Notes are a new issuance of securities for which there is currently no market. We do not intend to apply for the New Notes to be listed on any securities exchange or to arrange for any quotation system to quote them. Accordingly, we cannot assure you that liquid markets will develop or be maintained.

Risk Factors	See “Risk Factors” and other information included and incorporated by reference in this prospectus for a discussion of risks associated with an investment in the New Notes, which should be carefully considered before deciding to continue your investment in the Notes or to tender your Original Notes in exchange for the New Notes.

For more complete information about the New Notes, see “Description of Notes.”

RISK FACTORS

The New Notes, like the Original Notes, entail the following risks. You should carefully consider these risk factors, as well as the other information contained and incorporated by reference in this prospectus, including the section titled “Risk Factors” in the Annual Report, before making a decision to continue your investment in the Notes or to tender your Original Notes in exchange for the New Notes. The risk factors set forth below add to and update certain of the risk factors set forth in the 2019 Annual Report, the First Quarter 2020 Quarterly Report, and the Current Report on Form 8-K filed with the SEC on May 6, 2020. In this prospectus, when we refer to “Notes,” we are referring to both the Original Notes and the New Notes. Any of the following risks and those in the documents incorporated by reference herein could materially and adversely affect our business, financial condition or results of operations. However, the risks described below and in the documents incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, we may not be able to make payments of principal and interest on the Notes, and you may lose all or part of your original investment.

Risks Relating to Our Indebtedness, the Exchange Offer and the New Notes

Our indebtedness could adversely affect our business, financial condition and results of operations, including by decreasing our business flexibility.

As of March 31, 2020, we had approximately $4,770 million of total gross indebtedness. In the future, we could increase the amount available for borrowing under the Corporate Credit Facility by up to an amount equal to (i) the greater of $750 million and 100% of our Consolidated EBITDA (as defined in the credit agreement governing the Corporate Credit Facility) plus (ii) voluntary prepayments of loans and voluntary permanent commitment reductions under the Corporate Credit Facility and certain other reductions of debt plus (iii) additional amounts as long as the incurrence of such additional amounts would not exceed certain leverage ratios, in each case subject to securing additional commitments and certain other conditions.

The Indenture, the credit agreement that governs the Corporate Credit Facility and the indentures that govern the Existing Notes impose significant operating and financial restrictions on us, which among other things limit our ability and the ability of certain of our subsidiaries to incur debt, pay dividends and make other restricted payments, make loans and investments, incur liens, sell assets, enter into affiliate transactions, enter into agreements restricting certain subsidiaries’ ability to pay dividends and consolidate, merge or sell all or substantially all of their assets. All of these covenants and restrictions limit how we conduct our business. In addition, we are required to maintain a specified leverage ratio under the terms of the Corporate Credit Facility.

The terms of any future indebtedness we may incur could include more restrictive covenants. We may not be able to maintain compliance with applicable covenants and, if we fail to do so, we may not be able to obtain waivers from the lenders and/or amend the covenants. Our failure to comply with the restrictive covenants described above as well as others contained in our debt instruments from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay such indebtedness before its due date or to have to negotiate amendments to or waivers thereof, which may have unfavorable terms or result in the incurrence of additional fees and expenses.

Our level of indebtedness could restrict our future operations and limit our ability to meet our payment obligations under the Notes and our other indebtedness.

Our ability to make scheduled cash payments on and to refinance our indebtedness, including the Notes, as well as to fund planned capital expenditures will depend on our ability to generate significant operating cash flow in the future, which, to a significant extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not be able to maintain a sufficient level of cash flow from operating activities to permit us to pay the principal, premium, if any, and interest on the Notes or our other indebtedness.

Our level of debt, together with the covenants included in the agreements governing such indebtedness, among other things:

•	requires us to dedicate a significant portion of our cash flow from operations to servicing and repayment of debt;

•	reduces funds available for strategic initiatives and opportunities, dividends, share repurchases, working capital and other general corporate needs;

•

limits our ability to incur certain kinds or amounts of additional indebtedness, which could restrict our flexibility to react to changes in our business, industry and economic conditions and increase borrowing costs;

•	creates competitive disadvantages relative to other companies with lower debt levels; and

•	increases our vulnerability to the impact of adverse economic and industry conditions.

In addition, our credit ratings will impact the cost and availability of future borrowings and, accordingly, our cost of capital. Downgrades in our ratings could adversely affect our businesses, cash flows, financial condition, operating results and share and debt prices, as well as our obligations with respect to our capital efficient inventory acquisitions.

We may be able to incur substantially more debt. This could exacerbate further the risks associated with our leverage.

We may incur substantial additional indebtedness in the future, including secured indebtedness. As of March 31, 2020, we had approximately $4,770 million of total gross indebtedness outstanding, including $1,496 million of gross secured indebtedness (excluding (i) $3 million of outstanding letters of credit under the Corporate Credit Facility and (ii) non-recourse, securitized debt, including any borrowings under our Warehouse Credit Facility), and an additional $0 million available for borrowing under the Revolving Credit Facility (after giving effect to $3 million of outstanding letters of credit). In the future, we could increase the amount available for borrowing under the Corporate Credit Facility by up to an amount equal to (i) the greater of $750 million and 100% of our Consolidated EBITDA (as defined in the credit agreement governing the Corporate Credit Facility) plus (ii) voluntary prepayments of loans and voluntary permanent commitment reductions under the Corporate Credit Facility and certain other reductions of debt plus (iii) additional amounts as long as the incurrence of such additional amounts would not exceed certain leverage ratios, in each case subject to securing additional commitments and certain other conditions.

Although the Indenture, the indentures that govern the Existing Notes and the credit agreement that governs the Corporate Credit Facility limit our ability and the ability of our present and future subsidiaries to incur additional indebtedness, the terms of such agreements and instruments permit us to incur significant additional indebtedness. In addition, the Indenture allows us to issue additional notes under certain circumstances, which will also be guaranteed by the guarantors that guarantee the Notes and such other indebtedness. Furthermore, such agreements and instruments will not prohibit us from incurring obligations that do not constitute indebtedness as defined therein. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial indebtedness described above, including our potential inability to service our debt, will increase.

Repayment of the Issuer’s debt, including the Notes, is dependent on cash flow generated by the Issuer’s subsidiaries.

A significant portion of our assets are owned by, and a significant portion of our operations are conducted by, our subsidiaries, including subsidiaries of the Issuer. Accordingly, repayment of the Issuer’s indebtedness, including the Notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to the Issuer, by dividend, debt repayment or otherwise. Unless they are guarantors of the Notes, these subsidiaries do not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable the Issuer to make payments in respect of its indebtedness, including the Notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit the Issuer’s ability to obtain cash from such subsidiaries. In the event that the Issuer does not receive distributions from its subsidiaries or payments from our other subsidiaries, the Issuer may be unable to make required principal and interest payments on its indebtedness, including the Notes.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under the Corporate Credit Facility are at variable rates of interest and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all loans are fully drawn, each quarter point change in interest rates would result in a $4 million change in annual interest expense on our indebtedness under the Corporate Credit Facility. We have entered into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to hedge a portion of the interest rate risk associated with term loan borrowings under the Corporate Credit Facility, as well as an interest rate collar to further reduce such risk. We may enter into such or other instruments to reduce our exposure to interest rate volatility under the Corporate Credit Facility or other variable rate indebtedness in the future. However, we may not maintain interest rate swaps, collars or similar instruments with respect to all of our variable rate indebtedness, and any swaps, collars or similar instruments we enter into may not fully mitigate our interest rate risk.

The Notes are effectively subordinated to any secured indebtedness of the Issuer or the Guarantors to the extent of the value of the property securing that indebtedness.

The Notes are not secured by any of the Issuer’s or the guarantors’ assets. As a result, the Notes and the guarantees are effectively subordinated to any of the Issuer’s and the guarantors’ secured indebtedness, including the Corporate Credit Facility and the 2025 Secured Notes, with respect to the assets that secure that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of future secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of the Issuer or the guarantors, the proceeds from the sale of assets securing such secured indebtedness will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been paid in full. As a result, the holders of the Notes may receive less, ratably, than the holders of secured debt in the event of the Issuer’s or the guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.

Claims of holders of the Notes will be structurally subordinated to claims of creditors of the Issuer’s subsidiaries that are not guarantors of the Notes.

The Notes are not guaranteed by all of the Issuer’s subsidiaries. In addition, in the future, a guarantor may be released from its guarantee of the Notes under certain circumstances, including if such guarantor no longer guarantees a credit facility or capital markets debt securities of the Issuer or any guarantor. See “Description of Notes—Note Guarantees.”

Claims of holders of the Notes will be structurally subordinated to the claims of creditors of these non-guarantors, including trade creditors. All obligations of these non-guarantors will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to the Issuer or its creditors, including the holders of the Notes.

For the quarter ended March 31, 2020, our non-guarantor subsidiaries represented 25% of our revenue and (13)% of our loss before income taxes and non-controlling interests. For the fiscal year ended December 31,

2019, our non-guarantor subsidiaries represented 23% of our revenue and 109% of our income before income taxes and non-controlling interests. As of March 31, 2020, our non-guarantor subsidiaries represented 31% of our total assets and had $2,458 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing the Issuer’s indebtedness, including a default under the credit agreement governing the Corporate Credit Facility or our other indentures, that is not waived by the required holders of such indebtedness, and the remedies sought by the holders of such indebtedness, could prevent the Issuer from paying principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If the Issuer is unable to generate sufficient cash flow and is otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on its indebtedness, or if it otherwise fails to comply with the various covenants, including financial and operating covenants in the instruments governing its indebtedness, it could be in default under the terms of the agreements governing such indebtedness. In the event of such default,

•

the holders of such indebtedness may be able to cause all available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under the Corporate Credit Facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under the Corporate Credit Facility to avoid being in default. If we breach our covenants under the Corporate Credit Facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the Corporate Credit Facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

If you do not exchange your Original Notes for New Notes, you will continue to have restrictions on your ability to resell them.

The Original Notes were not issued in a transaction registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your Original Notes for New Notes pursuant to the Exchange Offer, you will not be able to resell, offer to resell or otherwise transfer the Original Notes unless such offer or sale is registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

In addition, upon consummation of the Exchange Offer, the aggregate principal amount of Original Notes will be reduced by the amount of Original Notes exchanged. Securities with a smaller outstanding principal amount available for trading, or float, generally command a lower price than do comparable securities with a greater float. Therefore, the market price for Original Notes that are not submitted for exchange or not accepted by us may be adversely affected. A reduced float may also make the trading prices of any Original Notes that are not exchanged more volatile.

An active trading market for the Notes may not develop or be maintained.

There is currently no established trading market for the Notes. We do not intend to apply for listing of the New Notes on any securities exchange or for quotation on any automated dealer quotation system. Accordingly, an active trading market for the New Notes may not develop or be maintained. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell the Notes. Future trading prices of the New Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Notes and the markets for similar securities. Any trading market that develops may be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the Notes;

•	the outstanding amount of the Notes;

•	the terms related to optional redemption of the Notes; and

•	the level, direction and volatility of market interest rates generally.

Even if an active trading market for the New Notes does develop, it may not continue. Further, any market that may develop for such Notes may not be liquid, you may not be able to sell such Notes and the price at which you will be able to sell such Notes may be reduced.

The trading price and the liquidity of the Notes may be volatile and can be directly affected by many factors, including our credit ratings.

The trading price of the Notes could be subject to significant fluctuation in response to, among other factors, changes in our operating results, interest rates, the market for non-investment grade securities, general economic conditions and securities analysts’ recommendations, if any, regarding our securities.

The Notes may be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates the Notes may lower the rating or decide not to rate the Notes in its sole discretion. The ratings of the Notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating agency that rates the Notes could have an adverse effect on the trading prices or liquidity of the Notes.

The Issuer may choose to redeem the Notes prior to maturity.

The Issuer may redeem some or all of the Notes at any time. See “Description of Notes—Optional Redemption.”

An increase in market interest rates could result in a decrease in the value of the Notes.

In general, as market interest rates rise, debt bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Notes and market interest rates increase, the market values of your Notes may decline.

Certain change of control events that affect the market price of the Notes may not give rise to any obligation to repurchase the Notes.

Legal uncertainty regarding what constitutes a change of control and the provisions of the Indenture may allow us to enter into transactions, such as acquisitions, refinancing or recapitalizations, that would not constitute a “Change of Control” under the Indenture but may increase its outstanding indebtedness or otherwise affect its ability to satisfy obligations under the Notes. The definition of change of control for purposes of the Notes includes a phrase relating to the transfer of “all or substantially all” of our property. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require the Issuer to repurchase the Notes as a result of a transfer of less than all of our property to another person may be uncertain.

The Issuer may not be able to repurchase all of the Notes upon a change of control, which would result in a default under the Notes.

The Issuer will be required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof upon the occurrence of a “Change of Control” as provided in the Indenture. The indentures that govern the Existing Notes contain similar requirements. The occurrence of a change of control may cause an event of default under the Corporate Credit Facility and therefore could cause the Issuer to have to repay amounts outstanding thereunder, and any financing arrangements the Issuer may enter into in the future may also require repayment of amounts outstanding in the event of a change of control and therefore limit the Issuer’s ability to fund the repurchase of the Notes pursuant to the change of control repurchase offer. The Issuer may not have sufficient funds, or be able to arrange for additional financing, at the time of the change of control to make the required repurchase of the Notes. If the Issuer has insufficient funds to repurchase all of the Notes and, to the extent applicable, the Existing Notes that holders tender for purchase pursuant to the change of control repurchase offers, and the Issuer is unable to raise additional capital, an event of default would occur under the Indenture and the indentures that govern the Existing Notes. An event of default could cause any other debt that the Issuer may have at that time to become automatically due, further exacerbating its financial condition and diminishing the value and liquidity of the Notes. Additional capital may not be available to the Issuer on acceptable terms or at all. See “Description of Notes—Repurchase at the Option of Holders Upon a Change of Control.”

U.S. federal and state fraudulent transfer laws may permit a court to void the Notes and/or the guarantees of the Notes, and if that occurs, you may not receive any payments on the Notes.

U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and the incurrence of the guarantees of the Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if the Issuer or any of the guarantors, as applicable, (a) issued the Notes or incurred the guarantee with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring the guarantee and, in the case of (b) only, one of the following is also true at the time thereof:

•	the Issuer or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of the guarantee;

•	the issuance of the Notes or the incurrence of the guarantee left the Issuer or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on its business;

•	the Issuer or any of the guarantors intended to, or believed that the Issuer or such guarantor would, incur debts beyond its or such guarantor’s ability to pay as they mature; or

•

the Issuer or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against it or the guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that the Issuer or any of the guarantors did not receive reasonably equivalent value or fair consideration for issuing the Notes or incurring its guarantee to the extent the Issuer or such guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the Notes or the incurrence of such guarantee.

The Issuer cannot be certain as to the standards a court would use to determine whether or not the Issuer or any of the guarantors of the Notes were insolvent at the relevant time or, regardless of the standard that a court uses, whether the Notes or the guarantees of the Notes would be subordinated to the Issuer’s or any of such guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the Notes or the incurrence of a guarantee of the Notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or that guarantee, subordinate the Notes or that guarantee to presently existing and future indebtedness of the applicable obligor or require the holders of the Notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred with respect to the Notes or the guarantees thereof, you may not receive any repayment on the Notes or the guarantees thereof.

Further, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Notes to other claims against the Issuer under the principle of equitable subordination if the court determines that (1) the holder of Notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to the Issuer’s other creditors or conferred an unfair advantage upon the holders of Notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Many of the covenants in the Indenture will not apply during any period in which the Notes are rated investment grade by both Moody’s and Standard & Poor’s.

Many of the covenants in the Indenture will not apply during any period in which the Notes are rated investment grade by both Moody’s and Standard & Poor’s, provided at such time no default or event of default has occurred and is continuing. The covenants that will not apply during such period include covenants that will restrict, among other things, our ability to incur or guarantee debt, to pay dividends or make other restricted payments, to sell assets, to enter into affiliate transactions and to enter into certain other transactions. The Notes may never be rated investment grade, or if they are rated investment grade, they may not maintain these ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the Indenture. See the section entitled “Description of Notes—Certain Covenants—Covenant Suspension.”

The Exchange Offer may be cancelled or delayed.

We have reserved the right to terminate or withdraw the Exchange Offer, including solely in respect of the Original Notes, in our sole discretion at any time and for any reason, subject to applicable law. Therefore, even if you properly submit a letter of instruction prior to the expiration date and otherwise comply with the terms and conditions of the Exchange Offer, the Exchange Offer may not be consummated. Because of adjustments or other logistical challenges in exchanging original Notes for New Notes, among other things, the settlement of the Exchange Offer may be delayed. Accordingly, you may have to wait longer than expected to receive your New Notes, during which time you will not be able to effect transfers of your Original Notes or New Notes you are to receive in the Exchange Offer.

You must comply with the Exchange Offer procedures in order to receive freely tradable New Notes.

Delivery of New Notes in exchange for Original Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only if such tenders comply with the Exchange Offer procedures described herein, including the timely receipt by the applicable Exchange Agent of book-entry transfer of Original Notes into such Exchange Agent’s account at DTC (as defined below), as depositary, including an agent’s message (as defined herein). We are not required to notify you of defects or irregularities in tenders of Original Notes for exchange.

Some holders who exchange their Original Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Original Notes in the Exchange Offer for the purpose of participating in a distribution of the Original Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

SELECTED HISTORICAL FINANCIAL DATA

The following table presents our selected historical financial data, which was derived from our last five fiscal years of consolidated financial statements and related notes.

The selected historical financial data as of and for each of the quarters ended March 31, 2020 and March 31, 2019 are derived from MVW’s unaudited consolidated financial statements included in MVW’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference in this prospectus. The selected historical financial data as of December 31, 2019 and December 31, 2018 and for each of the fiscal years ended December 31, 2019, December 31, 2018 and December 30, 2017 is derived from our audited consolidated financial statements included in our 2019 Annual Report, which is incorporated by reference in this prospectus. The selected historical financial data included in the table below as of and for each of the fiscal years ended December 30, 2016 and January 1, 2016 and as of the fiscal year ended December 30, 2016 is derived from our audited consolidated financial statements for such years, which have not been incorporated by reference into this prospectus. The information contained in the table below for fiscal years 2017, 2016 and 2015 has been adjusted to recast certain prior period financial information to reflect our retrospective adoption of ASC 606, effective January 1, 2018, the first day of our 2018 fiscal year. See Note 2 “Summary of Significant Accounting Policies” to our audited consolidated financial statements for the year ended December 31, 2019, included in our 2019 Annual Report, which is incorporated by reference in this prospectus, for additional information on ASC 606.

Historical results set forth in this section reflect operations of ILG and its consolidated subsidiaries since September 1, 2018, the date of completion of the ILG Acquisition, but not for prior periods. Historical results are not necessarily indicative of the results that may be expected for any future period or any future date. This selected historical financial data should be read in conjunction with our 2019 Annual Report, which is incorporated by reference in this prospectus.

	Fiscal Years(1)					Quarter Ended March 31,
($ in millions)	2019	2018(2)	2017(3)	2016(3)	2015(3)	2020	2019(4)
Consolidated Income Statement Data(1)
Revenues	$4,355	$2,968	$2,183	$2,000	$2,067	$1,010	$1,034
Revenues, net of total expenses	458	267	246	200	225	(50)	91
Net income attributable to common shareholders	138	55	235	122	127	(106)	24
Per Share Data
Basic earnings per share attributable to common shareholders	$3.13	$1.64	$8.70	$4.37	$4.04	$(2.56)	$0.52
Diluted earnings per share attributable to common shareholders	3.09	1.61	8.49	4.29	3.95	(2.56)	0.51
Cash dividends declared per share	1.89	1.65	1.45	1.25	1.05	0.54	0.45
Consolidated Balance Sheet Data (as of end of period)
Total assets	$9,214	$9,018	$2,845	$2,320	$2,351	$9,432	$9,214
Securitized debt, net(5)	1,871	1,714	835	729	676	1,926	1,871
Debt, net(5)	2,216	2,104	260	8	3	2,778	2,216
Mandatorily redeemable preferred stock of consolidated subsidiary, net	—	—	—	—	39	—	—
Total liabilities	6,183	5,552	1,804	1,425	1,372	6,660	6,183
Total equity	3,019	3,461	1,041	895	979	2,772	3,031
Noncontrolling interests	12	5	—	—	—	13	12
Operating Statistics
Vacation Ownership
Consolidated contract sales(6)	$1,524	$1,073	$826	$741	$719	$306	$354
Exchange & Third-Party Management
Total active members at end of period (in thousands)(7)	1,670	1,802	—	—	—	1,636	1,694

(1)

In 2017, we changed our financial reporting cycle to a calendar year-end reporting cycle. All fiscal years presented before 2017 included 52 weeks. Our 2017, 2016 and 2015 fiscal years were composed of 366 days, 364 days and 364 days, respectively.

(2)

Data presented has been reclassified to conform to our 2019 financial statement presentation. See Note 1 “Basis of Presentation” to our audited consolidated financial statements included in our 2019 Annual Report, which is incorporated by reference in this prospectus, for further information on these reclassifications.

(3)

Data presented has been adjusted to recast certain prior period financial information to reflect our retrospective adoption of ASC 606, effective January 1, 2018, the first day of our 2018 fiscal year.

(4)	Data presented has been reclassified to conform to our financial statement presentation for the quarter ended March 31, 2020.
(5)	Net of unamortized debt discount and issuance costs.
(6)

Consolidated contract sales consist of the total amount of vacation ownership product sales under contract signed during the period where we have received a down payment of typically at least ten percent of the contract price, reduced by actual rescissions during the period, inclusive of contracts associated with sales of vacation ownership products on behalf of third parties, which we refer to as “resales contract sales.” In circumstances where a customer applies any or all of their existing ownership interests as part of the purchase price for additional interests, we include only the incremental value purchased as contract sales. Contract sales differ from revenues from the sale of vacation ownership products that we report in our income statements due to the requirements for revenue recognition described in Note 2, “Summary of Significant Accounting Policies,” accompanying our audited consolidated financial statements included in our 2019 Annual Report, which is incorporated by reference in this prospectus. We consider contract sales to be an important operating measure because it reflects the pace of sales in our business. Consolidated contract sales do not include contract sales from unconsolidated joint ventures.

(7)	Total active members represents the number of Interval International network active members at the end of the applicable period.

THE EXCHANGE OFFER

Terms of the Exchange Offer

General. We issued the Original Notes on October 1, 2019 in a transaction exempt from the registration requirements of the Securities Act.

In connection with the sale of the Original Notes, holders of the Original Notes became entitled to the benefits of the registration rights agreement, dated October 1, 2019, among the Issuer, the Guarantors and the initial purchasers.

Under the registration rights agreement, we became obligated to file a registration statement in connection with the Exchange Offer, to use our reasonable best efforts to have the Exchange Offer registration statement declared effective and to use our reasonable best efforts to exchange New Notes for the Original Notes tendered prior thereto within 365 days following October 1, 2019. The Exchange Offer being made by this prospectus, if consummated within the required time period, will satisfy our obligations under the registration rights agreements. This prospectus, together with the letter of instruction, is being sent to all beneficial holders of Original Notes known to us.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of instruction, we will accept for exchange all Original Notes properly tendered and not withdrawn on or prior to the expiration date. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Original Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer.

Based on no-action letters issued by the staff of the SEC to third parties, we believe that holders of the New Notes issued in exchange for Original Notes may offer for resale, resell and otherwise transfer the New Notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as the New Notes are acquired in the ordinary course of the holders’ business, the holder has no arrangement or understanding with any person to participate in the distribution of the New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. A broker-dealer that acquired Original Notes directly from us cannot exchange the Original Notes in the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See “Plan of Distribution” for additional information.

We shall be deemed to have accepted validly tendered Original Notes when, as and if we have given written notice of the acceptance of such Notes to the Exchange Agent.

If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under “—Conditions” without waiver by us, any such unaccepted Original Notes will be returned, without expense, to the tendering holder of any such Original Notes as promptly as practicable after the expiration date.

Holders of Original Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of instruction, transfer taxes with respect to the exchange of Original Notes, pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the Exchange Offer.

Expiration Date; Extensions; Amendment. We will keep the Exchange Offer open for not less than 20 business days, or longer if required by applicable law. The term “expiration date” means the expiration date set forth on the cover page of this prospectus, unless we extend the Exchange Offer, in which case the term “expiration date” when used with respect to the Exchange Offer means the latest date to which the Exchange Offer is extended.

In order to extend the expiration date of the Exchange Offer, we will notify the Exchange Agent of any extension by oral or written notice and issue a public announcement of the extension prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right:

(a)

to delay accepting any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept Original Notes not previously accepted if any of the conditions set forth under “—Conditions” shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving oral or written notice of such delay, extension or termination to the Exchange Agent; or

(b)

to amend the terms of the Exchange Offer in any manner deemed by us to be advantageous to the holders of the Original Notes. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we promptly will disclose such amendment in a manner reasonably calculated to inform the holders of the Original Notes of such amendment. Depending upon the significance of the amendment, we may extend the Exchange Offer if it otherwise would expire during such extension period.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the Exchange Offer, we will not be obligated to publish, advertise, or otherwise communicate any such announcement, other than by making a timely release to an appropriate news agency.

Procedures for Tendering

To tender in the Exchange Offer, a holder must effect a book-entry transfer of Original Notes to be tendered in the Exchange Offer into the account of the Exchange Agent at The Depository Trust Company (“DTC”) by electronically transmitting its acceptance of the Exchange Offer through the Automated Tender Offer Program (“ATOP”) maintained by DTC, and delivering to the Exchange Agent any other required documents. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. To be validly tendered, confirmation of such book-entry transfer and such other required documents must reach the exchange agent before 5:00 p.m., New York City time, on the expiration date. Holders desiring to tender Original Notes pursuant to ATOP must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC. Except as otherwise provided in this prospectus, delivery of Original Notes will be deemed made only when the agent’s message is actually received by the Exchange Agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the Exchange Agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Original Notes that such participant has received and agrees to be bound by the terms of the letter of instruction and that we may enforce such agreement against such participant.

The tender by a holder of Original Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of instruction.

Although delivery of the Original Notes may be effected through book-entry transfer into the Exchange Agent’s account at DTC and delivery of an agent’s message to the Exchange Agent, delivery of all other required documents (if any) must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

The method of delivery of the required documents other than the Original Notes (if any) to the Exchange Agent is at the election and risk of the holders. In all cases, sufficient time should be allowed to assure timely delivery to the Exchange Agent before 5:00 p.m., New York City time, on the expiration date. No Original Notes or other documents should be sent to us.

There will be no fixed record date for determining registered holders of Original Notes entitled to participate in the Exchange Offer.

Any beneficial holder whose Original Notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf and comply with the ATOP procedures for book-entry transfer described below on or prior to the expiration date.

All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered Original Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes our acceptance of which, in the opinion of our counsel, would be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the letter of instruction, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as we shall determine. None of us, the Exchange Agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Original Notes, unless otherwise provided in the letter of instruction, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion to:

(a)

purchase or make offers for any Original Notes that remain outstanding subsequent to the expiration date or, as set forth under “—Conditions,” to terminate the Exchange Offer in accordance with the terms of the registration rights agreement; and

(b)

to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

By tendering, each holder will represent to us that, among other things,

(a)	the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of such holder or other person;

(b)	neither such holder nor such other person is engaged in or intends to engage in a distribution of the New Notes;

(c)	neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such New Notes; and

(d)

such holder or other person is not an “affiliate,” as defined under Rule 405 of the Securities Act, of the Issuer or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

We understand that the Exchange Agent will make a request promptly after the date of this prospectus to establish an account with respect to the Original Notes, at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment of such account, any financial institution that is a participant in DTC’s system may make book-entry delivery of Original Notes by causing DTC to transfer such Original Notes into the Exchange Agent’s account with respect to the Original Notes in accordance with the ATOP procedures for such transfer. Although delivery of the Original Notes may be effected through book-entry transfer into the Exchange Agent’s account at DTC and delivery of an agent’s message to such Exchange Agent, all other required documents (if any) must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the expiration date.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. However, if the expiration date has been extended, tenders of Original Notes previously accepted for exchange as of the original expiration date may not be withdrawn.

To withdraw a tender of Original Notes in the Exchange Offer, you must comply with DTC’s procedures for withdrawal of tenders. Sufficient time should be allowed for completion of the ATOP withdrawal procedures during the normal business hours of DTC. A withdrawal may be effected by a properly submitted “Request Message” through ATOP, which must:

•	specify the name of the DTC participant whose name appears on the security position listing as the owner of such tendered Original Notes;

•	contain a description of the Original Notes to be withdrawn, including the principal amount; and

•	be signed by such DTC participant in the same manner as the participant’s name is listed in the agent’s message.

Conditions

Notwithstanding any other term of the Exchange Offer, we will not be required to accept any Original Notes for exchange, or exchange any New Notes for any Original Notes, and may terminate or amend the Exchange Offer before the expiration date, if the Exchange Offer violates any applicable law or interpretation by the staff of the SEC. In addition, we will not be obligated to accept for exchange the Original Notes of any holder that has not made to us the representations described under “—Terms of the Exchange Offer—Procedures for Tendering” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the New Notes under the Securities Act.

If we determine in our reasonable discretion that any of the foregoing conditions exist, we may:

(1)	refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders;

(2)

extend the Exchange Offer and retain all Original Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders who tendered such Original Notes to withdraw their tendered Original Notes; or

(3)

waive such condition, if permissible, with respect to the Exchange Offer and accept all properly tendered Original Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the Exchange Offer as required by applicable law.

Notes Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for the Notes. Any requests for assistance or for additional copies of this prospectus, related materials or documents required in connection with surrenders of Original Notes for conversion should be directed to The Bank of New York Mellon Trust Company, N.A. addressed as follows:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Tiffany Castor

Tel: 315-414-3034

Facsimile: : 732-667-9408

Email: CT_REORG_UNIT_INQUIRIES@bnymellon.com

Fees and Expenses

We have agreed to bear the expenses of the Exchange Offer pursuant to the registration rights agreement. We have not retained any dealer manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. We, however, will pay the exchange agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection with providing such services.

The cash expenses to be incurred in connection with the Exchange Offer will be paid by us. Such expenses include fees and expenses of the Exchange Agent, accounting and legal fees and printing costs, among others.

Accounting Treatment

The New Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. Certain expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Original Notes will be amortized over the term of the Notes in accordance with the applicable accounting framework.

Consequences of Failure to Exchange

Holders of Original Notes who are eligible to participate in the Exchange Offer but who do not tender their Original Notes will not have any further registration rights, and their Original Notes will continue to be subject to restrictions on transfer. Accordingly, such Original Notes may be resold only:

•	to us, upon redemption of such Original Notes or otherwise,

•

so long as the Original Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A,

•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act,

•

in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us, or

•	under an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

Regulatory Approvals

We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the Exchange Offer, other than the effectiveness of the Exchange Offer registration statement under the Securities Act.

Other

Participation in the Exchange Offer is voluntary and holders of Original Notes should carefully consider whether to accept the terms and condition of the Exchange Offer. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decision on what action to take with respect to the Exchange Offer.

DESCRIPTION OF NOTES

This description of notes relates to the 4.750% senior notes due 2028 (the “New Notes”), to be issued by Marriott Ownership Resorts, Inc. (the “Issuer”) in exchange for $350,000,000 aggregate principal amount of 4.750% Senior Notes due 2028 (the “Original Notes” and, together with the New Notes and any additional notes, the “Notes”), issued by the Issuer pursuant to an indenture, dated as of October 1, 2019, by and among the Issuer, Marriott Vacations Worldwide Corporation, the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), relating to the Notes (as supplemented, the “Indenture”). Interest on each Note will accrue from the last interest payment date on which interest was paid on the tendered Original Note in exchange therefor or, if no interest has been paid on such Original Note, from the first date Original Notes of such series were issued. Any Original Note that remains outstanding after completion of the Exchange Offer, together with the Notes, will be treated as a single class of securities under the Indenture.

You can find the definitions of capitalized terms used in this description and not defined elsewhere under the subheading “Definitions.” In this description, the terms “Issuer,” “we,” “us” or “our” refer only to Marriott Ownership Resorts, Inc., a Delaware corporation, and not to any of its Subsidiaries, and the term “Parent Guarantor” refers only to Marriott Vacations Worldwide Corporation, a Delaware corporation, and not to any of its Subsidiaries, except for the purpose of financial data determined on a consolidated basis. In addition, the term “Subsidiary Guarantor” refer to all existing Subsidiaries of the Issuer that Guarantee the Notes and to any future Subsidiaries that guarantee the Notes. The word “Guarantors” refers to the Parent Guarantor and the Subsidiary Guarantors, collectively.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture in its entirety because it, and not this description, defines your rights as a holder of the Notes. Copies of the Indenture are available without charge upon request to the Issuer at the address indicated under “Where You Can Find More Information.”

Principal, Maturity and Interest

On the Issue Date, we issued $350.0 million in aggregate principal amount of Original Notes under the Indenture and, subject to compliance with the covenant described under “—Certain Covenants—Limitation on Debt,” we can issue an unlimited amount of additional Notes at later dates. Any additional Notes that we may issue in the future will have identical terms and conditions as the New Notes offered hereby, except that any additional Notes issued in the future will have different issue prices, issue dates, first interest payment dates and first dates from which interest will accrue; provided that any additional Notes that are not fungible with the Notes for U.S. federal income tax purposes will be issued with a separate CUSIP number and ISIN from the Notes. Any additional Notes will be part of the same issue as the New Notes that we are currently offering and will vote on all matters with the Notes. We will issue Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on January 15, 2028.

Interest on the Notes accrues at a rate of 4.750% per annum. Interest on the Notes is payable semi-annually in arrears on March 15 and September 15, commencing, in respect of the New Notes, on September 15, 2020. We will pay interest to those persons who were holders of record on the March 1 or September 1 immediately preceding each interest payment date.

Interest on the New Notes will accrue from the last interest payment date on which interest was paid or duly provided for on the Original Notes surrendered in exchange therefor. The holders of the Original Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Original Notes from the last interest payment date on which interest was paid or duly provided for on such Original Notes to the date of issuance of the New Notes. Interest on the Original Notes accepted for exchange will cease to accrue upon issuance of the New Notes. Interest is payable on the Notes that are New Notes beginning with the first interest payment date following the consummation of the exchange offer. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes are denominated in U.S. Dollars and all payments of principal and interest thereon will be paid in U.S. Dollars.

Ranking

The Notes are the senior unsecured obligations of the Issuer and are guaranteed by the Parent Guarantor and each of its Restricted Subsidiaries that is required to provide a guarantee or that is a borrower under the Credit Agreement. The Notes rank equally with all senior unsecured Debt of the Parent Guarantor and the Guarantors but are effectively subordinated to all secured Debt, including our obligations under the Credit Agreement and the 2025 Secured Notes, to the extent of the value of the assets securing such Debt. Certain of the Parent Guarantor’s Subsidiaries do not and will not guarantee the Notes, including any Securitization Subsidiary or Foreign Subsidiary. Claims of creditors of non-Guarantor Subsidiaries, including trade creditors, and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those Subsidiaries, generally are structurally senior with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Parent Guarantor, the Issuer or the Subsidiary Guarantors, including holders of the Notes. The Notes and each Note Guarantee are therefore structurally subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Parent Guarantor (other than the Issuer or the Subsidiary Guarantors).

As of March 31, 2020:

•	we had approximately $4,770 million of total gross indebtedness (including the Notes);

•

of our total indebtedness, we had approximately $1,496 million of gross secured indebtedness (excluding (i) $3 million of outstanding letters of credit under the Credit Agreement and (ii) non-recourse, securitized debt, including any borrowings under the MVW Warehouse Credit Facility) to which the Notes are effectively subordinated; and

•	we had commitments available to be borrowed under the Corporate Credit Facility of $0 million (after giving effect to $3 million of outstanding letters of credit).

Although the Indenture limits the Incurrence of Debt by the Parent Guarantor and its Restricted Subsidiaries, this limitation is subject to a number of significant exceptions. The Parent Guarantor and its Restricted Subsidiaries may Incur a substantial amount of additional Debt, and a significant portion of such Debt may be secured Debt. Moreover, the Indenture does not impose any limitation on the Incurrence by the Parent Guarantor and its Restricted Subsidiaries of liabilities that are not considered Debt under the indenture.

Optional Redemption

Except as set forth in the next two paragraphs, the Notes are not redeemable at the option of the Issuer prior to September 15, 2022.

On or after September 15, 2022, the Issuer may, at its option, redeem all or any portion of the Notes, on any one or more occasions, upon not less than 30 days’ nor more than 60 days’ prior notice. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on September 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2022	102.375%
2023	101.188%
2024 and thereafter	100.000%

At any time and from time to time, prior to September 15, 2022, the Issuer may, on any one or more occasions, redeem up to a maximum of 40% of the original aggregate principal amount of the Notes (including additional Notes, if any) with the Net Cash Proceeds of one or more Equity Offerings, at a redemption price equal to 104.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that immediately after giving effect to any such redemption, at least 50% of the original aggregate principal amount of Notes (including additional Notes, if any) remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 and no more than 60 days’ prior notice.

In addition, the Issuer may choose to redeem all or any portion of the Notes, on any one or more occasions, prior to September 15, 2022, upon not less than 30 days’ nor more than 60 days’ prior notice, at a redemption price equal to the sum of:

(a)	100% of the principal amount of the Notes to be redeemed, plus

(b)	the Applicable Premium,

plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any notice to holders of Notes of such a redemption shall set forth the manner of the calculation of the redemption price, but need not set forth the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers’ Certificate delivered to the trustee no later than two Business Days prior to the redemption date.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date; provided that if the Notes are in global form, such accrued and unpaid interest shall be paid in accordance with the applicable procedures of DTC. In the case of any partial redemption, the Notes will be selected for redemption, with respect to global notes, in accordance with the applicable procedures of DTC and, with respect to certificated Notes, by lot, pro rata or by such method as the trustee shall deem fair and appropriate; provided that no Note of $2,000 in principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. Upon the request of the Issuer, a new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

Any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of an Equity Offering, an Incurrence of Debt or other corporate transaction.

Mandatory Redemption; Sinking Fund; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase the Notes as described under “—Repurchase at the Option of Holders Upon a Change of Control” and “Certain Covenants—Limitation on Asset Sales.”

The Issuer and its affiliates may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Note Guarantees

The obligations of the Issuer under the Indenture and the Notes, including any repurchase obligation resulting from a Change of Control, are unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by the Parent Guarantor and each Restricted Subsidiary of the Parent Guarantor that guarantees or is a borrower under the Issuer’s existing credit agreement. If any Restricted Subsidiary (other than any Securitization Subsidiary or Foreign Subsidiary) that is a Wholly Owned Subsidiary of the Parent Guarantor (and any Domestic Subsidiary that is a non-Wholly Owned Subsidiary of the Parent Guarantor if such non-Wholly Owned Subsidiary guarantees other capital markets debt securities of the Issuer or a Guarantor) becomes a borrower or guarantor under any Credit Facility or other capital markets debt securities of the Issuer or any Guarantor after the Issue Date, such Restricted Subsidiary must provide a Note Guarantee.

Not all of the Parent Guarantor’s subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries must pay the holders of their debts and their trade creditors in full before they will be permitted to distribute any of their assets to the Issuer or another Guarantor.

For the quarter ended March 31, 2020, our non-guarantor subsidiaries represented 25% of our revenue and (13)% of our loss before income taxes and non-controlling interests. For the fiscal year ended December 31, 2019, our non-guarantor subsidiaries represented 23% of our revenue and 109% of our income before income taxes and non-controlling interests. As of March 31, 2020, our non-guarantor subsidiaries represented 31% of our total assets and had $2,458 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

Each Note Guarantee is limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risks Relating to Our Indebtedness, the Exchange Offer and the New Notes—U.S. federal and state fraudulent transfer laws may permit a court to void the Notes and/or the guarantees of the Notes, and if that occurs, you may not receive any payments on the Notes.”

The Note Guarantee of a Subsidiary Guarantor will terminate, and the Note Guarantee will be automatically and unconditionally released and discharged, upon:

(1) a sale or other disposition (including by way of consolidation or merger) of Capital Stock of the Subsidiary Guarantor following which such Subsidiary Guarantor ceases to be a Subsidiary or the sale or disposition of all or substantially all the properties and assets of the Subsidiary Guarantor (other than to the Issuer or a Guarantor) otherwise permitted by the Indenture;

(2) the release or discharge of such Subsidiary Guarantor’s obligations under the Credit Agreement and any other Credit Facility and such Subsidiary Guarantor’s guarantee in respect of other capital markets debt securities of the Issuer or any Guarantor, as applicable, that resulted in the creation of such Note Guarantee other than, in each case, a release or discharge through payment thereon;

(3) the designation in accordance with the Indenture of the Subsidiary Guarantor as an Unrestricted Subsidiary; or

(4) defeasance or discharge of the Notes, as provided in “—Defeasance and Discharge.”

The Note Guarantee of Parent Guarantor will terminate, and the Note Guarantee will be automatically and unconditionally released and discharged, upon defeasance or discharge of the Notes, as provided in “—Defeasance and Discharge.”

Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of Notes will have the right to require us to repurchase all or any part of that holder’s Notes pursuant to the offer described below (the “Change of Control

Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, the Issuer shall send or cause to be sent by first-class mail (or electronic transmission in the case of Notes held in book-entry form), with a copy to the Trustee, to each holder of Notes, at such holder’s address appearing in the security register, a notice stating (as applicable):

(1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant described herein under “—Repurchase at the Option of Holders Upon a Change of Control” and that all Notes properly tendered will be accepted for repurchase;

(2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Purchase Date”);

(3) if such notice is delivered prior to the occurrence of a Change of Control, that the Change of Control Offer is conditioned upon the occurrence of such Change of Control and setting forth a brief description of the definitive agreement for the Change of Control; and

(4) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

We will not be required to make a Change of Control Offer if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture to redeem all of the Notes, as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance. If holders of not less than 90% in aggregate principal amount of outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer shall have the right, upon not less than 30 nor more than 60 days’ prior written notice, given not more than 30 days following the Change of Control Purchase Date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the covenants described below, we could, in the future, enter into transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture but that could increase the amount of Debt outstanding at such time or otherwise affect our capital structure or credit ratings.

The definition of “Change of Control” includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” of our assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if we dispose of less than all of our assets by any of the means described above, the ability of a holder of Notes to require us to repurchase its Notes may be uncertain.

The Credit Agreement restricts us in certain circumstances from purchasing any Notes prior to maturity of the Notes and also provides that the occurrence of some of the events that would constitute a Change of Control would constitute a default under the Credit Agreement. Future Debt of the Issuer may contain prohibitions of certain events that would constitute a Change of Control or require that future Debt be repurchased upon a Change of Control. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase Notes in connection with a Change of Control would result in a default under the Indenture. Any such default would, in turn, constitute a default under the Credit Agreement, and may constitute a default under any of our other current or future Debt as well.

Our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of that Change of Control with the written consent of the holders of a majority in principal amount of the Notes. See “—Amendments and Waivers.”

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture.

Covenant Suspension

On and after the first day (such date, the “Suspension Date”) that:

(a) the Notes have Investment Grade Ratings from both Rating Agencies, and

(b) no Default or Event of Default has occurred and is continuing under the Indenture,

the Parent Guarantor and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

•	“—Limitation on Debt”;

•	“—Limitation on Restricted Payments”;

•	“—Limitation on Asset Sales”;

•	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries”;

•	“—Limitation on Transactions with Affiliates”;

•	“—Additional Note Guarantees” (but only with respect to any Person that would be required to become a Guarantor after the date of the commencement of the applicable Suspension Period); and

•	clause (d) of the first paragraph of “—Merger, Consolidation and Sale of Property”

(collectively, the “Suspended Covenants”). In the event that the Parent Guarantor and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing (the date of such ratings withdrawal or downgrade or the occurrence of such Default or Event of Default, the “Reversion Date”), then the Parent Guarantor and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for all periods after that withdrawal, downgrade, Default or Event of Default; provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Parent Guarantor or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.”

The Issuer will give the trustee written notice of any such suspension of covenants and in any event not later than five Business Days after such suspension has occurred. In the absence of such notice, the trustee shall assume that the Suspended Covenants are in full force and effect.

Compliance with the provisions of the covenant described under “—Limitation on Restricted Payments” with respect to Restricted Payments made after the Reversion Date will be calculated in accordance with the terms of that covenant as though that covenant had been in effect during the entire Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” Solely for the purpose of determining the amount of Permitted Liens under the “—Limitation on Liens” covenant during any Suspension Period and without limiting the Parent Guarantor’s or any Restricted Subsidiary’s ability to Incur Debt during any Suspension Period, to the extent that calculations in the “—Limitation on Liens” covenant refer to the “—Limitation on Debt” covenant, such calculations shall be made as though the “—Limitation on Debt” covenant remains in effect during the Suspension Period. On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of the covenant described under “—Limitation on Debt” (to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt would not be permitted to be Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of the covenant described under “—Limitation on Debt,” such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (j) of the second paragraph of the covenant described under “—Limitation on Debt.” For purposes of determining compliance with the covenant described under “—Limitation on Asset Sales,” on the Reversion Date, the Net Available Cash from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero. No Subsidiaries may be designated as Unrestricted Subsidiaries during any Suspension Period.

The Issuer will give the trustee written notice of any occurrence of a Reversion Date not later than five Business Days after such Reversion Date. After any such notice of the occurrence of a Reversion Date, the trustee shall assume that the Suspended Covenants apply and are in full force and effect.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Debt

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt (including Acquired Debt) unless, after giving effect to the application of the proceeds thereof and either:

(1) the Debt is Debt (in each case, including Acquired Debt) of the Parent Guarantor or a Restricted Subsidiary and after giving Pro Forma Effect to the Incurrence of the Debt and the application of the proceeds thereof, the Consolidated Fixed Charges Coverage Ratio would be at least 2.00 to 1.00; provided that the aggregate principal amount of Debt permitted to be Incurred pursuant to this clause (1) by non-Guarantor Restricted Subsidiaries may not exceed, at the time of the Incurrence thereof, the greater of (i) $75.0 million and (ii) 10% of Consolidated EBITDA for the Test Period, or

(2) the Debt is Permitted Debt.

The term “Permitted Debt” is defined to include the following:

(a) Debt of the Issuer or any Guarantor evidenced by the Original Notes and the New Notes offered hereby and the Note Guarantees (including the New Notes and the Guarantees thereof, but excluding any additional Notes);

(b) Debt of the Parent Guarantor or a Restricted Subsidiary Incurred under Credit Facilities up to an aggregate principal amount (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) outstanding at any one time not to exceed (i) $1,500.0 million plus (ii) the greater of (x) $750.0 million and (y) 100.0% of Consolidated EBITDA for the Test Period plus (iii) an additional amount of Debt such that, on a Pro Forma Basis, after giving effect to such Debt the Secured Leverage Ratio does not exceed 3.00 to 1.00 (and for purposes of this clause (iii), any amount Incurred pursuant to this clause (iii) shall be treated as if such amount is Consolidated Secured Debt, regardless of whether such amount is actually secured);

(c) Debt of the Parent Guarantor owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Parent Guarantor or any Restricted Subsidiary; provided, however, that (1) any subsequent issue or transfer of Capital Stock or other event that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of that Debt (except to the Parent Guarantor or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of that Debt by the issuer thereof, and (2) if the Issuer or a Guarantor is the obligor on that Debt and the Debt is owed to a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor, the Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes or the applicable Note Guarantee;

(d) Debt Incurred by the Parent Guarantor or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment permitted under the indenture or any disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(e) Debt consisting of obligations of the Parent Guarantor (or any direct or indirect parent of the Parent Guarantor) or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions or any other Investment permitted under the indenture;

(f) Cash Management Obligations and other Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections, cash pooling arrangements, purchase card and similar arrangements in each case incurred in the ordinary course;

(g) Debt supported by a letter of credit under the Credit Agreement in a principal amount not to exceed the face amount of such letter of credit;

(h) Debt Incurred by a non-Guarantor Restricted Subsidiary, and Guarantees thereof by any non-Guarantor Restricted Subsidiary, (x) in an aggregate principal amount not to exceed, at the time of the Incurrence thereof, the greater of (i) $175.0 million and (ii) 22.5% of Consolidated EBITDA for the Test Period and (y) under working capital lines, lines of credit or overdraft facilities (to the extent such Debt is non-recourse to the Issuer and the Guarantors);

(i) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Parent Guarantor or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(j) Debt of the Parent Guarantor and its Restricted Subsidiaries outstanding on the Issue Date (other than Debt described in clauses (a) and (b) above);

(k) Debt of the Parent Guarantor or any Restricted Subsidiary (a) Incurred and outstanding on the date of any acquisition of any assets (including through the acquisition of a Person that becomes or is merged with and into the Parent Guarantor or a Restricted Subsidiary) or secured by a Lien on any assets (including the assets of the Parent Guarantor or any such Restricted Subsidiary) on or prior to the acquisition thereof and (b) Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions in connection with, or in contemplation of, any acquisition of any assets (including through the acquisition of a Person that becomes or is merged with and into the Parent Guarantor or a Restricted Subsidiary) or secured by a Lien on any assets (including the assets of the Parent Guarantor or any such Restricted Subsidiary) prior to the acquisition thereof; provided, however, that at the time of any such transaction in clauses (a) and (b) above, either (i) the Parent Guarantor would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant after giving Pro Forma Effect to the Incurrence of such Debt pursuant to this clause (k) or (ii) on a Pro Forma Basis, either (x) the Consolidated Fixed Charges Coverage Ratio for the Parent Guarantor and its Restricted Subsidiaries would be greater than or equal to such ratio for the Parent Guarantor and its Restricted Subsidiaries or (y) the Total Leverage Ratio for the Parent Guarantor and its Restricted Subsidiaries would be less than or equal to such ratio for the Parent Guarantor and its Restricted Subsidiaries, in each case, immediately prior to such transaction;

(l) (A) additional Debt in an aggregate principal amount not to exceed, at the time of the Incurrence thereof, the greater of (x) $275.0 million and (y) 35.0% of Consolidated EBITDA for the Test Period or (B) after giving Pro Forma Effect to the Incurrence of the Debt and the application of the proceeds thereof, the Total Leverage Ratio would not exceed 4.25 to 1.00;

(m) (1) Attributable Debt and other Debt (including Capital Lease Obligations) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Debt is Incurred within 270 days after the applicable acquisition, construction, repair, replacement or improvement), (2) Attributable Debt arising out of Permitted Sale and Leaseback Transactions and (3) any Permitted Refinancing Debt with respect to any Debt set forth in the clauses (1) and (2); provided that the aggregate principal amount of Debt (including Attributable Debt, but excluding Attributable Debt Incurred pursuant to clause (2)) does not exceed, at the time of the Incurrence thereof, the greater of (x) $175.0 million and (y) 3.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period;

(n) Debt of the Parent Guarantor or any Restricted Subsidiary consisting of Guarantees of Debt of the Parent Guarantor or any Restricted Subsidiary permitted to be Incurred under any other clause of this covenant; provided that in the event such Debt being Guaranteed is a Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, to the same extent as the Debt being Guaranteed;

(o) obligations of non-Wholly Owned Foreign Subsidiaries in respect of Disqualified Stock in an aggregate principal amount outstanding at any one time not to exceed $12.5 million;

(p) Debt (i) in respect of Swap Contracts that are Incurred in the ordinary course of business (and not for speculative purposes) or (ii) consisting of any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction;

(q) Non-Recourse Debt with respect to any Qualified Securitization Transaction and Guarantees constituting Standard Securitization Undertakings in respect of Qualified Securitization Transactions;

(r) Debt Incurred by the Parent Guarantor or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations regarding workers compensation claims;

(s) Debt consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(t) Debt representing deferred compensation to employees of the Parent Guarantor (or any direct or indirect parent of the Parent Guarantor) and its Restricted Subsidiaries incurred in the ordinary course of business;

(u) Debt to future, present or former directors, officers, members of management, employees or consultants of the Parent Guarantor or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Capital Stock of the Parent Guarantor (or any direct or indirect parent of the Parent Guarantor) permitted by clause (h) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(v) Debt of the Parent Guarantor and its Restricted Subsidiaries relating to the Parent Guarantor’s European or Asia Pacific businesses Incurred under, and Guarantees of the Parent Guarantor or a Restricted Subsidiary Incurred in connection with, hypothecations of or Qualified Securitization Transactions with respect to Time Share Receivables relating to resorts within the Parent Guarantor’s European or Asia Pacific businesses;

(w) Guarantees under the Separation and Distribution Agreement or the Intercompany Agreements;

(x) Permitted Refinancing Debt of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant or clauses (a), (j), (k) or this clause (x) of the second paragraph of this covenant; and

(y) all premiums (if any), interest (including post-petition interest, capitalized interest or interest otherwise payable in kind), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses of this definition of Permitted Debt.

For purposes of determining compliance with any restriction on the Incurrence of Debt in U.S. Dollars where Debt is denominated in a different currency, the amount of such Debt will be the Dollar Equivalent determined on the date of such determination.

For purposes of determining compliance with the covenant described above:

(A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, the Parent Guarantor, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses;

(B) the Parent Guarantor will be entitled to divide and classify and reclassify an item of Debt in more than one of the types of Debt described above; provided that Debt outstanding under the Credit Agreement on the Issue Date shall at all times be treated as Incurred under clause (b) above and may not be reclassified;

(C) Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Debt that is otherwise included in the determination of a particular amount of Debt shall not be included;

(D) if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to any clause of the second paragraph above or the first paragraph above and the letters of credit, bankers’ acceptances or other similar instruments relate to other Debt, then such other Debt shall not be included;

(E) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(F) in the event that the Parent Guarantor or a Restricted Subsidiary enters into or increases commitments under a revolving credit facility, the Consolidated Fixed Charges Coverage Ratio or the Total Leverage Ratio, as applicable, for borrowings and reborrowings thereunder (and including issuance and creation of letters of credit and bankers’ acceptances thereunder) will, at the Issuer’s option as elected on the date the Parent Guarantor or a Restricted Subsidiary, as the case may be, enters into or increases such commitments, either (a) be determined on the date of such revolving credit facility or such increase in commitments (assuming that the full amount thereof has been borrowed as of such date), and, if such Consolidated Fixed Charges Coverage Ratio or Total Leverage Ratio, as applicable, test is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be permitted under this covenant irrespective of the Consolidated Fixed Charges Coverage Ratio or the Total Leverage Ratio, as applicable, at the time of any borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) or (b) be determined on the date such amount is borrowed pursuant to any such facility or increased commitment; and

(G) the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Debt, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Debt due to a change in GAAP will not be deemed to be an Incurrence of Debt for purposes of the covenant described under this “—Limitation on Debt.”

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Debt of such Subsidiary shall be deemed to be Incurred by such Subsidiary as of such date (and, if such Debt is not permitted to be Incurred as of such date under the covenant described under this “—Limitation on Debt,” the Issuer shall be in default of this covenant).

For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Debt, the U.S. Dollar equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Debt is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Debt being refinanced plus (b) the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) Incurred in connection with such refinancing.

Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Parent Guarantor or a Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Parent Guarantor will not, and will not permit the Issuer or any Subsidiary Guarantor to, directly or indirectly, Incur any Debt that is subordinated or junior in right of payment to any Debt of the Parent Guarantor, the Issuer or such Subsidiary Guarantor, as the case may be, unless such Debt is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Debt is subordinated to other Debt of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Debt as subordinated or junior to secured Debt merely because it is unsecured or (2) senior Debt as subordinated or junior to any other senior Debt merely because it has a junior priority with respect to the same collateral or is secured by different collateral or because it is guaranteed by different obligors.

Limitation on Restricted Payments

The Parent Guarantor shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment unless at the time of, and after giving effect to, the proposed Restricted Payment,

(a) no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(b) the Parent Guarantor could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “—Limitation on Debt”; or

(c) (c) the aggregate amount of such Restricted Payment and all other Restricted Payments (including Restricted Payments made pursuant to clause (d) (without duplication) and clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments made pursuant to other clauses of the next succeeding paragraph) declared or made after the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would not exceed an amount equal to the sum of (without duplication):

(1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 2018 to the end of the most recent fiscal quarter of the Parent Guarantor ending prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); provided that such amount shall not be less than zero; plus

(2) 100% of the aggregate Capital Stock Sale Proceeds received after August 23, 2018; plus

(3) the sum of:

(A) the aggregate Net Cash Proceeds received by the Parent Guarantor or any Restricted Subsidiary from the issuance or sale after August 23, 2018 of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Parent Guarantor, and

(B) the aggregate amount by which Debt of the Parent Guarantor or any Restricted Subsidiary is reduced on the Parent Guarantor’s consolidated balance sheet on or after August 23, 2018 upon the conversion or exchange of any Debt issued or sold on or prior to August 23, 2018 that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent Guarantor, excluding, in the case of clauses (A) or (B):

(x) any Debt issued or sold to the Parent Guarantor or a Subsidiary of the Parent Guarantor or an employee stock ownership plan or trust established by the Parent Guarantor or any such Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other property distributed by the Parent Guarantor or any Restricted Subsidiary upon any such conversion or exchange; plus

(4) 100% of the aggregate amount (including the Fair Market Value of property other than cash) received by the Parent Guarantor or any Restricted Subsidiary by means of:

(A) the sale or other disposition (other than to the Parent Guarantor or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Parent Guarantor or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Parent Guarantor or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Parent Guarantor or its Restricted Subsidiaries, in each case after August 23, 2018, less the cost associated with any such sale, disposition or other return; and

(B) the sale or other disposition (other than to the Parent Guarantor or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment), in each case, after August 23, 2018, less the cost associated with any such sale or disposition; plus

(5) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Parent Guarantor or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Parent Guarantor or a Restricted Subsidiary after August 23, 2018, the Fair Market Value of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment constituted a Permitted Investment; plus

(6) the greater of (x) $350.0 million and (y) 45.0% of Consolidated EBITDA for the Test Period.

Notwithstanding the foregoing, the limitations in the preceding paragraph do not prohibit:

(a) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Parent Guarantor, the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent contribution to the Capital Stock of the Parent Guarantor or the substantially concurrent sale of, Capital Stock of the Parent Guarantor (other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary of the Parent Guarantor or an employee stock ownership plan or trust established by the Parent Guarantor or any of its Subsidiaries for the benefit of their employees to the extent such sale to such employee stock ownership plan or trust is financed by loans from or Guaranteed by the Parent Guarantor or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Capital Stock Sale Proceeds from such sale of Capital Stock will be excluded from clause (c)(2) of the preceding paragraph;

(b) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Parent Guarantor or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuer of any Subsidiary Guarantor made by exchange for or out of the proceeds of the substantially concurrent sale of Subordinated Obligations of the Issuer or a Subsidiary Guarantor, so long as such refinancing Subordinated Obligations are permitted to be Incurred pursuant to the covenant described under “—Limitation on Debt” and constitute Permitted Refinancing Debt;

(c) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Parent Guarantor or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Parent Guarantor or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to the covenant described under “—Limitation on Debt” and constitutes Permitted Refinancing Debt;

(d) the payment of any dividend or distribution on its Capital Stock or the consummation of any irrevocable redemption, repurchase or defeasance payment within 60 days after the date of declaration of such dividend, distribution or payment or the giving of irrevocable notice if, on the date of declaration or the giving of the irrevocable notice, such dividend, distribution, payment or redemption could have been made in compliance with the indenture;

(e) the payment of any dividend or distribution on Disqualified Stock issued pursuant to and in compliance with clause (o) of the covenant described under “—Limitation on Debt”;

(f) (i) the payment of cash in lieu of fractional shares of Capital Stock in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) the honoring of any conversion request by a holder of convertible Debt and any cash payments in lieu of fractional shares in connection with any such conversion and any payments on convertible Debt in accordance with its terms;

(g) repurchases of Capital Stock in the ordinary course of business of the Parent Guarantor or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants;

(h) the repurchase, retirement or other acquisition or retirement for value, in good faith, of Capital Stock of the Parent Guarantor held by any future, present or former employee, director, manager, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Parent Guarantor or any of its Subsidiaries or holding companies pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of the Parent Guarantor or any Subsidiary or holding company; provided that such payments do not exceed the greater of (x) $37.5 million and (y) 5.0% of Consolidated EBITDA for the Test Period in any calendar year; provided that any unused amounts for any calendar year may be carried forward to the next succeeding calendar year, so long as the aggregate amount of all Restricted Payments made pursuant to this clause (h) in any calendar year (after giving effect to such carry-forwards) shall not exceed the greater of (x) $75.0 million and (y) 10.0% of Consolidated EBITDA for the Test Period; provided, further, that cancellation of Debt owing to the Parent Guarantor or any of its Subsidiaries from members of management of the Parent Guarantor or any of its Restricted Subsidiaries or holding companies in connection with a repurchase of Capital Stock of the Parent Guarantor will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the indenture;

(i) payments made or expected to be made in respect of withholding or similar taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Capital Stock in consideration of such payments, including deemed repurchases in connection with the exercise of stock options or warrants and the vesting of restricted stock and restricted stock units;

(j) purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control or following an Asset Sale, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Issuer has previously made the offer to purchase Notes required under “—Repurchase at the Option of Holders Upon a Change of Control” or “—Limitation on Asset Sales,” as applicable, and has repurchased all Notes validly tendered and not withdrawn in connection with such offer to purchase Notes pursuant to the applicable provisions described under “—Repurchase at the Option of Holders Upon a Change of Control” or “—Limitation on Asset Sales”;

(k) the Parent Guarantor or any of its Restricted Subsidiaries may make additional Restricted Payments in an amount not to exceed an amount equal to the greater of (x) $300.0 million and (y) 40.0% of Consolidated EBITDA for the Test Period; provided that no Default or Event of Default has occurred and is continuing or would result therefrom;

(l) Restricted Payments not to exceed 6.0% per annum of the Market Capitalization of the Parent Guarantor;

(m) additional Restricted Payments; provided that, at the time of such Restricted Payment, the Total Leverage Ratio as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 3.25 to 1.00 and no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(n) the distribution, by dividend or otherwise, of Capital Stock of an Unrestricted Subsidiary or Debt owed to the Parent Guarantor or a Restricted Subsidiary by an Unrestricted Subsidiary (or a Restricted Subsidiary that owns an Unrestricted Subsidiary; provided that such Restricted Subsidiary has no independent operations or business and owns no assets other than Capital Stock of such Unrestricted Subsidiary);

(o) Restricted Payments made in connection with Transactions;

(p) distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Transaction;

(q) payments of the premium in respect of, and other performance by the Parent Guarantor of its obligations under, any Permitted Bond Hedge Transaction;

(r) any Restricted Payments and/or payments or deliveries required by the terms of, and other performance by the Parent Guarantor of its obligations under, any Permitted Warrant Transaction (including making payments and/or deliveries due upon exercise and settlement or termination thereof);

(s) distributions or payments by dividend or otherwise, among the Parent Guarantor and its Restricted Subsidiaries in connection with a Reorganization; and

(t) any Restricted Payments and/or payments or deliveries in shares of common stock (or other securities or property following a merger event or other change of the common stock of the Parent Guarantor) (and cash in lieu of fractional shares) and/or cash required by the terms of, and other performance by the Parent Guarantor of its obligations under, any convertible Debt (including payments of interest and principal thereon, payments due upon required repurchase thereof and/or payments and deliveries due upon conversion thereof).

For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (a) through (t) above, meets any of the criteria of any of the clauses of the definition of “Permitted Investments,” or is permitted pursuant to the first paragraph of this covenant, the Parent Guarantor, in its sole discretion, (x) will classify such Restricted Payment on the date of such Restricted Payment and may later reclassify such Restricted Payment in any manner that complies with this covenant (based on circumstances existing at the time of reclassification), (y) may divide and later redivide the amount of a Restricted Payment among more than one of such clauses or the first paragraph of this covenant and (z) will only be required to include such Restricted Payment or any portion thereof in one of such clauses or the first paragraph of this covenant.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Parent Guarantor or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount, and the Fair Market Value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Issuer acting in good faith.

Limitation on Liens

The Parent Guarantor shall not, and shall not permit the Issuer or any Subsidiary Guarantor to, directly or indirectly, Incur or permit to exist, any Lien (other than Permitted Liens), upon any of its properties or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom unless either (i) it has made or will make effective provision whereby the Notes and the Note Guarantees will be secured by that Lien equally and ratably with (or prior to) all other Debt of the Issuer or any Guarantor secured by that Lien or (ii) in the case of Liens securing Subordinated Obligations of the Issuer or any Guarantor, the Notes and the Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior to such Liens.

Any Lien created for the benefit of the holders of the Notes pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (i) and (ii) above.

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt due to any accrual of interest, the accretion of accreted value, the accretion of original issue discount or liquidation preference, the payment of interest in the form of additional Debt with the same terms and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt.

Limitation on Asset Sales

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(a) the Issuer or the Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the Fair Market Value of the properties and assets subject to that Asset Sale (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale); and

(b) at least 75% of the consideration paid to the Parent Guarantor or the Restricted Subsidiary in connection with the Asset Sale is in the form of cash or Cash Equivalents.

For the purposes of this covenant, the following shall be considered to be cash:

(1) the assumption by the purchaser of Debt or other liabilities of the Parent Guarantor or any Restricted Subsidiary (other than Debt or other liabilities that are by their terms subordinated in right of payment to the Notes or the Note Guarantees) and from which the Parent Guarantor and the Restricted Subsidiaries have been unconditionally released;

(2) securities or other assets received by the Issuer or any Restricted Subsidiary from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days after the closing of such Asset Sale shall be considered to be cash to the extent of the cash received in that conversion;

(3) the assumption by the purchaser of Debt of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Parent Guarantor and each other Restricted Subsidiary are unconditionally released from any Guarantee of payment of such Debt in connection with such Asset Sale;

(4) Productive Assets received by the Parent Guarantor or any Restricted Subsidiary in connection with such Asset Sale; and

(5) any Designated Non-Cash Consideration received by the Issuer or any Restricted Subsidiary in connection with the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received in respect of Asset Sales that is at that time outstanding, not to exceed the greater of (i) $75.0 million and (ii) 10.0% of Consolidated EBITDA for the Test Period.

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Parent Guarantor or a Restricted Subsidiary, to the extent the Parent Guarantor or the Restricted Subsidiary elects (or is required by the terms of any Debt):

(a) to repay secured Debt of the Parent Guarantor, the Issuer or a Subsidiary Guarantor (and if the secured Debt being repaid is revolving credit Debt, to correspondingly permanently reduce commitments with respect thereto), or any Debt of a non-Guarantor Restricted Subsidiary (excluding, in any such case, any Debt owed to the Parent Guarantor or any Restricted Subsidiary);

(b) to repay other Debt (and if the Debt being repaid is revolving credit Debt, to correspondingly permanently reduce commitments with respect thereto) of the Parent Guarantor or a Restricted Subsidiary (excluding (i) Subordinated Obligations and (ii) Debt owed to the Parent Guarantor or any Restricted Subsidiary) so long as the Issuer shall equally and ratably reduce obligations under the Notes (i) on a pro rata basis as provided under “—Optional Redemption,”(ii) through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (iii) by making an offer (in accordance with the procedures set forth below for a Prepayment Offer) to all holders to purchase their Notes at or above 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including the date of repurchase;

(c) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Parent Guarantor or another Restricted Subsidiary); or

(d) any combination of the foregoing;

provided, however, that pending the final application of any such Net Available Cash in accordance with clauses (a), (b), (c) or (d) above, the Parent Guarantor and its Restricted Subsidiaries may temporarily reduce Debt or otherwise invest such Net Available Cash in any manner not prohibited by the indenture.

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of that Net Available Cash constitute “Excess Proceeds”; provided, however, that a binding commitment to reinvest in Additional Assets pursuant to clause (c) of the preceding paragraph shall be treated as a permitted application of the Net Available Cash from the date of such commitment; provided that (i) such reinvestment is consummated within 180 days of the end of the 365-day period referred to in this sentence, and (ii) if such reinvestment is not consummated within the period set forth in subclause (i) or such binding commitment is terminated, the Net Available Cash not so applied will be deemed to be Excess Proceeds.

When the aggregate amount of Excess Proceeds not previously subject to a Prepayment Offer (as defined below) exceeds $50.0 million, the Issuer will be required to make an offer to purchase the Notes (the “Prepayment Offer”), which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price of at least 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture; provided that if the Notes are in global form, interests in such global notes will be selected for redemption in accordance with the applicable procedures of DTC, although no Note of $2,000 in principal amount or less will be purchased in part. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with the indenture, the Parent Guarantor or such Restricted Subsidiary may use the remaining amount for any purpose permitted by the indenture and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” will mean the product of:

(a) the Excess Proceeds, and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and

(2) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Issuer and the Guarantors outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and the Note Guarantees and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Issuer or any Guarantor to make an offer to purchase that Debt at substantially the same time as the Prepayment Offer.

Not later than ten Business Days after the Issuer is obligated to make a Prepayment Offer as described in the preceding paragraph, the Issuer shall send, or cause to be sent, a written notice, by first-class mail (or electronic transmission in the case of Notes held in book-entry form), to the holders of Notes with respect to that Prepayment Offer. The notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days and no later than 60 days from the date the notice is delivered.

The provisions of the indenture relative to the Issuer’s obligation to make a Prepayment Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding Notes.

The Credit Agreement prohibits or limits, and future credit agreements or other agreements to which the Parent Guarantor or its Restricted Subsidiaries become a party may prohibit or limit, the Issuer from purchasing any Notes pursuant to this covenant. In the event the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the indenture.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(x) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Parent Guarantor or any other Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividend or liquidating distributions prior to the dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock),

(y) make any loans or advances to the Parent Guarantor or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Debt Incurred by the Parent Guarantor or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances), or

(z) sell, lease or transfer any of its properties or assets to the Parent Guarantor or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (x) or (y) above).

The foregoing limitations do not apply to restrictions:

(a) in effect on the Issue Date, including pursuant to the Credit Agreement,

(b) relating to Debt of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Parent Guarantor;

(c) that result from any amendment, restatement, modification, renewal, supplement, extension or replacement of an agreement referred to in clauses (a) or (b) above, in clauses (f), (g) or (j) below or this clause (c) (including, in each case, in connection with the Refinancing of Debt Incurred thereunder); provided that the restriction contained in such amendment, restatement, modification, renewal, supplement, extension, replacement or Refinancing is not materially more restrictive (as determined in good faith by the Parent Guarantor), taken as a whole, than the restrictions of the same type contained in the agreements or instruments referred to in clauses (a), (b), (f), (g) or (j) or this clause (c), as applicable;

(d) resulting from the Incurrence of any Permitted Debt described in the second paragraph of the covenant described under “—Limitation on Debt”; provided that if the obligor of such Debt is the Issuer or a Subsidiary Guarantor, the restriction is no less favorable to the holders of Notes in any material respect (as determined in good faith by the Parent Guarantor) than the restrictions of the same type contained in the indenture;

(e) existing by reason of applicable law, rule, regulation or order;

(f) with respect to clause (z) above only, relating to Debt that is permitted to be Incurred and secured without also securing the Notes pursuant to the covenants described under “—Limitation on Debt” and “—Limitation on Liens” that limit the right of the debtor to dispose of the properties or assets securing that Debt;

(g) encumbering properties or assets at the time the properties and assets were acquired by the Parent Guarantor or any Restricted Subsidiary, so long as the restriction relates solely to the properties and assets so acquired and was not created in connection with or in anticipation of the acquisition;

(h) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements (including, without limitation, intellectual property licenses entered into in the ordinary course of business) that restrict assignment of the agreements or rights thereunder;

(i) which are customary restrictions contained in asset sale agreements limiting the transfer of property or assets pending the closing of the sale;

(j) existing by reason of the indenture, the Original Notes, the New Notes offered hereby, the Note Guarantees and the related note guarantees;

(k) any Debt or contractual requirements Incurred with respect to a Qualified Securitization Transaction relating exclusively to a Securitization Subsidiary that, as determined in good faith by the Parent Guarantor or the relevant Restricted Subsidiary, as applicable, are necessary to effect such Qualified Securitization Transaction; and

(l) which are customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Parent Guarantor’s Board of Directors and otherwise permitted under the indenture, which limitation is applicable only to the assets that are the subject of such agreements.

Limitation on Transactions with Affiliates

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any property or asset or the rendering of any service) with, or for the benefit of, any Affiliate of the Parent Guarantor (an “Affiliate Transaction”)

involving aggregate consideration in excess of the greater of (i) $50.0 million and (ii) 7.5% of Consolidated EBITDA for the most recent four consecutive fiscal quarters ending prior to the date of such disposition for which financial statements are required to be filed pursuant to the covenant described under “—Certain Covenants—Reports”), unless:

(a) the terms of such Affiliate Transaction are materially no less favorable to the Parent Guarantor or that Restricted Subsidiary, as the case may be, taken as a whole, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Parent Guarantor, and

(b) if the Affiliate Transaction involves aggregate consideration in excess of the greater of (i) $100.0 million and (ii) 15.0% of Consolidated EBITDA for the Test Period, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves the Affiliate Transaction and, in its good faith judgment, determines that the Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a resolution of the Board of Directors promptly delivered to the trustee.

Notwithstanding the foregoing limitation, the Parent Guarantor or any Restricted Subsidiary may enter into or suffer to exist the following:

(a) any transaction or series of transactions between the Parent Guarantor and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries;

(b) any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments” or any Permitted Investment;

(c) employment and severance arrangements between the Parent Guarantor or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(d) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Parent Guarantor or any parent company of the Parent Guarantor or any Restricted Subsidiary;

(e) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Parent Guarantor and its Restricted Subsidiaries or any direct or indirect parent of the Parent Guarantor in the ordinary course of business to the extent attributable to the ownership or operation of the Parent Guarantor and its Restricted Subsidiaries;

(f) any issuance, repurchase, redemption, retirement or other acquisition or retirement of shares of Capital Stock (other than Disqualified Stock) of the Parent Guarantor;

(g) any agreement as in effect on the Issue Date or any amendment, modification, supplement, extension or renewal thereto (so long as such amendment, modification, supplement, extension or renewal is not materially adverse to the interests of the holders of the Notes) or any transaction contemplated thereby;

(h) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or consolidated with or into the Parent Guarantor or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the holders, as determined in good faith by the Parent Guarantor, than the applicable agreement as in effect on the date of such acquisition, merger or consolidation;

(i) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are fair to the Parent Guarantor and/or the applicable Restricted Subsidiary in the good faith determination of the Board of Directors of the Parent Guarantor or the senior management of the Parent Guarantor, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(j) transactions in which the Parent Guarantor or any Restricted Subsidiary delivers to the trustee a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Parent Guarantor or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Parent Guarantor or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate;

(k) the Transactions and the payment of Transaction Expenses;

(l) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the covenant described under “—Designation of Restricted and Unrestricted Subsidiaries”; provided that such transactions were not entered into in contemplation of such redesignation;

(m) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(n) (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Parent Guarantor or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any parent company of the Parent Guarantor, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(o) any transaction pursuant to the Separation and Distribution Agreement and the Intercompany Agreements;

(p) timeshare and fractional sales commissioned services provided through operations in Mexico, Latin America or the Caribbean;

(q) owner services activities provided through Promociones Marriott, S.A. de C.V.; and

(r) (i) any transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Transaction, any disposition or repurchase of Securitization Assets or related assets in connection with any Qualified Securitization Transaction and (ii) any sale or other transfer of Time Share Receivables and other related assets or other transactions customarily effected as part of a Qualified Securitization Transaction (including servicing agreements and other similar arrangements customary in Qualified Securitization Transactions).

Designation of Restricted and Unrestricted Subsidiaries

The Issuer may designate any Restricted Subsidiary (other than the Issuer) or other Subsidiary (including any newly acquired or newly formed Subsidiary) of the Parent Guarantor to be an Unrestricted Subsidiary if:

(a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any property or asset of, the Issuer or any other Restricted Subsidiary;

(b) such designation would not cause a Default;

(c) all of the Debt of such Subsidiary and its Subsidiaries shall, at the date of designation and at all times thereafter, consist of Non-Recourse Debt; and

(d) either (1) the Subsidiary to be so designated has total assets of $10,000 or less or (2) if the Subsidiary has consolidated assets greater than $10,000, then the designation would be permitted under the covenant described under “—Limitation on Restricted Payments.”

The Issuer may redesignate any Unrestricted Subsidiary of the Parent Guarantor to be a Restricted Subsidiary if, immediately after giving pro forma effect to the designation,

(x) (i) the Parent Guarantor would be able to Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “—Limitation on Debt” or (ii) the Consolidated Fixed Charges Coverage Ratio of the Parent Guarantor and its Restricted Subsidiaries would be greater than or equal to such ratio immediately prior to such redesignation;

(y) all Liens of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the indenture; and

(z) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any designation of a Subsidiary of the Parent Guarantor as an Unrestricted Subsidiary or redesignation as an Restricted Subsidiary will be evidenced to the trustee by filing with the trustee an Officers’ Certificate certifying that such designation or redesignation complies with the foregoing provisions and gives the effective date of the designation or redesignation.

Additional Note Guarantees

The Parent Guarantor will not permit any of its Restricted Subsidiaries (other than any Securitization Subsidiary or Foreign Subsidiary) that is a Wholly Owned Subsidiary (and any Domestic Subsidiary that is a non-Wholly Owned Subsidiary if such non-Wholly Owned Subsidiary guarantees other capital markets debt securities of the Issuer or a Guarantor), other than the Issuer or the Subsidiary Guarantors, to guarantee the payment of any Debt of the Issuer or any other Guarantor incurred under any Credit Facility or other capital markets debt securities unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the indenture providing for a Note Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Debt of the Issuer or any Guarantor, if such Debt is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Debt shall be subordinated in right of payment to such Note Guarantee substantially to the same extent as such Debt is subordinated to the Notes; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Each Guarantee shall be released in accordance with the provisions of the indenture described under “—Note Guarantees.”

Merger, Consolidation and Sale of Property

Parent Guarantor

The Parent Guarantor shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its properties and assets in any one transaction or series of transactions unless:

(a) the surviving Person (the “Surviving Parent”) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition is made shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Parent (if other than Parent Guarantor) expressly assumes, by supplemental indenture executed and delivered to the trustee by that Surviving Parent, all of the obligations of the Parent Guarantor under its Note Guarantee and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by Parent Guarantor;

(c) immediately after giving effect to that transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(d) immediately after giving effect to that transaction or series of transactions on a pro forma basis, the Surviving Parent (i) would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “—Limitation on Debt” or (ii) the Consolidated Fixed Charges Coverage Ratio of the Surviving Parent would be greater than or equal to such ratio immediately prior to such transaction, provided, however, that this clause (d) shall not be applicable to the Parent Guarantor (or any Surviving Parent) merging, consolidating or amalgamating with or into an Affiliate incorporated solely for the purpose of reincorporating the Parent Guarantor (or any Surviving Parent) in another State of the United States or the District of Columbia so long as the amount of Debt of the Parent Guarantor and the Restricted Subsidiaries is not increased thereby; and

(e) the Surviving Parent shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied.

The Surviving Parent shall succeed to, and be substituted for, and may exercise every right and power of the Parent Guarantor under the indenture, but the predecessor Parent Guarantor in the case of (i) a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all or substantially all the assets of the Parent Guarantor), or (ii) a lease, shall not be released from any obligation under its Note Guarantee.

Issuer

The Issuer shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its properties and assets in any one transaction or series of transactions unless:

(a) the Issuer shall be the surviving Person (the “Surviving Issuer”) or the Surviving Issuer (if other than the Issuer) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition is made shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and if such entity is not a corporation, a co-obligor of the Notes is a corporation organized and existing under such laws;

(b) the Surviving Issuer (if other than the Issuer) expressly assumes, by supplemental indenture executed and delivered to the trustee by that Surviving Issuer, the due and punctual payment of the principal of, and premium, if any, and interest on, the Notes, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Issuer;

(c) immediately after giving effect to that transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(d) the Surviving Issuer shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied.

The Surviving Issuer shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under the indenture, but the predecessor Issuer in the case of (i) a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all or substantially all the assets of the Issuer), or (ii) a lease, shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the Notes.

Subsidiary Guarantors

No Subsidiary Guarantor may merge, consolidate or amalgamate with or into any other Person, or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its properties and assets in any one transaction or series of transactions unless:

(a) (i) either (x) such Subsidiary Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of such Subsidiary Guarantor under its Note Guarantee and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by such Subsidiary Guarantor;

(ii) immediately after giving effect to the transaction, no Default has occurred and is continuing; and

(iii) the surviving Person shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied; or

(b) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the properties and assets of the Subsidiary Guarantor (in each case other than to the Parent Guarantor or a Restricted Subsidiary) in compliance with the covenant described under “—Limitation on Asset Sales” and otherwise permitted by the indenture.

Notwithstanding the foregoing, any Subsidiary Guarantor may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its properties and assets to the Issuer, the Parent Guarantor or another Subsidiary Guarantor or merge with a Restricted Subsidiary of the Parent Guarantor, so long as the resulting entity remains or becomes a Subsidiary Guarantor.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer will furnish to the holders of Notes or cause the trustee to furnish to the holders of Notes, within the time periods specified in the SEC’s rules and regulations that are then applicable to the Parent Guarantor (or, if the Parent Guarantor is then not subject to the reporting requirements of the Exchange Act, within the time periods specified in the SEC’s rules and regulations for non-accelerated filers):

(1) all quarterly and annual reports that would be required to be filed by the Parent Guarantor with the SEC on Forms 10-Q and 10-K if the Parent Guarantor were required to file such reports; and

(2) all current reports required to be filed by the Parent Guarantor with the SEC on Form 8-K if the Parent Guarantor were required to file such reports;

provided that the electronic filing of the foregoing reports by the Parent Guarantor on the SEC’s EDGAR system (or any successor system) shall be deemed to satisfy the Issuer’s delivery obligations to the trustee and any holder of Notes, it being understood that the trustee shall have no responsibility to determine whether any reports have been filed on the SEC’s EDGAR system (or any successor system).

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Parent Guarantor’s consolidated financial statements by the Parent Guarantor’s certified independent accountants. In addition, unless the SEC will not accept such a filing, the Parent Guarantor will file a copy of each of the reports referred to in clauses (1) and (2) above on the SEC’s EDGAR system (or any successor system) within the time periods specified above, and the Issuer or the Parent Guarantor will post the reports on its website within those time periods.

If, at any time, the Parent Guarantor is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Parent Guarantor will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above, unless the SEC will not accept such a filing. Neither the Issuer nor the Parent Guarantor will take any action reasonably expected to cause the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Parent Guarantor’s filings for any reason, the Issuer or the Parent Guarantor will post the reports referred to in the preceding paragraphs on a website within the time periods specified above (which may be nonpublic and may be maintained by the Issuer, the Parent Guarantor or a third party) to which access will be given to holders of Notes, prospective purchasers of the Notes (which prospective purchasers will be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act) or non-U.S. persons (as defined in Regulation S under the Securities Act), securities analysts and market making institutions that certify their status as such to the reasonable satisfaction of the Issuer or the Parent Guarantor.

If the Parent Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraphs will include a presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Parent Guarantor and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent Guarantor. In addition, the Issuer agrees that, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

To the extent any information is not provided within the time periods specified in this section “—Reports” and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

The Issuer will be deemed to have furnished such reports to the trustee and the holders of the Notes if any direct or indirect parent of the Parent Guarantor has filed such reports (including, in the case of any annual report on Form 10-K, reports by the certified independent accountants of such direct or indirect parent on such direct or indirect parent’s consolidated financial statements) with the SEC using the EDGAR filing system (or any successor thereto) within the time periods specified above; provided that (i) such direct or indirect parent has become a Guarantor and (ii) such reports provide selected financial information that show any material differences between the financial condition and results of operations of the Parent Guarantor and its consolidated subsidiaries, on the one hand, and such direct or indirect parent and its consolidated subsidiaries, on the other hand.

The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s, any Guarantor’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under the indenture.

Financial Calculations for Limited Condition Transactions

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of the indenture that requires the calculation of any other financial ratio or (ii) testing availability under baskets set forth in the indenture (including baskets measured as a percentage of Consolidated Total Assets or Consolidated EBITDA), in each case, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such transaction is permitted hereunder shall be deemed to be the date (the “LCT Test Date”) (x) the definitive agreement for such Limited Condition Transaction is entered into (or, in respect of any transaction described in clauses (ii) and (iii) of the definition of “Limited Condition Transaction,” delivery of irrevocable notice, declaration of dividend or similar event), and not at the time of consummation of such Limited Condition Transaction or (y) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law in another jurisdiction), the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction) (a “Public Offer”) is issued in respect of a target of such acquisition, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Debt and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Parent Guarantor and the Restricted Subsidiaries could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

For the avoidance of doubt, if the Issuer has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated Total Assets or Consolidated EBITDA on a consolidated basis or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if such ratios or baskets improve as a result of such fluctuations, such improved ratios and/or baskets may be utilized. If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the Incurrence of Debt or Liens, or the making of Restricted Payments or Permitted Investments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of a Person, the prepayment, redemption, purchase, defeasance or other satisfaction of Debt, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires (or, if applicable, the irrevocable notice, declaration of dividend or similar event is terminated or expires or, as applicable, the offer in respect of a Public Offer for, such acquisition is terminated) without consummation of such Limited Condition Transaction, any such ratio or basket shall be tested by calculating the availability under such ratio or basket on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated (including any Incurrence of

Debt and any associated Lien and the use of proceeds thereof; provided that Consolidated Interest Expense for purposes of the Consolidated Fixed Charges Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Debt or, if no such indicative interest margin exists, as reasonably determined by the Issuer in good faith).

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of the indenture which requires that no Default or Event of Default has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Issuer, be deemed satisfied, so long as no Default or Event of Default exists on the date the definitive agreements for such Limited Condition Transaction are entered into. For the avoidance of doubt, if the Issuer has exercised its option to make an LCT Election and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under the indenture.

Events of Default

Each of the following is an “Event of Default”:

(1) failure to make the payment of any interest on the Notes when the same becomes due and payable, and that failure continues for a period of 30 days;

(2) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3) failure to comply with the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property”;

(4) failure to comply with any other covenant or agreement in the Notes or in the indenture (other than a failure that is the subject of the foregoing clauses (1), (2) or (3)) and such failure continues for 60 days after written notice is given to the Issuer as provided below;

(5) (i) a default under any Debt by the Parent Guarantor or any Restricted Subsidiary (other than Debt owed to the Parent Guarantor or a Restricted Subsidiary or Debt in respect of any Qualified Securitization Transaction) that results in the acceleration of the maturity of that Debt, or (ii) failure to pay principal, premium, if any, or interest on any Debt prior to the expiration of the grace period provided in such Debt and, in each case, the principal amount of such Debt, together with the principal amount of any other such Debt the maturity of which has been accelerated or under which there has been a payment default, is in an aggregate amount in excess of $75.0 million (or its Dollar Equivalent at the time); provided that this clause (5)(i) shall not apply to secured Debt that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted under the indenture and under the documents governing such Debt; and provided, further, that this clause (5)(i) shall not apply to any convertible Debt to the extent such default occurs as a result of (x) the satisfaction of a conversion contingency, (y) the exercise by a holder of such convertible Debt of a conversion right resulting from the satisfaction of a conversion contingency or (z) a required repurchase under such convertible Debt (the “cross acceleration provisions”);

(6) any judgment or judgments for the payment of money in an aggregate amount in excess of $75.0 million (or its Dollar Equivalent at the time) (net of amounts covered by insurance or bonded) that shall be rendered against the Parent Guarantor or any Restricted Subsidiary and that shall not be waived, satisfied, annulled, discharged or rescinded for any period of 60 days or more after such judgment becomes final (the “judgment default provisions”);

(7) certain events of bankruptcy, insolvency or reorganization of the Parent Guarantor, the Issuer or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (the “bankruptcy provisions”); and

(8) the Note Guarantee of the Parent Guarantor or any Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of the indenture), or the Parent Guarantor or any Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary denies or disaffirms its obligations under the indenture or its Note Guarantee (the “note guarantee provisions”).

A Default under clause (4) is not an Event of Default until the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Issuer of the Default and the Issuer does not cure that Default within the time specified in clause (4) after receipt of such notice; provided that a Notice of Default may not be given with respect to any action taken or omitted to be taken, and reported publicly or to holders, if such action or omission was so reported more than two years prior to such Notice of Default. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

The Issuer shall deliver to the trustee, within 10 Business Days of the date on which the Issuer has become aware of the occurrence or received notice thereof, written notice in the form of an Officers’ Certificate of any Default, its status and what action the Issuer is taking or proposes to take with respect thereto. In addition, the Issuer is required to deliver to the trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

Any Notice of Default, notice of acceleration or instruction to the trustee to provide a Notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to the Issuer and the trustee that such holder is not (or, in the case such holder is DTC or its nominee, that, to such holder’s knowledge, it is being instructed by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a Notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer upon written request with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five Business Days of the request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the trustee an Officers’ Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such holder, the percentage of Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer, acting in good faith, provides to the trustee an Officers’ Certificate stating that in its reasonable determination a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed, until such time as the Issuer provides the trustee with an Officers’ Certificate that the Verification Covenant has been satisfied, if, without the participation of such holder, the percentage of Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction. Any breach of the Position Representation (as evidenced by the delivery to the trustee of an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant) shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the trustee during the pendency of an Event of Default under the bankruptcy provisions shall not require compliance with the foregoing paragraphs.

For the avoidance of doubt, the trustee shall be entitled to conclusively rely on any Noteholder Direction or Officer’s Certificate delivered to it in accordance with the indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The trustee shall have no liability to the Issuer, any holder or any other Person in acting in good faith on a Noteholder Direction or Officer’s Certificate.

If an Event of Default with respect to the Notes (other than an Event of Default described in clause (7) above) shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal, premium, if any, and accrued and unpaid interest on all the Notes to be immediately due and payable. In case an Event of Default described in clause (7) above shall occur, the principal, premium, if any, and accrued and unpaid interest on all the Notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the Notes. The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. Any time period in the indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.

In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Parent Guarantor or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the Notes, unless the holders shall have offered to the trustee reasonable security and/or indemnity satisfactory to it. Subject to the provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes.

No holder of Notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) that holder has previously given to the trustee written notice of a continuing Event of Default,

(b) the holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered indemnity reasonably satisfactory to the trustee to institute the proceeding as trustee, and

(c) the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with that request and shall have failed to institute the proceeding within 60 days.

However, these limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, that Note on or after the respective due dates expressed in that Note. The trustee shall not be deemed to have notice of any Default or Event of Default unless a responsible officer of the trustee having direct responsibility for the administration of the indenture has received written notice of any such event and such notice references the Notes and the indenture.

Amendments and Waivers

Except as provided in the next two succeeding paragraphs, the indenture may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (including waivers obtained in connection with a tender offer or exchange offer for the Notes), except a Default in the payment of principal, premium, if any, or interest and particular covenants and provisions of the indenture which cannot be amended without the consent of each holder of an outstanding Note. However, without the consent of each holder of an outstanding Note adversely affected thereby, no amendment, supplement or waiver may (with respect to any Notes held by a non-consenting holder):

(1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the stated rate of or extend the stated time for payment of interest on any such Note;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) make any Note payable in money other than U.S. Dollars;

(5) impair the right of any holder to institute suit for the enforcement of any payment of principal of and interest on such holder’s Notes on or after the due dates therefor;

(6) subordinate the Notes or the Note Guarantees to any other obligation of the Issuer or any Guarantor, as applicable;

(7) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under “—Optional Redemption” or (at any time after a Change of Control has occurred) under the fifth paragraph under “—Repurchase at the Option of Holders Upon a Change of Control”;

(8) (a) other than as provided in the ninth paragraph under “—Repurchase at the Option of Holders Upon a Change of Control,” reduce the premium payable upon a Change of Control or (b) at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to that Change of Control Offer;

(9) at any time after the Issuer is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which the Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto;

(10) make any change in the amendment, supplement or waiver provisions that require each holder’s consent; or

(11) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture.

Without the consent of any holder of the Notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture, the Notes or the Note Guarantees to:

(1) cure any ambiguity, omission, defect, mistake, error or inconsistency;

(2) provide for the assumption by a successor of the obligations of the Issuer or any Guarantor under the indenture;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(4) to comply with the rules of any applicable depositary;

(5) add Guarantors with respect to the Notes or release Guarantors from their Note Guarantees in accordance with the applicable terms of the indenture;

(6) secure the Notes and the Notes Guarantees (and, thereafter, provide for releases of collateral in accordance with the security documents entered into in connection therewith), add to the covenants of the Issuer and the Guarantors for the benefit of the holders of the Notes or surrender any right or power conferred upon the Issuer or the Guarantors;

(7) make any change that does not adversely affect the rights of any holder of the Notes in any material respect;

(8) comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act;

(9) make such provisions as necessary (as determined in good faith by the Issuer) to provide for the issuance of additional Notes in accordance with the indenture;

(10) provide for the issuance of New Notes or other exchange securities that shall have terms substantially identical in all respects to the Original Notes (except that the transfer restrictions contained in the Original Notes shall be modified or eliminated, as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities;

(11) provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indenture;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the indenture, including, without limitation, to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with the indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities laws and (ii) such amendment does not adversely affect the rights of holders to transfer Notes in any material respect; or

(13) conform any provision of the indenture, the Notes or the Note Guarantees to this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the indenture, the Notes or the Note Guarantees.

The consent of the holders of the Notes is not necessary to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment, supplement or waiver under the indenture by any holder given in connection with a tender or exchange of such holder’s Notes will not be rendered invalid by such tender or exchange. After an amendment, supplement or waiver becomes effective, the Issuer is required to deliver to each holder of the Notes at the holder’s address appearing in the security register a notice briefly describing the amendment. However, the failure to give this notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment. In connection with any modification, amendment or supplement, the Issuer will deliver to the trustee an Opinion of Counsel and an Officers’ Certificate upon which the trustee may conclusively rely, each stating that such modification, amendment or supplement complies with the applicable provisions of the indenture and such modification, amendment or supplement is the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms.

Defeasance and Discharge

The Issuer may discharge its obligations and the obligations of the Guarantors under the Notes, the Note Guarantees and the indenture, as applicable, by irrevocably depositing in trust with the trustee cash in U.S. Dollars, Government Obligations, or a combination thereof, sufficient, as confirmed, certified or attested by an Independent Financial Advisor, without consideration of any reinvestment of interest, to pay principal of and premium, if any, and interest on the Notes to maturity or redemption within one year, subject to meeting certain other conditions.

The Issuer at any time may also terminate all of the Issuer’s and the Note Guarantors’ obligations under the Notes, the Note Guarantees and the indenture (“legal defeasance”), as applicable, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Issuer exercises its legal defeasance option, the Note Guarantees in effect at such time will be automatically released.

The Issuer at any time may terminate:

(1) the obligations under the covenants described under “—Repurchase at the Option of Holders Upon a Change of Control” and “—Certain Covenants” above (other than the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property,” except to the extent provided in clause (3) below);

(2) the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and the note guarantee provisions with respect any Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, in each case described under “—Events of Default” above; and

(3) the limitations contained in clause (d) under the first paragraph of “—Certain Covenants—Merger, Consolidation and Sale of Property” above (“covenant defeasance”).

If the Issuer exercises its legal defeasance option, the Note Guarantees (other than the Note Guarantee of the Parent Guarantor) in effect at such time will be automatically released.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (4) (only with respect to covenants that are released as a result of such covenant defeasance), (5), (6), (7) (with respect only to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) or (8) (other than with respect to the Note Guarantee of the Parent Guarantor) under “—Events of Default” above or because of the failure of the Parent Guarantor to comply with clause (d) under the first paragraph of “—Merger, Consolidation and Sale of Property” above.

The legal defeasance option or the covenant defeasance option may be exercised only if:

(a) the Issuer irrevocably deposits in trust with the trustee, for the benefit of the holders, cash in U.S. Dollars, Government Obligations or a combination thereof, sufficient, as confirmed, certified or attested by an Independent Financial Advisor, without consideration of any reinvestment of interest, for the payment of principal of and premium, if any, and interest on the Notes to maturity or redemption; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be irrevocably deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b) no Default or Event of Default has occurred and is continuing on the date of the deposit and after giving effect thereto (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith), and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or material instrument (other than the indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(c) in the case of the legal defeasance option, the Issuer delivers to the trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the Issue Date there has been a change in the applicable federal income tax law, to the effect, in either case, that, and based thereon the Opinion of Counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

(d) in the case of the covenant defeasance option, the Issuer delivers to the trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred;

(e) the Issuer delivers to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as applicable, have been complied with as required by the indenture; and

(f) the Issuer delivers irrevocable instructions to the trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (e) above).

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor (other than the Issuer in respect of the Notes and each Guarantor in respect of its Note Guarantee) under the Notes, the Note Guarantees or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities law.

Governing Law

The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture and has been appointed by the Issuer as registrar and paying agent with regard to the Notes.

Except during the continuance of an Event of Default, the trustee will perform only the duties as are specifically set forth in the indenture, and no implied covenants or obligations shall be read into the indenture against the trustee, where duties and obligations shall be determined solely by the express provisions of the indenture. During the existence of an Event of Default, the trustee will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person’s own affairs.

If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

Definitions

Set forth below is a summary of defined terms from the indenture that are used in this “Description of Notes.” Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

“Acquired Debt” means Debt (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person, or (3) of a Person at the time such Person merges or amalgamates with or into or consolidates or otherwise combines with the Parent Guarantor or any Restricted Subsidiary, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Parent Guarantor or such acquisition. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, amalgamation, consolidation or other combination.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (each as defined in the definition of Consolidated EBITDA) for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Additional Assets” means:

(a) any property or asset (other than cash, Cash Equivalents and securities), including any improvements thereto through capital expenditures or otherwise, to be used, or that is useful, in a Permitted Business;

(b) Capital Stock of (i) a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent Guarantor or another Restricted Subsidiary or (ii) any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of this clause (b), the Restricted Subsidiary is primarily engaged in a Permitted Business; or

(c) all or substantially all of the assets of a Permitted Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with that specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any Note on any redemption date, as determined by the Issuer, the greater of:

(a) 1.0% of the principal amount of such Note; and

(b) the excess, if any, of (i) the present value on such redemption date of (A) the redemption price of such Note on September 15, 2022 (such redemption price being that described under “—Optional Redemption” above), plus (B) all required remaining scheduled interest payments due on such Note through September 15, 2022 computed using a discount rate equal to the Treasury Rate plus 50 basis points over (ii) the principal amount of such Note.

“Asset Sale” means any direct or indirect sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) by the Parent Guarantor or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares),

(b) all or substantially all the assets of any division or line of business of the Parent Guarantor or any Restricted Subsidiary, or

(c) any other property or asset of the Parent Guarantor or any Restricted Subsidiary,

(d) other than, in the case of clauses (a), (b) or (c) above,

(1) any disposition by a Restricted Subsidiary to the Parent Guarantor or by the Parent Guarantor or a Restricted Subsidiary to a Restricted Subsidiary;

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(3) any disposition effected in compliance with the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property—Parent Guarantor” or any disposition that constitutes a Change of Control under the indenture;

(4) any disposition that does not (together with all related dispositions) involve assets having a Fair Market Value or consideration in excess of the greater of (i) $45.0 million and (ii) 5.0% of Consolidated EBITDA for the most recent four consecutive fiscal quarters ending prior to the date of such disposition for which financial statements are required to be filed pursuant to the covenant described under “—Certain Covenants—Reports”;

(5) any disposition of Cash Equivalents;

(6) the creation or Incurrence of a Permitted Lien or any other Lien created or Incurred in compliance with the covenant described under “—Certain Covenants—Limitation on Liens,” and dispositions in connection therewith;

(7) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under “—Certain Covenants—Limitation on Debt”;

(8) a surrender or waiver of contractual rights and leases or a settlement, waiver, release or surrender of contractual or litigation claims in the ordinary course of business;

(9) dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Parent Guarantor and its Restricted Subsidiaries;

(10) dispositions of inventory (including Time Share Inventory) and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial IP rights to lapse or be abandoned in the ordinary course of business);

(11) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(12) leases (including any capitalized lease or operating lease), subleases, licenses or sublicenses, in each case in the ordinary course of business;

(13) transfers of property subject to Casualty Events or via eminent domain;

(14) dispositions of Investments in JV Entities or non-Wholly Owned Restricted Subsidiaries to the extent required by, or made pursuant to, customary buy/sell arrangements between the parties to such JV Entity or shareholders of such non-Wholly Owned Restricted Subsidiaries set forth in the shareholder agreements, joint venture agreements, organizational documents or similar binding agreements relating to such JV Entity or non-Wholly Owned Restricted Subsidiary;

(15) dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(16) the unwinding of any Swap Contract pursuant to its terms;

(17) Permitted Sale and Leaseback Transactions;

(18) dispositions of assets (including Capital Stock) acquired in connection with Investments permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or Permitted Investments, which assets are obsolete or not used or useful to the core or principal business of the Parent Guarantor and the Restricted Subsidiaries or which dispositions are made to obtain the approval of any applicable antitrust authority in connection with such Investment or Permitted Investment;

(19) any swap of assets in exchange for services or other assets of comparable or greater Fair Market Value useful to the business of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole, as determined in good faith by the Parent Guarantor;

(20) any disposition of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary;

(21) (i) Dispositions of Securitization Assets (including the disposition of disputed or written down Time Share Receivables in a manner determined to be prudent by the Parent Guarantor), or participations therein, in connection with any Qualified Securitization Transaction and (ii) the Disposition of Time Share Receivables by Foreign Subsidiaries for Fair Market Value;

(22) any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the Parent Guarantor or any Restricted Subsidiary, so long as the Parent Guarantor or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;

(23) dispositions made in connection with the Transactions;

(24) dispositions of Deferred Compensation Plan Assets, the proceeds of which are used (i) to acquire other Deferred Compensation Plan Assets, (ii) to make payments to current and former employees and non-employee directors of the Parent Guarantor and its Subsidiaries pursuant to any deferred compensation plan or (iii) as otherwise permitted by the Deferred Compensation Plan Trust in which such Deferred Compensation Plan Assets are held;

(25) the disposition in the ordinary course of business of interests in any resort operating as part of the European business of the Parent Guarantor or its Restricted Subsidiaries to an independent trustee after all or substantially all of the Time Share Inventory attributable to such resort have been sold to third parties; and

(26) he disposition in the ordinary course of business of interests in the entities which hold the interests in inventory used in the operation of the Marriott Vacation Club, Asia Pacific business to an independent trustee or administrative third parties subject to regulatory provisions of the laws of the jurisdictions governing such entities.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if the Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligation” and

(b) in all other instances, the greater of:

(27) the Fair Market Value of the property or asset subject to the Sale and Leaseback Transaction, and

(28) the present value (discounted at the interest rate implicit in the transaction, as reasonably determined by the Parent Guarantor) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction (including any period for which the lease has been extended).

“Beneficial Owner” means a beneficial owner as defined in Rule 13d-3 under the Exchange Act, except that:

(a) a Person will be deemed to be the Beneficial Owner of all shares that the Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time, and

(b) for purposes of clause (a) of the definition of “Change of Control,” any “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, shall be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or legal entity (the “parent corporation”), so long as that person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that parent corporation.

The term “Beneficially Own” shall have a corresponding meaning.

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee of the board of directors; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the managing member or members or any controlling committee or board of managers of such company or the Board of Directors of the sole member or the managing member thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the corporate trust office of the trustee is located are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participation, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest.

“Capital Stock Sale Proceeds” means the aggregate proceeds (including the Fair Market Value of property other than cash) received by the Parent Guarantor from the issuance or sale (other than to a Restricted Subsidiary of the Parent Guarantor or an employee stock ownership plan or trust established by the Parent Guarantor or any of its Subsidiaries for the benefit of their employees to the extent such sale to such employee stock ownership plan or trust is financed by loans from or Guaranteed by the Parent Guarantor or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) by the Parent Guarantor of its Capital Stock (other than Disqualified Stock) or contributions to the equity capital of the Parent Guarantor (other than contributions utilized to make Investments pursuant to clause (z) of the definition of “Permitted Investment”) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance, sale or contribution and net of taxes paid or payable as a result thereof (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Capitalized Leases” means all leases that are required to be, in accordance with GAAP, recorded as capitalized or financing leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided that all obligations of the Parent Guarantor and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP (whether or not such operating lease was in effect on August 23, 2018) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of the indenture regardless of any change in GAAP following August 23, 2018 (or any change in the implementation in GAAP for future periods that are contemplated as of August 23, 2018) that would otherwise require such obligation to be recharacterized as a Capitalized Lease.

“Cash Equivalents” means any of the following:

(a) (i) U.S. Dollars, Canadian dollars, euro or any national currency of any member state of the European Union or (ii) any other foreign currency held by the Parent Guarantor or any of its Restricted Subsidiaries from time to time in the ordinary course of business;

(b) securities issued or directly and fully guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or member state is pledged in support thereof) having maturities of not more than 24 months from the date of acquisition;

(c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances with maturities of one year or less from the date of acquisition, with any domestic or foreign commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(d) repurchase obligations for underlying securities of the types described in clauses (b), (c) and (g) of this definition entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e) commercial paper rated at least “P-2” by Moody’s or at least “A-2” by S&P, and in each case maturing within 24 months after the date of creation thereof and Debt or Preferred Stock issued by Persons with an Investment Grade Rating from S&P or Moody’s, with maturities of 24 months or less from the date of acquisition;

(f) marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency), and in each case maturing within 24 months after the date of creation or acquisition thereof;

(g) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(h) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(i) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s;

(j) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(k) bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(l) Cash Equivalents of the types described in clauses (a) through (k) above denominated in U.S. Dollars; and

(m) investment funds investing at least 90% of their assets in Cash Equivalents of the types described in clauses (a) through (l) above.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, netting services, cash pooling arrangements, credit or debit card, purchasing card, electronic funds transfer, foreign exchange facilities and other cash management arrangements.

“Cash Management Obligations” means the obligations owed by the Parent Guarantor or any of its Restricted Subsidiaries under any Cash Management Agreement.

“Casualty Event” means any event that gives rise to the receipt by the Parent Guarantor or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change of Control” means the occurrence of any of the following events:

(a) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” (as such terms are used in

Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Parent Guarantor (or any of its direct or indirect parent entities or their successors by merger, consolidation or purchase of all or substantially all of their assets);

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the properties and assets of the Parent Guarantor (or any of its direct or indirect parent entities or their successors by merger, consolidation or purchase of all or substantially all of their assets), the Issuer and the Restricted Subsidiaries, considered as a whole (other than a disposition of assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary), shall have occurred;

(c) except where the Parent Guarantor has become the Surviving Issuer or the Issuer has become the Surviving Parent, in each case in compliance with the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property,” the Parent Guarantor ceases to own, directly or indirectly, 100% of the voting power of the Voting Stock of the Issuer; or

(d) the shareholders of Parent Guarantor shall have approved any plan of liquidation or dissolution of Parent Guarantor (except in a transaction that complies with the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property”).

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of the Parent Guarantor becoming a direct or indirect Wholly Owned Subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Parent Guarantor immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of such holding company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Debt at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person, its Restricted Subsidiaries and Consolidated Joint Ventures for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a) increased (without duplication) by the following:

(i) provision for taxes based on income or profits or capital, including state franchise, excise and similar taxes, property taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(ii) (w) Consolidated Interest Expense of such Person for such period, (x) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization or the Incurrence of Debt (including a refinancing thereof) (in each case, whether or not successful), including (A) such fees, expenses or charges (including rating agency fees and related expenses) related to the offering or Incurrence of the loans under the Credit Agreement and any other credit facilities or the Incurrence of the Notes and any other debt securities and any Securitization Fees and (B) any amendment or other modification of the Credit Agreement, the indenture, any Securitization Facility and any other credit facilities or any other debt securities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v) (i) the amount of any restructuring charge, accrual or reserve (and adjustments to existing reserves), integration cost or other business optimization expense or cost (including charges directly related to the implementation of cost-savings initiatives) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures after the Issue Date, including those related to any severance, retention, signing bonuses, relocation, recruiting and other employee-related costs, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), systems development and establishment costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities and to exiting lines of business and consulting fees incurred with any of the foregoing and (ii) fees, costs and expenses associated with acquisition-related litigation and settlements thereof; plus

(vi) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period, including any impairment charges or the impact of purchase accounting (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Parent Guarantor may elect not to add back such non-cash charge in the current period and (B) to the extent the Parent Guarantor elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be deducted from Consolidated EBITDA to such extent) or other items classified by the Parent Guarantor as special items less other non-cash items increasing Consolidated Net Income (excluding any such non-cash item to the extent it represents a receipt of cash in any future period); plus

(vii) without duplication of any amounts added back pursuant to clause (xiii) below, the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary; plus

(viii) the amount of (A) pro forma “run rate” cost savings, operating expense reductions and other synergies (in each case, net of amounts actually realized) related to the Transactions that are reasonably identifiable, factually supportable and projected by the Parent Guarantor in good faith to result from actions (x) that have been taken, (y) with respect to which substantial steps have been taken or that are expected to be taken (in the good faith determination of the Parent Guarantor) within 24 months after the Issue Date or (B) pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions, and other synergies (in each case net of amounts actually realized) related to acquisitions, dispositions and other Specified Transactions, or related to restructuring initiatives, cost savings initiatives and other initiatives that are reasonably identifiable, factually supportable and projected by the Parent Guarantor in good faith to result from actions that have either been taken, with respect to which substantial steps have been taken or are that are expected to be taken (in the good faith determination of the Parent Guarantor) within 24 months after the date of consummation of such acquisition, disposition or other Specified Transaction or the initiation of such restructuring initiative, cost savings initiative or other initiatives; provided that the aggregate amount added back in the calculation of Consolidated EBITDA for any such period pursuant to this clause (viii)(B) shall not exceed 15% of Consolidated EBITDA (calculated prior to giving effect to any add-backs pursuant to this clause (viii)(B)); plus

(ix) (x) any costs or expense incurred by the Parent Guarantor or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are non-cash costs or expenses and/or otherwise funded with cash proceeds contributed to the capital of the Parent Guarantor or Capital Stock Sale Proceeds of an issuance of Capital Stock (other than Disqualified Capital Stock) of the Parent Guarantor and (y) the amount of expenses relating to payments made to option holders of the Parent Guarantor in connection with, or as a result of, any distribution being made to equityholders of the Parent Guarantor, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, to the extent permitted under the indenture; plus

(x) with respect to any JV Entity, an amount equal to the proportion of those items described in clauses (i) and (iii) above relating to such JV Entity corresponding to the Parent Guarantor’s and its Restricted Subsidiaries’ proportionate share of such JV Entity’s Consolidated Net Income (determined as if such JV Entity were a Restricted Subsidiary) to the extent the same was deducted (and not added back) in calculating Consolidated Net Income; plus

(xi) earnout and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; plus

(xii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xiii) any net loss included in Consolidated Net Income attributable to noncontrolling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(xiv) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheets of the Parent Guarantor and its Restricted Subsidiaries; plus

(xv) net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(xvi) the amount of loss or discount on sales of Securitization Assets and related assets in connection with a Qualified Securitization Transaction; plus

(xvii) the amount of any charges, expenses, costs or other payments in respect of (x) facilities no longer used or useful in the conduct of the business of the Parent Guarantor and its Restricted Subsidiaries, (y) abandoned, closed, disposed or discontinued operations and (z) any losses on disposal of abandoned, closed or discontinued operations; plus

(xviii) any non-cash losses realized in such period in connection with adjustments to any employee benefit plan due to changes in actuarial assumptions, valuation or studies; plus

(xix) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of the initial application of Accounting Standards Codification 715, and any other items of a similar nature; plus

(xx) adjustments and addbacks set forth in any quality of earnings analysis prepared by independent registered public accountants of recognized national standing in connection with any Permitted Acquisition or Investment that is permitted under the indenture; plus

(xxi) (A) any costs or expenses associated with the Transactions or (B) any costs or expenses associated with any equity offering, Investment or Incurrence of Debt permitted hereunder (whether or not consummated or incurred, as applicable); plus

(xxii) losses from dispositions of real estate that are not to traditional consumer purchasers; and

(b) decreased (without duplication) by the following:

(i) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Parent Guarantor and its Restricted Subsidiaries; plus

(iii) any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(iv) any net gain included in Consolidated Net Income of such Person for such period attributable to noncontrolling interests (other than a Consolidated Joint Venture) pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(v) gains from dispositions of real estate that are not to traditional consumer purchasers; plus

(vi) any gains on disposal of abandoned, closed or discontinued operations; plus

(vii) any gains with respect to any JV Entity, in an amount equal to the proportion of those items described in clauses (a)(i) and (iii) above relating to such JV Entity corresponding to the Parent Guarantor’s and its Restricted Subsidiaries’ proportionate share of such JV Entity’s Consolidated Net Income (determined as if such JV Entity were a Restricted Subsidiary) to the extent the same was added (and not deducted) in calculating Consolidated Net Income; plus

(viii) the amount of gains on sales of Securitization Assets and related assets in connection with a Qualified Securitization Transaction;

(c) increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation; and

(d) increased or decreased (to the extent not already included in determining Consolidated EBITDA) by any Pro Forma Adjustment.

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Parent Guarantor or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Parent Guarantor or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by an Officer of the Parent Guarantor and delivered to the trustee (upon which the trustee may conclusively rely). For purposes of determining Consolidated EBITDA for any period, there shall be excluded the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Parent Guarantor or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition). Any adjustments in the calculation of Consolidated Net Income shall be without duplication of any adjustment to Consolidated EBITDA, and any adjustments to Consolidated EBITDA shall be without duplication of any adjustments to Consolidated Net Income.

Unless otherwise specified, all references herein to a “Consolidated EBITDA” shall refer to the Consolidated EBITDA of the Parent Guarantor, its Restricted Subsidiaries and Consolidated Joint Ventures on a consolidated basis.

“Consolidated Fixed Charges” means, for any period, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum, without duplication, of:

(a) Consolidated Interest Expense for such period; plus

(b) Disqualified Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock; plus

(c) Preferred Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock.

“Consolidated Fixed Charges Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Fixed Charges for such Test Period; provided, however, that if:

(1) since the beginning of that period the Parent Guarantor or any Restricted Subsidiary has Incurred any Debt that remains outstanding or repaid any Debt, or

(2) the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Incurrence or repayment of Debt,

Consolidated Fixed Charges for that period shall be calculated after giving effect on a Pro Forma Basis to that Incurrence or repayment as if the Debt was Incurred or repaid on the first day of that period; provided that, in the event of any repayment of Debt, Consolidated EBITDA for that period shall be calculated as if the Parent Guarantor or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to repay such Debt.

If any Debt bears a floating rate of interest and is being given Pro Forma Effect, the interest expense on that Debt shall be calculated as if the base interest rate in effect for the floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Swap Contract applicable to that Debt if the applicable Swap Contract has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Parent Guarantor shall be deemed, for purposes of the proviso in the first paragraph of this definition, to have repaid during such period the Debt of that Restricted Subsidiary to the extent the Parent Guarantor and its continuing Restricted Subsidiaries are no longer liable for that Debt after the sale.

“Consolidated Interest Expense” means, for any period, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the amount of interest expense (including that attributable to capital leases, but excluding that attributable to indebtedness in respect of any Qualified Securitization Transaction), net of cash interest income of such Person and its Restricted Subsidiaries, with respect to all outstanding Debt of such Person and its Restricted Subsidiaries, including all commissions, discounts and other cash fees and charges owed with respect to letter of credit and bankers’ acceptance financing and net cash costs (less net cash payments) under Swap Contracts, but excluding (a) the amortization of original issue discount resulting from the issuance of indebtedness at less than par, (b) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, (c) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (d) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (e) the accretion or accrual of, or accrued interest on, discounted liabilities (other than Debt) during such period, (f) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to Accounting Standards Codification Topic 815, Derivatives and Hedging, (g) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (h) any payments with respect to make whole premiums or other breakage costs of any Debt, (i) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, and (j) expensing of bridge, arrangement, structuring, commitment, consent or other financing fees, all as calculated on a consolidated basis in accordance with GAAP.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Unless otherwise specified, all references herein to a “Consolidated Interest Expense” shall refer to the Consolidated Interest Expense of the Parent Guarantor, its Restricted Subsidiaries and Consolidated Joint Ventures on a consolidated basis.

“Consolidated Joint Venture” means a corporation, partnership, limited liability company or other business entity selected by the Parent Guarantor in its discretion (x) of which 50% or less of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by the Parent Guarantor and (y) that is consolidated with the Parent Guarantor and its Subsidiaries in accordance with GAAP in an amount not to exceed the greater of (x) $45.0 million and (y) 5.0% of Consolidated EBITDA.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and including the net income (loss) of Consolidated Joint Ventures; provided, however, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary other than the net income (loss) of Consolidated Joint Ventures, except that the Parent Guarantor’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or, so long as such Person is not (x) a joint venture with outstanding third party Indebtedness for borrowed money or (y) an Unrestricted Subsidiary, that (as reasonably determined by the Parent Guarantor) could have been distributed by such Person during such period to the Parent Guarantor a Restricted Subsidiary) as a dividend or other distribution or return on investment, subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below;

(2) solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” any net income (loss) of any Restricted Subsidiary (other than any Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to the Credit Agreement or the indenture), except that the Parent Guarantor’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Parent Guarantor or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitations contained in this clause (2));

(3) any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations;

(4) any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Parent Guarantor or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer or the Board of Directors of the Parent Guarantor);

(5) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including relating to the Transaction Expenses), or any charges, expenses or reserves in respect of any restructuring, relocation, redundancy or severance expense, new product introductions or one-time compensation charges;

(6) the cumulative effect of a change in accounting principles;

(7) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(8) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Debt and any net gain (loss) from any write-off or forgiveness of Debt;

(9) any unrealized gains or losses in respect of any obligations under any Swap Contracts or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify for hedge accounting, in each case, in respect of any obligations under any Swap Contracts;

(10) any unrealized foreign currency translation gains or losses in respect of Debt of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(11) any unrealized foreign currency translation or transaction gains or losses in respect of Debt or other obligations of the Parent Guarantor or any Restricted Subsidiary owing to the Parent Guarantor or any Restricted Subsidiary;

(12) any recapitalization accounting or purchase accounting effects, including adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent Guarantor and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(13) any impairment charge, write-down or write-off, including impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation;

(14) any effect of income (loss) from the early extinguishment or cancellation of Debt or any obligations under any Swap Contracts or other derivative instruments;

(15) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP;

(16) any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements;

(17) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures and any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowances related to such item;

(18) any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP;

(19) the net interest income, if any, generated during any Specified Turbo Period by the Time Share Receivables subject to any Qualified Securitization Transaction, as the case may be, giving rise to such Specified Turbo Period; and

(20) effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks.

In addition, to the extent not already excluded (or included, as applicable) from the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, and without duplication, Consolidated Net Income shall (1) be increased by business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated Net Income for such fiscal quarters)) and (2) not include (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted under the indenture or other contractual reimbursement obligations of a third party, (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Parent Guarantor has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption, (iii) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Debt, (iv) any non-cash charges resulting from mark-to-market accounting relating to Equity Interests, (v) any unrealized net gain or loss resulting from currency translation or unrealized transaction gains or losses impacting net income (including currency re-measurements of Debt) and any unrealized foreign currency translation or transaction gains or losses shall be excluded, including those resulting from intercompany Debt and any unrealized net gains and losses resulting from obligations in respect of any Swap Contracts in accordance with GAAP or any other derivative instrument pursuant the application of ASC Topic 815, Derivatives and Hedging and (vi) any non-cash impairment charges resulting from the application of ASC Topic 350, Intangibles—Goodwill and Other and the amortization of intangibles including those arising pursuant to ASC Topic 805, Business Combinations, and, provided, further, that solely for purposes of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any Restricted Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person, in each case, shall be excluded in calculating Consolidated Net Income.

Unless otherwise specified, all references herein to a “Consolidated Net Income” shall refer to the Consolidated Net Income of the Parent Guarantor and its Restricted Subsidiaries and Consolidated Joint Ventures on a consolidated basis.

“Consolidated Secured Debt” means, as to the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on property or assets of the Parent Guarantor or any Restricted Subsidiary minus Debt in respect of any Qualified Securitization Transaction.

“Consolidated Total Assets” means, as to the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis at any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person as of the last day of the most recently ended Test Period.

“Consolidated Total Debt” means, as to the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of all third party Debt for borrowed money, Capitalized Leases and purchase money Debt (but excluding, for the avoidance of doubt, undrawn letters of credit, banker’s acceptances, surety bonds and/or bank guarantees); provided that “Consolidated Total Debt” shall be calculated (i) net of the Unrestricted Cash Amount, (ii) excluding any obligation, liability or indebtedness of any such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of Unrestricted Cash Amount and (iii) based on the initial stated principal amount of any Debt that is issued at a discount to its initial stated principal amount without giving effect to any such discounts; provided, further, that “Consolidated Total Debt” shall not include (x) letters of credit, bankers’ acceptances, surety bonds and bank guarantees, except to the extent of unreimbursed amounts thereunder, (y) obligations under Swap Contracts entered into and (z) Debt in respect of any Qualified Securitization Transaction.

“Credit Agreement” means that certain Credit Agreement, dated as of August 31, 2018, by and among the Issuer, as the borrower, the Parent Guarantor, certain subsidiaries of the Parent Guarantor party thereto, the lenders and agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced in whole or in part from time to time in one or more agreements (in each case, with the same or new agents, lenders or institutional investors).

“Credit Facilities” means, with respect to the Parent Guarantor or any Restricted Subsidiary, one or more debt facilities (including the Credit Agreement) or commercial paper facilities with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or bankers’ acceptances or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders and lenders or another trustee, administrative agent or agents or other holders or lenders and whether provided under the Credit Agreement or any other credit agreement or other agreement or indenture).

“Debt” means, with respect to any Person on any date of determination (without duplication), whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments to the extent the same would appear as a liability on a balance sheet (excluding footnotes thereto) of such Person in accordance with GAAP;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contracts (with the amount of such net obligations being deemed to be the aggregate Swap Termination Value thereof as of such date);

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after becoming due and payable, (iii) any other obligation that appears in the liabilities section of the balance sheet of such Person, to the extent (A) such Person is indemnified for the payment thereof by a solvent Person (as reasonably determined by the Parent Guarantor) or (B) amounts to be applied to the payment therefor are in escrow and (iv) liabilities associated with customer prepayments and deposits);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Capital Lease Obligations of the Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Person;

(g) all obligations of such Person in respect of Disqualified Stock; and

(h) all obligations of the type referred to in clauses (a) through (g) of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

provided that (i) in no event shall any obligations under any Swap Contracts be deemed “Debt” for any calculation of any financial ratio under the indenture, (ii) the amount of Debt of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Debt and (B) the Fair Market Value of the property or asset encumbered thereby as determined by such Person in good faith and (iii) the Debt of any Person shall, except for purposes of calculating the Consolidated Fixed Charges Coverage Ratio to the extent the interest expense in respect thereof is not covered by proceeds held in escrow or in connection with any test date of any Limited Condition Transaction or any test related to a subsequent transaction, exclude Debt incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent the proceeds thereof are and continue to be held in an escrow and are not otherwise made available to such person.

For all purposes hereof, the Debt of any Person shall (A) include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Debt is otherwise limited and only to the extent such Debt would be included in the calculation of Consolidated Total Debt, (B) in the case of the Parent Guarantor and its Restricted Subsidiaries, exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Debt having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice, (C) exclude (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller and (iii) Debt of any direct or indirect parent company appearing on the balance sheet of the Parent Guarantor and/or the Issuer solely by reason of push down accounting under GAAP and (D) exclude obligations under or in respect of a Qualified Securitization Transaction. Notwithstanding anything herein to the contrary, Debt shall not include any payment obligation or other liability of such Person under any deferred compensation plan.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Deferred Compensation Plan Assets” means assets acquired by the Parent Guarantor or its Subsidiaries specifically for the purpose of satisfying the obligations of the Parent Guarantor and its Subsidiaries under any deferred compensation plan, together with earnings or gains on such assets, all of which will be held in a Deferred Compensation Plan Trust.

“Deferred Compensation Plan Trust” means any trust established by the Parent Guarantor, as grantor, to support the Parent Guarantor’s ability to make payments to participants in accordance with the terms of a deferred compensation plan.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent Guarantor or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock and/or cash in lieu of fractional shares of such Capital Stock), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Capital Stock that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the maturity date of the Notes; provided that (x) Capital Stock of any Person that would constitute Disqualified Stock but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Capital Stock upon the occurrence of an “asset sale,” a “change of control” or similar event shall not constitute Disqualified Stock if any such requirement becomes operative only after compliance by the Issuer with the provisions of the indenture described under “—Certain Covenants—Limitation on Asset Sales” and “—Repurchase at the Option of Holders Upon a Change of Control” and (y) if Capital Stock of any Person is issued pursuant to any plan for the benefit of employees of the Parent Guarantor (or any direct or indirect parent thereof) or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute a Disqualified Stock solely because it may be required to be repurchased by the Parent Guarantor (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Parent Guarantor or any Restricted Subsidiary held by Persons other than the Parent Guarantor or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory consolidated federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Disqualified Stock.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as published by the Federal Reserve Board on the date of such determination.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia.

“Equity Offering” means any offering for cash of Qualified Capital Stock of the Parent Guarantor or any direct or indirect parent company of the Parent Guarantor (but only to the extent such cash proceeds are contributed to the Parent Guarantor), other than (i) any public offering registered on Form S-4 or S-8, (ii) any issuance to any Subsidiary of the Parent Guarantor or (iii) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Event of Default” has the meaning set forth under “—Events of Default.”

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Existing Exchange Notes” means the 5.625% Senior Notes due 2023 issued by the Issuer and ILG, LLC.

“Existing MORI Notes” means the Issuer’s 6.500% Senior Notes due 2026.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability, as determined by the Issuer in good faith.

“Foreign Subsidiary” means any Restricted Subsidiary of the Parent Guarantor that is not a Domestic Subsidiary.

“Foreign Time Share Receivable” means a note receivable held by a Foreign Subsidiary arising from the financing of the sale of timeshare intervals and fractional products to a retail customer outside of the United States.

“GAAP” means generally accepted accounting principles in the United States as in effect on August 23, 2018, except with respect to any reports or financial information required to be delivered pursuant to the covenant described above under “—Certain Covenants—Reports,” which shall be prepared in accordance with GAAP as in effect from time to time. At any time after the Issue Date, the Parent Guarantor may elect, upon notice to the trustee, to apply International Financial Reporting Standards, as adopted in the European Union (“IFRS”), accounting principles in lieu of GAAP and, upon any such election, references in the indenture to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the indenture); provided that (i) any such election, once made, shall be irrevocable, (ii) any calculation or determination under the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to such election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP and (iii) the Parent Guarantor shall only make such an election if it also reports any subsequent financial reports required to be made pursuant to the covenant described under “—Certain Covenants—Reports” in accordance with IFRS.

“Governmental Authority” means any nation or government, any state, provincial, country, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government Obligations” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of that Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) the Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee of the payment thereof or to protect such obligee against loss in respect such Debt (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“holder” means each Person in whose name the Notes are registered on the registrar’s books, which shall initially be the nominee of DTC.

“ILG Acquisition” means the acquisition by the Parent Guarantor of all of the Capital Stock of ILG, Inc. pursuant to the Merger Agreement.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of that Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any Debt or obligation on the balance sheet of that Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing).

“Independent Financial Advisor” means an accounting or investment banking firm of national standing or any third-party appraiser of national standing; provided that the firm or appraiser is not an Affiliate of the Issuer.

“Intercompany Agreements” means collectively, the Marriott License Agreement, the Ritz-Carlton License Agreement, the Marriott Rewards Affiliation Agreement, the Marriott Comfort Letter and the Ritz-Carlton Comfort Letter.

“Interest” with respect to the Notes means interest with respect thereto.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee with respect to any obligation of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Parent Guarantor and its Restricted Subsidiaries, intercompany loans, advances, or Debt having a term not exceeding 364 days (inclusive of any roll-

over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but in each case, without duplication of any adjustments to the amount of such Investment permitted by any provision of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” including the definition of Permitted Investments (other than clause (m) of the second paragraph of such covenant or clause (w) of the definition of Permitted Investments), net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means October 1, 2019.

“JV Entity” means any joint venture of the Parent Guarantor or any of its Restricted Subsidiaries that is not a Subsidiary.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, assignment (by way of security or otherwise), deemed trust, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease Obligation or Sale and Leaseback Transaction having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by one or more of the Parent Guarantor and its Restricted Subsidiaries of any assets, business or Person, the consummation of which is not conditioned on the availability of, or on obtaining, third party acquisition financing.

“Limited Condition Transaction” means (i) a Limited Condition Acquisition, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and/or (iii) any dividends or distributions on, or redemptions of the Parent Guarantor’s Capital Stock requiring irrevocable notice in advance thereof.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common stock or common equity interests of the Parent Guarantor or its direct or indirect parent on the date of the declaration of a Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common stock or common equity interests on the principal securities exchange on which such common stock or common equity interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Marriott Comfort Letter” means the letter agreement, dated November 21, 2011, executed and delivered by Marriott International Inc., and Marriott Worldwide Corporation, as licensors, the Parent Guarantor, as licensee, and the administrative agent under the Credit Agreement.

“Marriott License Agreement” means the License, Services and Development Agreement by Marriott International Inc. and Marriott Worldwide Corporation, as licensors, and the Parent Guarantor, as licensee, effective as of November 19, 2011.

“Marriott Rewards Affiliation Agreement” means the Marriott Rewards Affiliation Agreement, effective as of November 21, 2011, by and among Marriott International Inc., Marriott Rewards, LLC, the Parent Guarantor and the Issuer.

“Material Adverse Effect” means a material adverse effect on the (a) business, results of operations or financial condition of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole, (b) ability of the Issuer and the Guarantors to perform their payment obligations under the indenture, the Notes or the Note Guarantees or (c) rights and remedies of the trustee or the holders of Notes under the indenture, the Notes or the Note Guarantees.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of April 30, 2018, among the Parent Guarantor, ILG, Inc., Ignite Holdco, Inc., Ignite Holdco Subsidiary, Inc., Volt Merger Sub, Inc. and Volt Merger Sub, LLC.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the properties or assets that are the subject of that Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees (including, without limitation, brokers’ or investment bankers’ commissions or fees) and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of the Asset Sale,

(b) all payments made on any Debt that is secured by any property or asset subject to the Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to that property or asset, or which must by its terms, or in order to obtain a necessary consent to the Asset Sale, or by applicable law, be repaid out of the proceeds from the Asset Sale,

(c) ll distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of the Asset Sale, and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the properties or assets disposed in the Asset Sale and retained by the Issuer or any Restricted Subsidiary after the Asset Sale;

provided that, to the extent that any portion of the consideration for an Asset Sale is required by contract to be held in a separate escrow or deposit account to support indemnification, adjustment of purchase price or similar obligations, such portion of the consideration shall become Net Available Cash only at such time as it is released to the Parent Guarantor or a Restricted Subsidiary from the escrow or deposit account.

“Net Cash Proceeds” means the aggregate proceeds (including the Fair Market Value of property other than cash) received by the Parent Guarantor or any Restricted Subsidiary in connection with such issuance or sale (other than to a Restricted Subsidiary of the Parent Guarantor or an employee stock ownership plan or trust established by the Parent Guarantor or any of its Subsidiaries for the benefit of their employees to the extent such sale to such employee stock ownership plan or trust is financed by loans from or Guaranteed by the Parent

Guarantor or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) by the Parent Guarantor or any Restricted Subsidiary after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Non-Recourse Debt” means Debt of a Person: (a) as to which neither the Issuer nor any Guarantor provides any Guarantee or credit support of any kind or is directly or indirectly liable and (b) which does not provide any recourse against any of the assets of the Issuer or any Guarantor. Notwithstanding the foregoing, (i) the provision of Standard Securitization Undertakings in connection with a Qualified Securitization Transaction shall not invalidate the status of the Debt of such Time Share SPV that is otherwise classified as Non-Recourse Debt pursuant to the terms of this definition and (ii) Debt shall not be considered to be recourse to a Person if recourse is contingent upon the occurrence of specified events that have not yet occurred in circumstances in which the occurrence of such events is within the control of such Person (e.g., provisions commonly known as “bad boy” provisions).

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and the Issuer’s other obligations under the indenture by a Guarantor pursuant to the terms of the indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, Vice Chairman, any President, the Chief Accounting Officer, any Executive Vice President, any Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer, at least one of whom shall be the principal executive officer, principal financial officer or the principal accounting officer of the Issuer, and delivered to the trustee.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the trustee. The counsel may be an employee of or counsel to the Issuer.

“Performance References” has the meaning set forth in the definition of “Derivative Instrument.”

“Permitted Acquisition” means the purchase or other acquisition of property and assets or businesses of any Person or of assets by the Parent Guarantor or any Restricted Subsidiary, or Capital Stock in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of the Parent Guarantor (including as a result of a merger or consolidation); provided that such purchase or acquisition is permitted under the indenture.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Parent Guarantor’s common stock (or other securities or property following a merger event or other change of the common stock of the Parent Guarantor) purchased by the Parent Guarantor in connection with the issuance of any convertible Debt; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Parent Guarantor from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Parent Guarantor from the sale of such convertible Debt issued in connection with such Permitted Bond Hedge Transaction.

“Permitted Business” means (a) any businesses, services or activities engaged in by the Parent Guarantor or its Subsidiaries on the Issue Date and (b) any businesses, services and activities engaged in by the Parent Guarantor or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Permitted Investment” means any Investment by the Parent Guarantor or a Restricted Subsidiary in:

(a) any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided that the primary business of the Restricted Subsidiary is a Permitted Business;

(b) any Person if as a result of the Investment that Person is merged or consolidated with or into, or transfers or conveys all or substantially all its properties and assets to, the Parent Guarantor or a Restricted Subsidiary; provided that such Person’s primary business is a Permitted Business;

(c) cash and Cash Equivalents;

(d) loans or advances to officers, directors, managers, partners and employees of the Parent Guarantor (or any direct or indirect parent thereof) and its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Capital Stock of the Parent Guarantor (provided that the proceeds of any such loans and advances shall be contributed to the Parent Guarantor in cash as common equity and provided, further, that such contribution shall not constitute an equity contribution that may be utilized for other baskets (including for the purpose of determining the amount available for Restricted Payments under clause (c)(2) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments”) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $45.0 million;

(e) asset purchases, acquisitions, licenses or leases (in each case including inventory (including Time Share Inventory), supplies, materials and equipment) and the licensing or contribution of intellectual property or other rights, in each case in the ordinary course of business;

(g) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(h) Investments consisting of Liens permitted under the covenant described under “—Certain Covenants—Limitation on Liens” and Debt (including Guarantees) permitted under the covenant described under “—Certain Covenants—Limitation on Debt”;

(i) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment existing on the Issue Date hereof; provided that the amount of any Investment permitted pursuant to this clause (h) is not increased from the amount of such Investment on the Issue Date except pursuant to the terms of such Investment as of the Issue Date or as otherwise permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or under any clause of this definition of “Permitted Investment”;

(j) Investments in Swap Contracts permitted under clause (p) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(k) promissory notes and other non-cash consideration received in connection with dispositions permitted under the covenant described under “—Certain Covenants—Limitation on Asset Sales”;

(l) the Transactions;

(m) Investments in the ordinary course of business consisting of prepayment of expenses, endorsements for collection or deposit and customary trade arrangements with customers consistent with past practice;

(n) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers from financially troubled account debtors or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) Investments held by the Parent Guarantor or a Restricted Subsidiary acquired after the Issue Date or of a corporation or company merged into the Parent Guarantor or merged or consolidated with a Restricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property” after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(q) Guarantees by the Parent Guarantor or any of its Restricted Subsidiaries in respect of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Debt, in each case entered into in the ordinary course of business;

(r) Investments to the extent that payment for such Investments is made with Qualified Capital Stock of the Parent Guarantor; provided that, any amounts used for such an Investment or other acquisition that are not Qualified Equity Interests shall otherwise be permitted by the covenant described under “—Certain Covenants—Limitation of Restricted Payments” or pursuant to any clause of this definition of “Permitted Investment”;

(s) other Investments in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding the greater of (x) $350.0 million and (y) 45.0% of Consolidated EBITDA for the Test Period;

(t) Investments (i) in connection with a Qualified Securitization Transaction (including Investments in (x) Time Share SPVs and (y) Time Share Receivables in the ordinary course of business) and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets in connection with a Qualified Securitization Transaction;

(u) Investments in JV Entities and Unrestricted Subsidiaries in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (i) the greater of (x) $175.0 million and (y) 25.0% of Consolidated EBITDA for the Test Period;

(v) Investments made by the Parent Guarantor and its Subsidiaries in Deferred Compensation Plan Assets (including contributions to a “rabbi” trust for the benefit of employees or non-employee directors or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Parent Guarantor);

(w) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries”; provided that such Investments were not entered into in contemplation of such redesignation;

(x) other Investments; provided that, at the time of such Investment, the Total Leverage Ratio as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 3.25 to 1.00;

(y) Investments existing or contemplated on the Issue Date and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of any Investment permitted by the covenant described under “—Certain Covenants—Limitation of Restricted Payments” or pursuant to any clause of this definition of “Permitted Investment” is not increased from the amount of such Investment on the Issue Date except pursuant to the terms of such Investment as of the Issue Date or as otherwise permitted by any clause of this definition of “Permitted Investment”;

(z) Investments in connection with tax planning and reorganization activities; provided that, after giving effect to, any such activities, the value of the Note Guarantees in favor of the holders of the Notes, taken as a whole, would not (and will not) be materially impaired;

(aa) Investments in a Permitted Business in an aggregate amount for all such Investments not to exceed, at the time such Investment is made and after giving effect to such Investment, the sum of (i) an amount equal to the greater of (x) $175.0 million and (y) 25.0% of Consolidated EBITDA for the Test Period plus (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Parent Guarantor or any Restricted Subsidiary after the Issue Date;

(bb) the forgiveness or conversion to equity of any intercompany Debt owed to the Parent Guarantor or any of its Restricted Subsidiaries or the cancellation or forgiveness of any Debt owed to the Patent Guarantor (or any direct or indirect parent of the Parent Guarantor) or a Subsidiary from any members of management of the Parent Guarantor (or any direct or indirect parent of the Parent Guarantor) or any Subsidiary, in each case permitted by the covenant described under “—Certain Covenants—Limitation on Debt”;

(cc) loans or advances or other similar transactions with customers, distributors, clients, developers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business;

(dd) advances in the ordinary course of business to secure developer contracts of the Parent Guarantor and its Restricted Subsidiaries;

(ee) Investments in any captive insurance companies that are Restricted Subsidiaries in an aggregate amount not to exceed 150% of the minimum amount of capital required under the laws of the jurisdiction in which such captive insurance companies is formed (plus any excess capital generated as a result of any such prior investment that would result in a materially unfavorable tax or reimbursement impact if distributed), and other Investments in any captive insurance companies that are Restricted Subsidiaries to cover reasonable general corporate and overhead expenses of such captive insurance companies;

(ff) Investments by any captive insurance companies that are Restricted Subsidiaries;

(gg) Investments in any captive insurance companies that are Restricted Subsidiaries in connection with a push down by the Parent Guarantor or the Issuer of insurance reserves;

(hh) Investments in Time Share Development Property in the ordinary course of business; provided that at the time of making such Investment, no Default or Event of Default shall have occurred and be continuing; and

(ii) Investments by any Foreign Subsidiary in debt securities issued by any nation in which such Foreign Subsidiary has cash which is the subject of restrictions on export, or any agency or instrumentality of such nation or any bank or other organization organized in such nation, in an aggregate amount not to exceed $75.0 million at any time outstanding.

For purposes of determining compliance with this definition of Permitted Investments, in the event that a Permitted Investment meets the criteria of more than one of the categories described above in clauses (a) through (hh) of Permitted Investments, the Parent Guarantor will be permitted, in its sole discretion, (x) to classify such Permitted Investment on the date of such Permitted Investment and may later reclassify such Permitted Investment in any manner (based on the circumstances existing at the time of any such reclassification), (y) may divide and later redivide the amount of such Permitted Investment among more than one of such clauses and (z) will only be required to include such Permitted Investment in one of any such clauses.

“Permitted Liens” means:

(a) Liens to secure Debt in an aggregate principal amount not to exceed the amount permitted to be Incurred under clause (b) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt,” regardless of whether the Parent Guarantor and the Restricted Subsidiaries are actually subject to that covenant at the time the Lien is Incurred;

(b) Liens existing on the Issue Date and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Debt) is permitted by the covenant described under “—Certain Covenants—Limitation on Debt”;

(c) Liens for taxes, assessments or governmental charges (i) which are not overdue for a period of more than 30 days, (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business (i) which secure amounts not overdue for a period of more than 60 days or if more than 60 days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Lien, (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(e) (i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business in connection with workers’ compensation, payroll taxes, unemployment insurance, general liability or property insurance and/or other social security legislation; (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Parent Guarantor or any of its Restricted Subsidiaries; and (iii) over bank accounts pursuant to the general terms and conditions of banks;

(f) Liens to secure the performance of bids, trade contracts, governmental contracts and leases (other than Debt for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business, and obligations in respect of letters of credit, bank guarantee or similar instruments that have been posted to support the same;

(g) easements, rights-of-way, restrictions, covenants, conditions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole;

(h) Liens securing judgments or awards for the payment of money not constituting an Event of Default;

(i) Liens securing Debt Incurred permitted under clause (m) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”; provided that (i) such Liens attach within 270 days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(j) leases, licenses, subleases or sublicenses and Liens on the property covered thereby which do not (i) interfere in any material respect with the business of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole, or (ii) secure any Debt;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection, (ii) in favor of a banking or other financial institution or entities and/or credit card processors or other electronic payment service providers arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry and (iii) arising by the terms of documents of banks or other financial institutions in relation to the maintenance or administration of deposit accounts, securities accounts, commodity accounts or cash management arrangements;

(m) Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” to be applied against the purchase price for such Investment or otherwise in connection with any letter of intent, purchase agreement or escrow arrangements with respect to any such Investment or an Asset Sale permitted by the covenant described under “—Certain Covenants—Limitation on Asset Sales” and (ii) consisting of an agreement to dispose of any property in an Asset Sale permitted under the covenant described under “—Certain Covenants—Limitation on Asset Sales,” in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens with respect to property or assets of the Parent Guarantor and its Restricted Subsidiaries (including accounts receivable or other revenue streams and other rights to payment and any other assets related thereto) in connection with a property manager’s obligations in respect of timeshare collection accounts, operating accounts and reserve accounts;

(o) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries”), in each case after the Issue Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Debt and other obligations incurred prior to such time and which Debt and other obligations are permitted under the indenture that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(p) any interest or title of a lessor or sublessor under leases or subleases entered into by the Parent Guarantor or any of its Restricted Subsidiaries in the ordinary course of business;

(q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent Guarantor or any of its Restricted Subsidiaries in the ordinary course of business;

(r) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the Incurrence of Debt, (ii) relating to pooled deposit or sweep accounts of the Parent Guarantor or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Guarantor or its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Guarantor or any of its Restricted Subsidiaries in the ordinary course of business;

(s) Liens arising from precautionary Uniform Commercial Code financing statement filings or any equivalent filings in respect of any leases;

(t) Liens securing insurance policies and the proceeds thereof securing financing of the premiums with respect thereto;

(u) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

(v) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(w) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (o) of this definition; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by the covenant described under “—Certain Covenants—Limitation on Debt”;

(x) ground leases in respect of real property on which facilities owned or leased by the Parent Guarantor or any of its Restricted Subsidiaries are located;

(y) Liens on property of a non-Guarantor Restricted Subsidiary securing Debt that is permitted by the covenant described under “—Certain Covenants—Limitation on Debt” or other obligations of such non-Guarantor Restricted Subsidiary;

(z) Liens solely on any cash earnest money deposits made by the Parent Guarantor or any Restricted Subsidiary in connection with any letter of intent or purchase agreement in respect of any Investment permitted under the indenture;

(aa) Liens granted in the ordinary course of business securing obligations that do not constitute Debt;

(bb) Liens securing Debt permitted under clause (f) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(cc) other Liens; provided that at the time of Incurrence of the obligations secured thereby, the aggregate outstanding principal amount of obligations secured by Liens existing in reliance on this clause shall not exceed the greater of (x) $275.0 million and (y) 35.0% of Consolidated EBITDA for the Test Period;

(dd) Liens to secure Debt or other obligations, so long as, on a Pro Forma Basis, after giving effect to such Liens, the Secured Leverage Ratio does not exceed 3.00 to 1.00;

(ee) Liens on property of a non-Guarantor Restricted Subsidiary securing Debt permitted under clause (h) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(ff) with respect to property of any Foreign Subsidiary, other Liens and privileges arising mandatorily by law;

(gg) Liens on receivables (including Time Share Receivables) and related assets arising in connection with a Qualified Securitization Transaction;

(hh) Liens on (i) Foreign Time Share Receivables securing Debt permitted under clause (v) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt” and (ii) the monetized notes underlying hypothecations of, or Qualified Securitization Transactions with respect to, Time Share Receivables permitted under clause (v) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(ii) Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying government reimbursement program costs and other actions or claims pertaining to the same or related matters or other medical reimbursement programs;

(jj) Liens on cash and Cash Equivalents (or specific property securing such Debt) used to satisfy or discharge Debt; provided that such satisfaction or discharge is permitted under the indenture;

(kk) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(ll) Liens on cash or Investments permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” securing Swap Contracts in the ordinary course of business submitted for clearing in accordance with requirements of law;

(mm) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(nn) Liens on Capital Stock of Unrestricted Subsidiaries;

(oo) Liens arising as a result of a Permitted Sale and Leaseback Transaction or any other Sale and Leaseback Transaction permitted by the covenant described under “—Certain Covenants—Limitation on Debt”;

(pp) Liens deposits of cash with the owner or lessor of premises leased and operated by the Parent Guarantor or any of its Restricted Subsidiaries to secure the performance of the Parent Guarantor’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises;

(qq) Liens with respect to property or assets of the Parent Guarantor and its Restricted Subsidiaries (including accounts receivable or other revenue streams and other rights to payment and any other assets related thereto) in connection with a property manager’s obligations in respect of timeshare collection accounts, operating accounts and reserve accounts; and

(rr) Liens in favor of the Parent Guarantor, the Issuer or any Restricted Subsidiary.

For purposes of determining compliance with the covenant described under “—Certain Covenants—Limitation on Liens” and this definition of Permitted Liens, in the event that a Lien meets the criteria of more than one of the categories described above in clauses (a) through (rr) of Permitted Liens, the Parent Guarantor will be permitted, in its sole discretion, (x) to classify such Lien on the date of Incurrence and may later reclassify such Lien in any manner (based on the circumstances existing at the time of any such reclassification), (y) may divide and later redivide the amount of such Lien among more than one of such clauses and (z) will only be required to include such Lien in one of any such clauses; provided that all Liens of the category described above in clause (a) of Permitted Liens shall be deemed to be Incurred pursuant to clause (a) of Permitted Liens and shall not later be reclassified, and the amount of such Liens shall not be divided or later redivided among any other clause of Permitted Liens.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) the new Debt is in an aggregate principal amount not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, premiums (including tender premiums) and defeasance costs, underwriting discounts, accrued and unpaid interest, upfront fees and original issue discount related to the Refinancing,

(b) the Weighted Average Life to Maturity of the new Debt is equal to or greater than the Weighted Average Life to Maturity of the Debt being Refinanced,

(c) the Stated Maturity of the new Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

(d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include (x) Debt of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Parent Guarantor, Issuer or any Subsidiary Guarantor, or (y) Debt of the Parent Guarantor or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Permitted Sale and Leaseback Transaction” means any Sale and Leaseback Transaction consummated by the Parent Guarantor or any of its Restricted Subsidiaries after the Issue Date for Fair Market Value as determined at the time of consummation in good faith by (i) the Parent Guarantor or a Restricted Subsidiary and (ii) in the case of any Sale and Leaseback Transaction (or series of related Sale and Leaseback Transactions) the aggregate proceeds of which exceed the greater of (x) $90.0 million and (y) 12.5% of Consolidated EBITDA for the Test Period, the Board of Directors of the Parent Guarantor or such Restricted Subsidiary.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Parent Guarantor’s common stock (or other securities or property following a merger event or other change of the common stock of the Parent Guarantor) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Parent Guarantor substantially concurrently with any purchase by the Parent Guarantor of a Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion is consummated.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of the Parent Guarantor or any Restricted Subsidiary held by Persons other than the Parent Guarantor or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory consolidated federal, state and local income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Preferred Stock.

“Productive Assets” means assets (other than cash, Cash Equivalents, securities and inventory) that are used or usable by the Parent Guarantor and its Restricted Subsidiaries in Permitted Businesses.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA, (a) the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that is expected to have a continuing impact and (b) additional good faith pro forma adjustments arising out of cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Parent Guarantor and its Restricted Subsidiaries, in each case being given pro forma effect, which actions (i) have been taken or (ii) will be taken or implemented within the succeeding 24 months following such transaction and, in each case, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead, taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the consolidated financial statements of the Parent Guarantor and its Restricted Subsidiaries, assuming such Permitted Acquisition or conversion, and all other Permitted Acquisitions or conversions that have been consummated during the period, and any Debt or other liabilities repaid in connection therewith had been consummated and Incurred or repaid at the beginning of such period (and assuming that such Debt to be Incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition or conversion at the interest rate which is or would be in effect with respect to such Debt as at the relevant date of determination); provided that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that at the election of the Parent Guarantor, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $25.0 million.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any covenant under the indenture as of an applicable date or period of measurement, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement (or as of the last date of such period in the case of a balance sheet item): (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a disposition of all or substantially all Capital Stock in any Restricted Subsidiary of the Parent Guarantor or any division, product line or facility used for the operations of the Parent Guarantor or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or other Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Debt and (c) any Debt Incurred by the Parent Guarantor or any of its Restricted Subsidiaries in connection therewith and, if such Debt has a floating or formula rate, such Debt shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination; provided that, (1) without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including cost savings, synergies and operating expense reductions) that are (as determined by the Parent Guarantor in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Parent Guarantor and its Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment” and (2) in connection with any Specified Transaction that is the Incurrence of Debt in respect of which compliance with any specified leverage ratio test is by the terms of the indenture to be calculated on a Pro Forma Basis, the proceeds of such Debt shall not be netted from Debt in the calculation of the applicable leverage ratio test.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Qualified Securitization Transaction” means any Securitization Facility that meets the following conditions: (i) the Parent Guarantor shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to the Parent Guarantor and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Parent Guarantor or any of its Restricted Subsidiaries to the Securitization Subsidiary or any other Person are made for fair consideration (as determined in good faith by the Parent Guarantor) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Parent Guarantor) and may include Standard Securitization Undertakings, it being understood that the revolving warehouse credit facility evidenced by that certain Third Amended and Restated Indenture and Servicing Agreement, dated as of September 1, 2014, by and among Marriott Vacations Worldwide Owner Trust 2011-1, as issuer, the Issuer, as servicer, and Wells Fargo Bank, National Association, as indenture trustee and as back-up servicer, and the other Facility Documents (as defined therein) shall constitute a Qualified Securitization Transaction for all purposes hereunder.

“Rating Agencies” means Moody’s and S&P.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, that Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Reorganization” means any reorganization of any of the Parent Guarantor, the Issuer and/or their respective Subsidiaries implemented in order to optimize the tax position of such entities or any parent thereof (as reasonably determined by the Issuer in good faith) so long as such reorganization does not materially impair any Note Guarantee and is otherwise not materially adverse to the holders of the Notes in their capacity as such, taken as a whole.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other property or assets) declared or paid on or with respect to any shares of Capital Stock of the Parent Guarantor or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Parent Guarantor or any Restricted Subsidiary), except for (i) any dividend or distribution that is made by a Restricted Subsidiary, so long as, in the case of any dividend or distribution payable on or in respect of any Capital Stock issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Parent Guarantor or the Restricted Subsidiary holding such Capital Stock received at least its pro rata share of such dividend or distribution or (ii) any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Parent Guarantor;

(b) the purchase, repurchase, redemption, acquisition or retirement for value, including in connection with any merger or consolidation, of any Capital Stock of the Parent Guarantor or any direct or indirect parent of the Parent Guarantor (other than from the Parent Guarantor or a Restricted Subsidiary);

(c) any principal payment on, or the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (i) any Subordinated Obligation Incurred under clause (c) of the covenant described under “—Certain Covenants—Limitation on Debt” and (ii) the purchase, repurchase, redemption, acquisition or retirement for value of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case under this subclause (ii) due within one year of the date of purchase, repurchase, redemption, acquisition or retirement); or

(d) any Investment (other than Permitted Investments) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor (including the Issuer) other than an Unrestricted Subsidiary.

“Ritz-Carlton Comfort Letter” means the letter agreement, dated November 21, 2011, executed and delivered by The Ritz-Carlton Hotel Company, L.L.C., as licensor, the Parent Guarantor, as licensee, and the administrative agent under the Credit Agreement.

“Ritz-Carlton License Agreement” means the License, Services and Development Agreement by The Ritz-Carlton Hotel Company, L.L.C., as licensor and the Parent Guarantor, as licensee, effective as of November 19, 2011.

“S&P” means Standard & Poor’s Ratings Services, a business of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property or an asset now owned or hereafter acquired whereby the Parent Guarantor or a Restricted Subsidiary transfers that property or asset to another Person and the Parent Guarantor or a Restricted Subsidiary leases it from that other Person, together with any Refinancings thereof.

“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Parent Guarantor or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Securitization Asset” means (a) any Time Share Receivables, (b) any accounts receivable, mortgage receivables, loan receivables, receivables or loans relating to the financing of insurance premiums, royalty, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof and (c) all collateral securing such receivable or asset (including Time Share Receivables), all contracts and contract rights, purchase orders, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in connection with a securitization, factoring or receivable sale transaction.

“Securitization Facility” means any of one or more securitization, bank conduit receivables or warehouse financing, factoring or sales transactions, hypothecation facility and/or receivables purchase agreements, pursuant to which the Parent Guarantor or any of its Restricted Subsidiaries sells, assigns, transfers, pledges, participates, contributes to capital or otherwise conveys any Securitization Assets (including Time Share Receivables) (whether now existing or arising in the future) to a Securitization Subsidiary or any other Person.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid in connection with, any Qualified Securitization Transaction.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Transaction to repurchase or otherwise make payments with respect to Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Time Share SPV and any other Subsidiary of the Parent Guarantor formed for the purpose of and that solely engages in one or more Qualified Securitization Transactions and other activities reasonably related thereto or another Person formed for such purpose.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement, effective as of November 21, 2011, between Marriott International, Inc., the Parent Guarantor, the Issuer, Marriott Resorts Hospitality Corporation, MVCI Asia Pacific Pte. Ltd. and MVCO Series LLC.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary (other than any Securitization Subsidiary) that would be a “Significant Subsidiary” of the Parent Guarantor within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the SEC.

“Specified Transaction” means any Investment, disposition (including any disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Parent Guarantor or any asset sale of a business unit, line of business or division), Incurrence or repayment of Debt, Restricted Payment or Restricted Subsidiary redesignation that by the terms of the indenture requires any test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Specified Turbo Period” means, with respect to any Debt Incurred in respect of any Qualified Securitization Transaction, such period of time (as determined in accordance with the definitive documentation governing such Debt (the “Indebtedness Documentation”)) for which the collected receivables and other payments generated by the Time Share Receivables subject to such Qualified Securitization Transaction are not available for distribution to the obligor of such Debt (or to an affiliate of such obligor to which such distributions are to be made) pursuant to the terms of the relevant Indebtedness Documentation, including as the result of (i) the occurrence of an event analogous to a “Trigger Event,” as defined in the Indenture and Servicing Agreement, dated as of July 27, 2016, by and among MVW Owner Trust 2016-1, as issuer, the Issuer, as servicer, Wells Fargo Bank, National Association, as trustee and back-up servicer (as in effect on the Issue Date), or (ii) an Event of Default (under and as defined in the relevant Indebtedness Documentation); provided that with respect to such an Event of Default, a Specified Turbo Period will not commence until such time as payment of such Debt has been accelerated.

“Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and indemnities entered into by the Parent Guarantor or any Subsidiary of the Parent Guarantor which the Parent Guarantor has determined in good faith to be customary in a Securitization Facility, including those relating to the servicing of the assets of a Securitization Subsidiary and the provision of cash or Cash Equivalents to pay fees and expenses reasonably related thereto, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a factoring facility, a non-credit related recourse account receivable factoring arrangement.

“Stated Maturity” means, with respect to any security, the date specified in the security as the fixed date on which the payment of principal of the security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the redemption or repurchase of the security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless that contingency has occurred).

“Subordinated Obligation” means any Debt of the Issuer or the Guarantors (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the Note Guarantees pursuant to a written agreement to that effect.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Capital Stock or other interests (including partnership interests) having ordinary voting power for the election of directors, managers or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, (c) any Permitted Bond Hedge Transaction and (d) any Permitted Warrant Transaction.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Parent Guarantor, in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Parent Guarantor ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to the covenant described under “—Certain Covenants—Reports.”

“Time Share Development Property” means any portion of any existing hotel or resort property acquired by the Parent Guarantor or any of its Restricted Subsidiaries, which has not been dedicated to any time share arrangement, plan, scheme or similar device and which the Parent Guarantor or such Restricted Subsidiary intends primarily to convert into Time Share Inventory. For the avoidance of doubt, any real property interest that qualifies as Time Share Development Property shall be deemed not to qualify as Time Share Inventory.

“Time Share Inventory” means (i) inventory available to occupy as a dwelling or accommodation and which may be coupled with an estate in real estate or limited to a right to use real estate without an estate or ownership interest, pursuant to any time share arrangement, plan, scheme or similar device, in any legal form or structure (including trusts or associations) (including units physically located within a project that are currently used for sales and/or administrative purposes and that have received certificates of occupancy for such use) or (ii) any real property interest completed and available to occupy as a dwelling or accommodation and intended by the Parent Guarantor or a Restricted Subsidiary to be dedicated to any such time share arrangement (including units physically located within a project that are currently used for sales and/or administrative purposes and that have received certificates of occupancy for such use).

“Time Share Receivables” means notes receivable arising from the financing of the sale of timeshare intervals and fractional products to a retail customer, together with any assets related thereto, including, without limitation, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such notes receivable.

“Time Share SPV” means an entity intended to be bankruptcy-remote and which is formed for the purpose of engaging in the financing transactions under a Securitization Facility with respect to Time Share Receivables and the Debt of which is Non-Recourse Debt.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Transaction Expenses” means any fees and expenses incurred or paid by the Parent Guarantor or any Restricted Subsidiary in connection with the Transactions.

“Transactions” means, collectively, (a) the borrowing of funds under the Credit Agreement on the closing date of the ILG Acquisition, (b) the issuance of the Existing MORI Notes, (c) the issuance of the Existing Exchange Notes, (d) the issuance of the Notes on the Issue Date, (e) the refinancing of Debt of the Parent Guarantor and its subsidiaries and ILG, LLC and its subsidiaries, respectively, under existing credit facilities on the closing date of the ILG Acquisition, (f) the ILG Acquisition, (g) the consummation of any other transaction in connection with the foregoing and (h) the payment of Transaction Expenses.

“Treasury Rate” means, as obtained by the Issuer, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to September 15, 2022; provided, however, that if the period from such Redemption Date to September 15, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Unrestricted Cash Amount” means, as to any Person on any date of determination, the amount of (a) unrestricted cash and Cash Equivalents of such Person in excess of $50.0 million and (b) cash and Cash Equivalents of such Person restricted in favor of the Credit Agreement (which may also include cash and Cash Equivalents securing other Debt secured by a Lien on any collateral along with the Credit Agreement), in each case as determined in accordance with GAAP, it being understood and agreed that proceeds subject to an escrow, trust, collateral or similar account or arrangement holding proceeds of Debt solely for the benefit of an unaffiliated third party shall be deemed to constitute “restricted cash” for purposes of the Unrestricted Cash Amount.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Parent Guarantor (other than the Issuer) that is designated after the Issue Date as an Unrestricted Subsidiary pursuant to the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary pursuant to such covenant; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Dollar” or “$” means the lawful currency of the United States.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or other governing body thereof.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Debt.

“Wholly Owned” means a Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at that time owned, directly or indirectly, by the Parent Guarantor and its other Wholly Owned Restricted Subsidiaries.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the exchange of Original Notes for New Notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of Original Notes who hold the Original Notes as “capital assets” within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (in general, assets held for investment). Special situations, such as the following, are not addressed:

•

tax consequences to holders who may be subject to special tax treatment, under U.S. federal income tax law, including, without limitation, tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, real estate investment trusts or regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the United States dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•

tax consequences to U.S. expatriates or entities covered by the anti-inversion rules under the Code, persons who actually or constructively own more than 10% of our stock by vote or value, persons subject to the base erosion and anti-abuse tax, or holders who are members of an “expanded group” or modified expanded group” with issuers within the meaning of Treasury Regulations under Code Section 355;

•	United States federal gift tax, estate tax, tax, the Medicare contribution tax with respect to net investment income or alternative minimum tax consequences, if any; or

•	any state, local or non-United States tax consequences.

If an entity treated as a partnership for U.S. federal income tax purposes holds Original Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If a holder is a partnership or a partner in a partnership holding Original Notes, such holder should his, her or its tax advisors.

The discussion below is based upon the provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Original Notes

The exchange of your Original Notes for New Notes in the exchange offer should not constitute an exchange for United States federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Original Notes. Accordingly, the exchange offer should have no United States federal income tax consequences to you if you exchange your Original Notes for New Notes. For example, there should be no change in your tax basis and your holding period should carry over to the New Notes. In addition, the United States federal income tax consequences of holding and disposing of your New Notes should be the same as those applicable to your Original Notes.

THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFER IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF EXCHANGING ORIGINAL NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

A broker-dealer that is the holder of Original Notes that were acquired for the account of such broker-dealer as a result of market-making or other trading activities, other than Original Notes acquired directly from us or any of our affiliates may exchange such Original Notes for New Notes pursuant to the exchange offer. This is true so long as each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities acknowledges that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after consummation of the exchange offer or such time as any broker-dealer no longer owns any registrable securities, we will make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. All dealers effecting transactions in the New Notes will be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Notes by broker-dealers or any other holder of New Notes. New Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of instruction states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after consummation of the exchange offer (or, if earlier, until such time as any broker-dealer no longer owns any registrable securities), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that reasonably requests such documents. We have agreed to pay all expenses incident to the exchange offer and to our performance of, or compliance with, the registration rights agreements (other than commissions or concessions of any brokers or dealers) and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the New Notes and related Note Guarantees offered in this prospectus will be passed upon for the Issuer by Kirkland & Ellis LLP. Cades Schutte LLP addressed certain matters relating to Hawaii law, Greenberg Traurig, P.A. addressed certain matters relating to Florida law and Burr & Forman LLP addressed certain matters relating to South Carolina law.

EXPERTS

The consolidated financial statements of MVW appearing in MVW’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of MVW’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Indenture provides that, regardless of whether it is at any time required to file reports with the SEC, the Issuer will file with the SEC and furnish to the holders of the Notes all such reports and other information as would be required to be filed with the SEC if the Issuer were subject to the reporting requirements of the Exchange Act; provided that, so long as we guarantee the obligations under the Notes, our reports filed with the SEC shall satisfy this requirement.

While any Notes remain outstanding, the Issuer will make available upon request to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act. This prospectus contains summaries, believed to be accurate in all material respects, of certain terms of certain agreements regarding the Exchange Offer and the Notes (including but not limited to the Indenture), but reference is hereby made to the actual agreements, copies of which will be made available to you upon request, for complete information with respect thereto, and all such summaries are qualified in their entirety by this reference. Any such request for the agreements summarized herein should be directed to Investor Relations, Marriott Vacations Worldwide Corporation, 6649 Westwood Blvd., Orlando, FL 32821, (407) 206-6000.

Any requests for assistance or for additional copies of this prospectus, related materials or documents required in connection with surrenders of Original Notes for conversion should be directed to the Exchange Agent at the address set forth below. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The Exchange Agent is:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations – Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Tiffany Castor

Tel: 315-414-3034

Facsimile: 732-667-9408

Email: CT_REORG_UNIT_INQUIRIES@bnymellon.com

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Delaware

Each of Marriott Ownership Resorts, Inc., Marriott Vacations Worldwide Corporation, Marriott Kauai Ownership Resorts, Inc., Marriott Resorts Sales Company, Inc., MORI Residences, Inc., MTSC, Inc., MVW of Hawaii, Inc., MVW SSC, Inc., MVW US Holdings LLC, The Ritz-Carlton Development Company, Inc., The Ritz-Carlton Sales Company, Inc., The Ritz-Carlton Title Company, Inc., Aqua Hotels and Resorts, Inc., Aqua-Aston Holdings, Inc., CDP GP, Inc., Cerromar Development Partners GP, Inc., HT-Highlands, Inc., HTS-Coconut Point, Inc., HTS-Ground Lake Tahoe, Inc., HTS-Beach House, Inc., HTS-Key West, Inc., HTS-KW, Inc., HTS-Lake Tahoe, Inc., HTS-Loan Servicing, Inc., HTS-Main Street Station, Inc., HTS-San Antonio, Inc., HTS-Sedona, Inc., HV Global Group, Inc., HV Global Management Corporation, IIC Holdings, Incorporated, ILG Shared Ownership, Inc., Interval Holdings, Inc., Kauai Blue, Inc., Resort Sales Services, Inc., Vacation Ownership Lending GP, Inc., Vistana Signature Experiences, Inc., Vistana Signature Network, Inc., VOL GP, Inc., WVC Rancho Mirage, Inc., Kauai Lagoons Holdings LLC, Marriott Ownership Resorts Procurement, LLC, MH Kapalua Venture, LLC, MORI Golf (Kauai), LLC, MORI Member (Kauai), LLC, MORI Waikoloa Holding Company, LLC, MVW US Services, LLC, MVW Services Corporation, RBF, LLC, RCC (GP) Holdings LLC, RCDC 942, L.L.C., RCDC Chronicle LLC, The Cobalt Travel Company, LLC, The Lion & Crown Travel Co., LLC, The Ritz-Carlton Management Company, L.L.C., MVW Vacations, LLC, Volt Merger Sub, LLC, Aqua Hospitality LLC, ILG, LLC, Aqua Hotels and Resorts Operator LLC, FOH Holdings, LLC, FOH Hospitality, LLC, Grand Aspen Holdings, LLC, Grand Aspen Lodging, LLC, HPC Developer, LLC, HTS-BC, L.L.C., HTS-Beach House Partner, L.L.C., HTS-Maui, L.L.C., HTS-San Antonio, L.L.C., HTS-Sunset Harbor Partner, L.L.C., HTS-Windward Pointe Partner, L.L.C., Management Acquisition Holdings, LLC, Windward Pointe II, L.L.C., R.C. Chronicle Building, L.P., RCC (LP) Holdings L.P., CDP Investors, L.P., Cerromar Development Partners, L.P., S.E., HTS-San Antonio, L.P., Pelican Landing Timeshare Ventures Limited Partnership, Vacation Ownership Lending, L.P. and VOL Investors, L.P. is formed or incorporated under the laws of the State of Delaware.

Corporations

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

(i)	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)	for unlawful payments of dividends or unlawful stock purchases or redemptions, or

(iv)

for any transaction from which the director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The bylaws of each of Marriott Ownership Resorts, Inc., Marriott Vacations Worldwide Corporation, Marriott Kauai Ownership Resorts, Inc., Marriott Resorts Sales Company, Inc., MORI Residences, Inc., MTSC, Inc., MVW of Hawaii, Inc., MVW Services Corporation, MVW SSC, Inc., The Ritz-Carlton Development Company, Inc., The Ritz-Carlton Sales Company, Inc., The Ritz-Carlton Title Company, Inc., Aqua Hotels and Resorts, Inc., Aqua-Aston Holdings, Inc., CDP GP, Inc., Cerromar Development Partners GP, Inc., HT-Highlands, Inc., HTS-Coconut Point, Inc., HTS-Ground Lake Tahoe, Inc., HTS-Beach House, Inc., HTS-Key West, Inc., HTS-KW, Inc., HTS-Lake Tahoe, Inc., HTS-Loan Servicing, Inc., HTS-Main Street Station, Inc., HTS-San Antonio, Inc., HTS-Sedona, Inc., HV Global Group, Inc., HV Global Management Corporation, IIC Holdings, Incorporated, ILG Shared Ownership, Inc., Interval Holdings, Inc., Kauai Blue, Inc., Vacation Ownership Lending GP, Inc., Vistana Signature Experiences, Inc., VOL GP, Inc. and WVC Rancho Mirage, Inc. (the “Delaware Corporations”) require that each Delaware Corporation, to the fullest extent authorized by the Delaware General Corporation Law, indemnify any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she was a serving as a director, officer, employee or agent of such Delaware Corporation.

Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The limited liability company agreements of MVW US Holdings LLC, MVW US Services, LLC, MVW Vacations, LLC, Kauai Lagoons Holdings LLC, Marriott Ownership Resorts Procurement, LLC, MH Kapalua Venture, LLC, MORI Golf (Kauai), LLC, MORI Member (Kauai), LLC, MORI Waikoloa Holding Company, LLC, MVW US Services, LLC, RBF, LLC, RCC (GP) Holdings LLC, RCDC 942, L.L.C., RCDC Chronicle LLC, The Cobalt Travel Company, LLC, The Lion & Crown Travel Co., LLC, The Ritz-Carlton Management Company, L.L.C., Volt Merger Sub, LLC, Aqua Hospitality LLC, Aqua Hotels and Resorts Operator LLC, FOH Holdings, LLC, FOH Hospitality, LLC, Grand Aspen Holdings, LLC, Grand Aspen Lodging, LLC, HPC Developer, LLC, HTS-BC, L.L.C., HTS-Beach House Partner, L.L.C., HTS-Maui, L.L.C., HTS-San Antonio, L.L.C., HTS-Sunset Harbor Partner, L.L.C., HTS-Windward Pointe Partner, L.L.C., ILG, LLC, Management Acquisition Holdings, LLC and Windward Pointe II, L.L.C. (each, a “Delaware LLC”) provide that any member, manager, director, officer, employee or agent or their respective affiliates, as applicable, who, in such capacity, engages or has engaged in activities on behalf of the applicable Delaware LLC, shall be indemnified and held harmless by such Delaware LLC to the fullest extent permitted by law from and against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding to which such indemnifiable person is or was a party or is threatened to be made a party by reason of the fact that such person is or was engaged in activities on behalf of such Delaware LLC. Notwithstanding the foregoing, no indemnification is available under the limited liability company agreement of any of the Delaware LLCs in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Any act or omission by an indemnifiable person done in reliance upon the opinion of independent legal counsel or public accountants selected with reasonable care shall not constitute bad faith, willful misconduct, or fraud on the part of such indemnifiable person. Payment of these indemnification obligations shall be made from the assets of the applicable Delaware LLC and the members shall not be personally liable to an indemnifiable person for payment of indemnification.

Limited Partnerships

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

The limited partnership agreements of R.C. Chronicle Building, L.P., RCC (LP) Holdings L.P., HTS-San Antonio, L.P. and Pelican Landing Timeshare Ventures Limited Partnership (the “Delaware Limited Partnerships”) provide that a general partner of such limited partnership who, in such capacity, engages or has engaged in activities on behalf of the applicable Delaware Limited Partnership, shall be indemnified and held harmless by such Delaware Limited Partnership against any losses, judgments, settlements, fines, liabilities and expenses, including reasonable attorneys’ fees, incurred by reason of any act or omission performed or omitted in good faith on behalf of such Delaware Limited Partnership and in a manner reasonably believed by such General Partner to be within its scope of authority. The Delaware Limited Partnerships may also indemnify their respective employees and other agents who to the fullest extent permitted by law.

Florida

Each of Coconut Plantation Partner, Inc., Data Marketing Associates East, Inc., HV Global Marketing Corporation, Interval International, Inc., Interval Resort & Financial Services, Inc., Lagunamar Cancun Mexico, Inc., Resort Management Finance Services, Inc., S.O.I. Acquisition Corp., Scottsdale Residence Club, Inc., St. Regis New York Management, Inc., St. Regis Residence Club, New York Inc., Vacation Title Services, Inc., VCH Communications, Inc., VCH Consulting, Inc., VCH Systems, Inc., Vistana Acceptance Corp., Vistana Aventuras, Inc., Vistana Development, Inc., Vistana Management, Inc., Vistana Portfolio Services, Inc., Vistana PSL, Inc., Vistana Residential Management, Inc., Vistana Vacation Ownership, Inc., Vistana Vacation Realty, Inc., VSE Development, Inc., VSE East, Inc., VSE Mexico Portfolio Services, Inc., VSE Pacific, Inc., VSE Trademark, Inc., VSE Vistana Villages, Inc., VSE West, Inc., Westin Sheraton Vacation Services, Inc., Worldwide Vacation & Travel, Inc., Aston Hotels & Resorts Florida, LLC, Flex Collection, LLC, HVO Key West Holdings, LLC, ILG Management, LLC, Interval Software Services, LLC, Sheraton Flex Vacations, LLC, Beach House Development Partnership and Key Wester Limited is formed or incorporated under the laws of the State of Florida.

Corporations

Section 607.0851(1) of the Florida Business Corporation Act (“FBCA”) permits, in general, a Florida corporation to indemnify any individual who is a party to a proceeding (other than a proceeding by, or in the right of, the corporation) because the individual is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in such proceeding, if the director or officer acted in good faith, in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 607.0851(4) of the FBCA provides that a corporation may not indemnify a director or an officer in connection with a proceeding by or in the right of the corporation except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, unless ordered to provide indemnification or advance expenses to such director or officer by a court, pursuant to Section 607.0854(1)(c) of the FBCA, if the court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or to advance expenses to the director or officer. If the director or officer was adjudged liable, indemnification shall be limited to expenses incurred in connection with the proceeding. Section 607.0853(1) of the FBCA permits the corporation, before final disposition of a proceeding, to advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is or was a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced. Section 607.0858(1) of the FBCA provides that the indemnification and advancement of expense provisions contained in the FBCA are not exclusive, and a corporation may, by a provision in its articles of incorporation, bylaws or any agreement, or by vote of shareholders or disinterested directors, or otherwise, obligate itself in advance of the act or omission giving rise to a proceeding to provide any other or further indemnification or advancement of expenses to any of its directors or officers. Section 607.0859 of the FBCA provides that a corporation may not indemnify or advance expenses to a director or officer if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute (i) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (ii) a transaction in which a director or officer derived an improper personal benefit; (iii) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable, unless ordered to provide indemnification or advance expenses to such director or officer by a court, pursuant to Section 607.0854(1)(c) of the FBCA, if the court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or to advance expenses to the director or officer.

The articles of incorporation or bylaws, as applicable, of each of Coconut Plantation Partner, Inc., Data Marketing Associates East, Inc., HV Global Marketing Corporation, Interval International, Inc., Interval Resort & Financial Services, Inc., Lagunamar Cancun Mexico, Inc., Resort Management Finance Services, Inc., S.O.I. Acquisition Corp., Scottsdale Residence Club, Inc., St. Regis New York Management, Inc., St. Regis Residence Club, New York Inc., Vacation Title Services, Inc., VCH Communications, Inc., VCH Consulting, Inc., VCH Systems, Inc., Vistana Acceptance Corp., Vistana Aventuras, Inc., Vistana Development, Inc., Vistana Management, Inc., Vistana Portfolio Services, Inc., Vistana PSL, Inc., Vistana Residential Management, Inc., Vistana Vacation Ownership, Inc., Vistana Vacation Realty, Inc., VSE Development, Inc., VSE East, Inc., VSE Mexico Portfolio Services, Inc., VSE Pacific, Inc., VSE Trademark, Inc., VSE Vistana Villages, Inc., VSE West, Inc., and Westin Sheraton Vacation Services, Inc. (the “Florida Corporations”), require that each Florida Corporation, to the fullest extent authorized by the FBCA, indemnify any person who was or is a party or threatened to be made a party to any proceeding by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, with respect to liabilities and expenses arising from such proceedings.

Limited Liability Companies

Section 605.0408 of the Florida Revised Limited Liability Company Act (the “FRLLCA”) provides that a limited liability company shall have the power to (i) reimburse a manager of a manager-managed company for any payment made by the manager in the course of the manager’s activities on behalf of the company and (ii) subject to certain exceptions, indemnify and hold harmless a person with respect to a claim or demand against such person or a debt, obligation or other liability incurred by such person by reason of such person’s former or present capacity as a manager, if the manager complies with certain provisions of the standards of conduct under the FRLLCA including fiduciary duties of loyalty and care.

The limited liability company agreements of Aston Hotels & Resorts Florida, LLC, Flex Collection, LLC, HVO Key West Holdings, LLC, ILG Management, LLC, Interval Software Services, LLC and Sheraton Flex

Vacations, LLC provide that, to the extent permitted by Florida law, the company shall indemnify, as applicable, members, managers, officers, employees, representatives or agents of the company against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual in connection with an action and require the company, subject to certain limitations, to advance expenses incurred in defending any such action.

Limited Partnerships

Section 620.1303 of the Florida Revised Uniform Limited Partnership Act (the “FRULPA”) provides that a limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for an obligation of the limited partnership solely by reason of being a limited partner, even if the limited partner participates in the management and control of the limited partnership.

The Beach House Development Partnership Joint Venture Agreement provides that each Venturer (as defined therein) indemnifies and holds the other Venturers harmless from and against any liability, claim, damage, action or obligation for any liability or obligation of the Joint Venture in excess of each other Venturer’s respective percentage interest of any such losses. The Tax Matters Partner is indemnified against any and all judgments, fines, amounts paid in settlement, and expenses incurred in any civil, criminal, or investigative proceeding in which it is involved or threatened to be involved by reason of being the Tax Matters Partner for the partnership.

The Agreement of Limited Partnership of Key Wester Limited allows for indemnification of the General Partner and those acting on its behalf to the extent the acts or omissions performed or omitted to be performed are within the scope of the authority conferred by the Agreement and FRULPA.

Hawaii

Each of Hawaii Vacation Title Services, Inc., Vistana Hawaii Management, Inc., Vistana Vacation Services Hawaii, Inc., REP Holdings, Ltd., Aqua Hotels & Resorts, LLC, Aqua Luana Operator LLC, Aqua-Aston Hospitality, LLC, Diamond Head Management LLC, Hotel Management Services LLC, Kai Management Services LLC, Maui Condo and Home, LLC and RQI Holdings, LLC is formed or incorporated, as applicable, under the laws of the State of Hawaii.

Corporations

Section 242 of the Hawaii Business Corporation Act, Chapter 414, Hawaii Revised Statutes (the “HBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:

•

(a) the individual conducted himself or herself in good faith, and (b) the individual reasonably believed (i) in the case of conduct of official capacity, that his or her conduct was in the best interests of the corporation, and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful; or

•

the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, subject to the provisions of HBCA Section 32(b)(5) which prohibit corporations from indemnifying directors against liability for (a) receipt of a financial benefit to which the director is not entitled, (b) an intentional infliction of harm on the corporation or its shareholders, (c) approving an unlawful distribution to shareholders under Section 223 of the HBCA, or (d) an intentional violation of criminal law.

HBCA Section 243 provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

In addition, pursuant to HBCA Section 244, before final disposition of a proceeding, a corporation may also advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, if the director delivers to the corporation:

•

a written affirmation of the director’s good faith belief that (a) he or she has met the relevant standard of conduct described in HBCA Section 242 (referred to above), or (b) the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation, subject to the provisions of HBCA Section 32(b)(4) which prohibit corporations from eliminating directors’ liability for (i) receipt of a financial benefit to which the director is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) approving an unlawful distribution to shareholders, or (iv) an intentional violation of criminal law; and

•

the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under HBCA Section 243 (referred to above) and it is ultimately determined under Section 245 (referred to below) or 246 (non-court determination methods) of the HBCA that the director has not met the relevant standard of conduct described in HBCA Section 242 (referred to above).

Pursuant to HBCA Section 245, a director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. The court shall order indemnification or an advance for expenses (if applicable) upon determining that the director is entitled to mandatory indemnification under HBCA Section 243 (referred to above) or that such indemnification or advance is authorized by the corporation’s articles of incorporation or bylaws or is otherwise fair and reasonable in view of all the relevant circumstances.

HBCA Section 247 provides that a corporation may indemnify and advance expenses for an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director, except for liability in connection with a proceeding by or in the right of the corporation (other than reasonable expenses in connection with the proceeding). An officer is also entitled to mandatory indemnification and may apply to a court for indemnification or an advance of expenses to the same extent as a director pursuant to HBCA Sections 243 and 245 (referred to above).

The bylaws of each of Hawaii Vacation Title Services, Inc., Vistana Hawaii Management, Inc., and Vistana Vacation Services Hawaii, Inc. provide that such corporation (a) shall have the power to indemnify all directors, officers, employees, and agents of such corporation and (b) shall advance expenses reasonably incurred by such persons in defending any civil, criminal, administrative or investigative action, suit, or proceeding, in accordance with and to the fullest extent permitted by applicable law.

The bylaws of REP Holdings, Ltd. provide that the corporation shall indemnify its directors, officers, employees, and agents and persons serving, at the request of the corporation, as such of another entity. However, the bylaws impose a requirement that the indemnified person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the person’s conduct was unlawful. Indemnification is also mandatory for a person successful on the merits or otherwise. With respect to a suit by or in the right of the corporation, the bylaws provide for no indemnification if the person is adjudged liable for negligence or misconduct unless the court shall determine the person is fairly and reasonably entitled to indemnity. The bylaws permit advancement of expenses upon receipt of an undertaking as required by statute.

Limited Liability Companies

Pursuant to Section 403 of the Hawaii Uniform Limited Liability Company Act, Chapter 428, Hawaii Revised Statutes (the “HULLCA”), a limited liability company must reimburse its members or managers for payments made and must indemnify them for liabilities incurred by them in the ordinary course of business of the company or for the preservation of the company’s business or property. In addition, HULLCA Section 103 provides that, subject to certain exceptions, all the members of a limited liability company may enter into an operating agreement to regulate the affairs of the company and the conduct of its business, and to govern relations among the members, managers, and company.

The operating agreements of each of Aqua Hotels & Resorts, LLC, Hotel Management Services LLC, and Kai Management Services LLC provide that the manager and each member shall be indemnified to the fullest extent permitted by law unless such person’s liability, loss, damage, or expense resulted from such person’s fraud, gross negligence, reckless or intentional misconduct, or a knowing violation of law. These operating agreements are silent as to indemnification of any employee or agent of the company and are also silent with respect to advancement of expenses.

The operating agreements of each of Aqua-Aston Hospitality, LLC, Maui Condo and Home, LLC, and RQI Holdings, LLC provide that the company, its receiver, or trustee shall indemnify each of the managers, member(s), or the officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing (each, a “Covered Person”) except with respect to any claims, demands, actions, suits, or proceedings, civil, criminal, administrative, or investigative (each, a “Claim”), in which the Covered Person is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith, gross negligence, or breach of a fiduciary duty to the company or any member. Such operating agreements also provide for advancement of expenses upon receipt of an undertaking by the Covered Person to repay under certain circumstances.

The operating agreement of Aqua Luana Operator LLC provides that the company shall indemnify the members holding not less than a majority of all of the membership interests. It is silent as to indemnification of any minority member, employee, or agent of the company and is also silent with respect to advancement of expenses.

The operating agreement of Diamond Head Management LLC provides that the company shall indemnify each officer, provided that the company’s indemnification obligations shall extend only to acts or omissions performed or omitted by an officer in good faith and in the belief that the acts or omissions were in the company’s interest or not opposed to the best interest of the company. It is silent as to indemnification of any manager, member, employee, or agent of the company and is also silent with respect to advancement of expenses.

South Carolina

Corporations

Article 5 of Chapter 8 of Title 33 of the South Carolina Business Corporation Act of 1988 (the “Act”) governs the rights and obligations of a corporation with respect to indemnification of directors and officers of the corporation.

Directors—Under Section 33-8-510(a) of the Act, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Provided, however, under Section 33-8-510(d) of the Act, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. A corporation may not indemnify a director under Section 33-8-510 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 33-8-510(a). Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Officers—Under Section 33-8-560 of the Act, unless a corporation’s articles of incorporation provide otherwise, an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-8-520 of the Act and is entitled to apply for court-ordered indemnification under Section 33-8-540 of the Act, in each case to the same extent as a director. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and a corporation also may indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Bylaws—The bylaws of each of Marriott Resorts Hospitality Corporation and Vistana MB Management, Inc. provide for the indemnification of any person who was or is a party or is to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director, officer or employee of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Limited Liability Companies

Section 33-44-403(a) of the South Carolina Uniform Limited Liability Company Act of 1996 provides that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The operating agreement of VSE Myrtle Beach, LLC provides that the company shall indemnify the member and agents for all costs, losses, liabilities, and damages paid or accrued by such person in connection with the business of the company, to the fullest extent provided or allowed by state law.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits

Reference is made to the Exhibit Index filed as part of this registration statement.

Financial Statement Schedules

Certain schedules have been omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the Notes thereto.

Item 22. Undertakings.

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding, is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT LIST

Exhibit Number	Description	Filed Herewith	Incorporation By Reference From
			Form	Exhibit	Date Filed

3.1	Restated Certificate of Incorporation of Marriott Vacations Worldwide Corporation		8-K	3.1	11/22/2011

3.2	Restated Bylaws of Marriott Vacations Worldwide Corporation		8-K	3.2	11/22/2011

4.1	Indenture, dated as of October 1, 2019, by and among Marriott Ownership Resorts, Inc., Marriott Vacations Worldwide Corporation, as guarantor, the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee		8-K	4.1	10/1/2019

4.2	Supplemental Indenture, dated December 31, 2019, by and among Marriott Ownership Resorts, Inc., MVW Vacations, LLC and the Bank of New York Mellon Trust Company, N.A., as trustee		10-K	4.12	3/2/2020

4.3	Second Supplemental Indenture, dated February 26, 2020, by and among Marriott Ownership Resorts, Inc., MVW Services Corporation, and the Bank of New York Mellon Trust Company, N.A., as trustee		10-K	4.13	3/2/2020

4.4	Form of 4.750% Senior Notes due 2028 (included as Exhibit A to Exhibit 4.1 above)		8-K	4.2	10/1/2019

4.5	Registration Rights Agreement, dated as of October 1, 2019, by and among Marriott Ownership Resorts, Inc., Marriott Vacations Worldwide Corporation, as guarantor, the other guarantors party thereto and J.P. Morgan Securities LLC		8-K	4.3	10/1/2019

5.1	Opinion of Kirkland & Ellis LLP	X

5.2	Opinion of Greenberg Traurig, P.A.	X

5.3	Opinion of Cades Schutte LLP	X

5.4	Opinion of Burr & Forman LLP	X

21.1	Subsidiaries of Marriott Vacations Worldwide Corporation		10-K	21.1	3/2/2020

23.1	Consent of Ernst & Young LLP	X

23.2	Consent of Kirkland & Ellis LLP (included with Exhibit 5.1)	X

23.3	Consent of Greenberg Traurig, P.A. (included with Exhibit 5.2)	X

23.4	Consent of Cades Schutte LLP (included with Exhibit 5.3)	X

23.5	Consent of Burr & Forman LLP (included with Exhibit 5.4)	X

24.1	Powers of Attorney (included on the signature pages hereto)	X

25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the Indenture, dated as of October 1, 2019, by and among Marriott Ownership Resorts, Inc., Marriott Vacations Worldwide Corporation, as guarantor, the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee	X

99.1	Form of Letter of Instruction	X

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

MARRIOTT OWNERSHIP RESORTS, INC.
Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Stephen P. Weisz Stephen P. Weisz	President, Director (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer)	June 23, 2020

/s/ Laurie A. Sullivan Laurie A. Sullivan	Assistant Treasurer and Vice President (Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

ILG, LLC
Registrant

By:	/s/ John E. Geller, Jr.
John E. Geller, Jr.
Executive Vice President and Chief Financial Officer

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen P. Weisz Stephen P. Weisz	President, Chief Executive Officer, Manager (Principal Executive Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Executive Vice President and Chief Financial Officer, Manager (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Manager	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
Registrant

By:	/s/ John E. Geller, Jr.
John E. Geller, Jr.
Executive Vice President and Chief Financial and Administrative Officer

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of Marriott Vacations Worldwide Corporation.

Signature	Title	Date

/s/ Stephen P. Weisz Stephen P. Weisz	President, Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Executive Vice President and Chief Financial and Administrative Officer (Principal Financial Officer)	June 23, 2020

/s/ Laurie A. Sullivan Laurie A. Sullivan	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	June 23, 2020

/s/ William J. Shaw William J. Shaw	Chairman and Director	June 23, 2020

/s/ C.E. Andrews C.E. Andrews	Director	June 23, 2020

/s/ Lizanne Galbreath Lizanne Galbreath	Director	June 23, 2020

/s/ Raymond L. Gellein, Jr. Raymond L. Gellein, Jr.	Director	June 23, 2020

Signature	Title	Date

/s/ Thomas J. Hutchison III Thomas J. Hutchison III	Director	June 23, 2020

/s/ Melquiades R. Martinez Melquiades R. Martinez	Director	June 23, 2020

/s/ William W. McCarten William W. McCarten	Director	June 23, 2020

/s/ Dianna F. Morgan Dianna F. Morgan	Director	June 23, 2020

/s/ Stephen R. Quazzo Stephen R. Quazzo	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

AQUA HOSPITALITY LLC
ASTON HOTELS & RESORTS FLORIDA, LLC
MAUI CONDO AND HOME, LLC
RQI HOLDINGS, LLC
Each a Registrant

By:	/s/ John E. Geller, Jr.
John E. Geller, Jr.
Manager

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Denis Ebrill Denis Ebrill	Manager	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Manager	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Manager	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

AQUA-ASTON HOSPITALITY, LLC
Registrant

By:	/s/ Denis Ebrill
Denis Ebrill
Chief Executive Officer

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Denis Ebrill Denis Ebrill	Chief Executive Officer (Principal Executive Officer)	June 23, 2020

/s/ Laine Kelly Laine Kelly	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ Denis Ebrill Denis Ebrill	Manager	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Manager	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Manager	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

AQUA HOTELS & RESORTS, LLC
DIAMOND HEAD MANAGEMENT LLC
HOTEL MANAGEMENT SERVICES LLC
KAI MANAGEMENT SERVICES LLC
Each a Registrant

By:	Aqua Hospitality LLC
Its:	Manager

By:	/s/ John E. Geller, Jr.
John E. Geller, Jr.
Manager

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

Aqua Hospitality LLC	Manager	June 23, 2020

/s/ John E. Geller, Jr.
John E. Geller, Jr. Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

AQUA HOTELS AND RESORTS OPERATOR LLC
Registrant

By:	Aqua Hospitality LLC
Its:	Managing Member

By:	/s/ John E. Geller, Jr.
John E. Geller, Jr.
Manager

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

Aqua Hospitality LLC	Managing Member	June 23, 2020

/s/ John E. Geller, Jr.
John E. Geller, Jr. Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

AQUA HOTELS AND RESORTS, INC.
Registrant

By:	/s/ John E. Geller, Jr.
John E. Geller, Jr.
Executive Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Denis Ebrill Denis Ebrill	President and Director (Principal Executive Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Executive Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

AQUA LUANA OPERATOR LLC
Registrant

By:	Aqua Hospitality LLC
Its:	Sole Member

By:	/s/ John E. Geller, Jr.
John E. Geller, Jr.
Manager

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

Aqua Hospitality LLC	Sole Member	June 23, 2020

/s/ John E. Geller, Jr.
John E. Geller, Jr. Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

AQUA-ASTON HOLDINGS, INC.
Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Denis Ebrill Denis Ebrill	President (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director	June 23, 2020

/s/ Jeanette E. Marbert Jeanette E. Marbert	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

BEACH HOUSE DEVELOPMENT PARTNERSHIP
Registrant

By:	HTS-Beach House, Inc.
Its:	General Partner

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Director, HTS-Beach House, Inc.	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director, HTS-Beach House, Inc.	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director, HTS-Beach House, Inc.	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

CDP GP, INC.
CERROMAR DEVELOPMENT PARTNERS GP, INC.
COCONUT PLANTATION PARTNER, INC.
HAWAII VACATION TITLE SERVICES, INC.
HT-HIGHLANDS, INC.
HTS-BEACH HOUSE, INC.
HTS-COCONUT POINT, INC.
HTS-GROUND LAKE TAHOE, INC.
HTS-KEY WEST, INC.
HTS-KW, INC.
HTS-LAKE TAHOE, INC.
HTS-LOAN SERVICING, INC.
HTS-MAIN STREET STATION, INC.
HTS-SEDONA, INC.
HV GLOBAL GROUP, INC.
HV GLOBAL MANAGEMENT CORPORATION
HV GLOBAL MARKETING CORPORATION
ILG SHARED OWNERSHIP, INC.
KAUAI BLUE, INC.
ST. REGIS NEW YORK MANAGEMENT, INC.
VACATION OWNERSHIP LENDING GP, INC.
VACATION TITLE SERVICES, INC.
VISTANA ACCEPTANCE CORP.
VISTANA HAWAII MANAGEMENT, INC.
VISTANA MANAGEMENT, INC.
VISTANA MB MANAGEMENT, INC.
VISTANA RESIDENTIAL MANAGEMENT, INC.
VISTANA SIGNATURE NETWORK, INC.
VISTANA VACATION OWNERSHIP, INC.
VOL GP, INC.
Each a Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Chief Executive Officer, President and Director (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

CDP INVESTORS, L.P.
Registrant

By:	CDP GP, Inc.
Its:	General Partner

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Director, CDP GP, Inc.	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director, CDP GP, Inc.	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director, CDP GP, Inc.	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

CERROMAR DEVELOPMENT PARTNERS, L.P., S.E.
Registrant

By:	Cerromar Development Partners GP, Inc.
Its:	General Partner

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Director, Cerromar Development Partners GP, Inc.	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director, Cerromar Development Partners GP, Inc.	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director, Cerromar Development Partners GP, Inc.	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

DATA MARKETING ASSOCIATES EAST, INC.
LAGUNAMAR CANCUN MEXICO, INC.
SCOTTSDALE RESIDENCE CLUB, INC.
ST. REGIS RESIDENCE CLUB, NEW YORK INC.
VCH COMMUNICATIONS, INC.
VCH CONSULTING, INC.
VCH SYSTEMS, INC.
VISTANA AVENTURAS, INC.
VISTANA DEVELOPMENT, INC.
VISTANA PORTFOLIO SERVICES, INC.
VISTANA PSL, INC.
VISTANA SIGNATURE EXPERIENCES, INC.
VISTANA VACATION REALTY, INC.
VISTANA VACATION SERVICES HAWAII, INC.
VSE DEVELOPMENT, INC.
VSE EAST, INC.
VSE MEXICO PORTFOLIO SERVICES, INC.
VSE PACIFIC, INC.
VSE TRADEMARK, INC.
VSE VISTANA VILLAGES, INC.
VSE WEST, INC.
WESTIN SHERATON VACATION SERVICES, INC.
WVC RANCHO MIRAGE, INC.
Each a Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Chief Executive Officer, President and Director (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director	June 23, 2020

/s/ Stephen P. Weisz Stephen P. Weisz	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

FLEX COLLECTION, LLC
SHERATON FLEX VACATIONS, LLC
VSE MYRTLE BEACH, LLC
Each a Registrant

By:	Vistana Vacation Ownership, Inc.
Its:	Sole Member

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Chief Executive Officer, President and Director (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

Vistana Vacation Ownership, Inc.	Sole Member	June 23, 2020

/s/ Ralph Lee Cunningham Ralph Lee Cunningham Chief Executive Officer and President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

FOH HOLDINGS, LLC
Registrant

By:	/s/ Angela K. Halladay
Angela K. Halladay
Manager

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Angela K. Halladay	Manager	June 23, 2020
Angela K. Halladay

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

FOH HOSPITALITY, LLC
Registrant

By:	FOH Holdings, LLC
Its:	Sole Member

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham	Chief Executive Officer and President (Principal Executive Officer)	June 23, 2020
Ralph Lee Cunningham

/s/ Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020
Joseph J. Bramuchi

FOH Holdings, LLC

/s/ Angela K. Halladay	Sole Member	June 23, 2020
Angela K. Halladay Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

GRAND ASPEN HOLDINGS, LLC
HPC DEVELOPER, LLC
HTS-BC, L.L.C.
HTS-MAUI, L.L.C.
Each a Registrant

By:	S.O.I Acquisition Corp.
Its:	Sole Member

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Chief Executive Officer and President (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

S.O.I Acquisition Corp. /s/ Jeanette E. Marbert Jeanette E. Marbert President and Chief Executive Officer	Sole Member	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

HTS-SAN ANTONIO, L.L.C
Registrant

By:	/s/ Lisa Bailey Trossett
Lisa Bailey Trossett
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Chief Executive Officer and President (Principal Executive Officer)	June 23, 2020

/s/ Lisa Bailey Trossett Lisa Bailey Trossett	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

S.O.I Acquisition Corp. /s/ Jeanette E. Marbert Jeanette E. Marbert President and Chief Executive Officer	Sole Member	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

HTS-SAN ANTONIO, INC.
Registrant

By:	/s/ Lisa Bailey Trossett
Lisa Bailey Trossett
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Chief Executive Officer, President and Director (Principal Executive Officer)	June 23, 2020

/s/ Lisa Bailey Trossett Lisa Bailey Trossett	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

GRAND ASPEN LODGING, LLC
Registrant

By:	Grand Aspen Holdings, LLC
Its:	Sole Member

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Chief Executive Officer and President (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

Grand Aspen Holdings, LLC /s/ Ralph Lee Cunningham Ralph Lee Cunningham Chief Executive Officer & President	Sole Member	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

HTS-BEACH HOUSE PARTNER, L.L.C.
Registrant

By:	HTS-Beach House, Inc.
Its:	Sole Member

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Chief Executive Officer and President (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

HTS-Beach House, Inc. /s/ Ralph Lee Cunningham Ralph Lee Cunningham Chief Executive Officer & President	Sole Member	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

HTS-SAN ANTONIO, L.P.
Registrant

By:	HTS-San Antonio, Inc.
Its:	General Partner

By:	/s/ Lisa Bailey Trossett
Lisa Bailey Trossett
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Director, HTS-San Antonio, Inc.	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director, HTS-San Antonio, Inc.	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director, HTS-San Antonio, Inc.	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

HTS-SUNSET HARBOR PARTNER, L.L.C.
Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Chief Executive Officer, President and Manager (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Manager	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Manager	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

HTS-WINDWARD POINTE PARTNER, L.L.C. Registrant

By:	HTS-KW, Inc.
Its:	Sole Member

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Chief Executive Officer and President (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

HTS-KW, Inc.	Sole Member	June 23, 2020

/s/ Ralph Lee Cunningham Ralph Lee Cunningham Chief Executive Officer & President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

HVO KEY WEST HOLDINGS, LLC Registrant

By:	HV Global Marketing Corporation
Its:	Sole Member

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Chief Executive Officer and President (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

HV Global Marketing Corporation	Sole Member	June 23, 2020

/s/ Ralph Lee Cunningham Ralph Lee Cunningham Chief Executive Officer & President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

INTERVAL INTERNATIONAL, INC.
INTERVAL RESORT & FINANCIAL SERVICES, INC.
RESORT SALES SERVICES, INC.
Each a Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jeanette E. Marbert Jeanette E. Marbert	President and Director (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

IIC HOLDINGS, INCORPORATED
Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jeanette E. Marbert Jeanette E. Marbert	President and Director (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

ILG MANAGEMENT, LLC
Registrant

By:	/s/ James H Hunter, IV
James H Hunter, IV
Manager

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ James H Hunter, IV James H Hunter, IV	Manager	June 23, 2020

/s/ Jeanette E. Marbert Jeanette E. Marbert	Manager	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

INTERVAL HOLDINGS, INC.
Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jeanette E. Marbert Jeanette E. Marbert	President and Director (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director	June 23, 2020

/s/ Stephen P. Weisz Stephen P. Weisz	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

INTERVAL SOFTWARE SERVICES, LLC
Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jeanette E. Marbert Jeanette E. Marbert	President, Chief Operating Officer and Manager (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Manager	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

KAUAI LAGOONS HOLDINGS LLC
Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen P. Weisz Stephen P. Weisz	President and Manager (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer)	June 23, 2020

/s/ Laurie A. Sullivan Laurie A. Sullivan	Assistant Treasurer and Vice President (Principal Accounting Officer)	June 23, 2020

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Manager	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Manager	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Manager	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

KEY WESTER LIMITED
Registrant

By:	HTS-KW, Inc.
Its:	General Partner

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Director, HTS-KW, Inc.	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director, HTS-KW, Inc.	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director, HTS-KW, Inc.	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

MANAGEMENT ACQUISITION HOLDINGS, LLC
Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jeanette E. Marbert Jeanette E. Marbert	President and Manager (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Manager	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

MARRIOTT KAUAI OWNERSHIP RESORTS, INC.
MARRIOTT RESORTS SALES COMPANY, INC.
MORI RESIDENCES, INC.
MTSC, INC.
MVW SERVICES CORPORATION
MVW SSC, INC.
MVW VACATIONS, LLC
THE RITZ-CARLTON DEVELOPMENT COMPANY, INC.
THE RITZ-CARLTON SALES COMPANY, INC.
THE RITZ-CARLTON TITLE COMPANY, INC.
VOLT MERGER SUB, LLC
Each a Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen P. Weisz Stephen P. Weisz	President and Director (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer)	June 23, 2020

/s/ Laurie A. Sullivan Laurie A. Sullivan	Assistant Treasurer and Vice President (Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

MARRIOTT OWNERSHIP RESORTS PROCUREMENT, LLC
Registrant

By:	Marriott Ownership Resorts, Inc.
Its:	Sole Member

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen P. Weisz Stephen P. Weisz	President (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer)	June 23, 2020

/s/ Laurie A. Sullivan Laurie A. Sullivan	Assistant Treasurer and Vice President (Principal Accounting Officer)	June 23, 2020

Marriott Ownership Resorts, Inc. /s/ Stephen P. Weisz Stephen P. Weisz President	Sole Member	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

MARRIOTT RESORTS HOSPITALITY CORPORATION
Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen P. Weisz Stephen P. Weisz	President and Director (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

MH KAPALUA VENTURE, LLC
MORI GOLF (KAUAI), LLC
MORI MEMBER (KAUAI), LLC
RCDC 942, L.L.C.
THE LION & CROWN TRAVEL CO., LLC
Each a Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen P. Weisz Stephen P. Weisz	President and Manager (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer)	June 23, 2020

/s/ Laurie A. Sullivan Laurie A. Sullivan	Assistant Treasurer and Vice President (Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Manager	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Manager	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 20209.

MORI WAIKOLOA HOLDING COMPANY, LLC
Registrant

By:	Marriott Ownership Resorts, Inc.
Its:	Sole Member

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

Marriott Ownership Resorts, Inc. /s/ Joseph J. Bramuchi Joseph J. Bramuchi Treasurer and Vice President	Sole Member	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

MVW OF HAWAII, INC.
Registrant

By:	/s/ Clifford M. Delorey
Clifford M. Delorey
President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Clifford M. Delorey Clifford M. Delorey	President and Director (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ Edgar Gum Edgar Gum	Secretary and Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

MVW US HOLDINGS LLC
Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen P. Weisz Stephen P. Weisz	President, Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer (Principal Financial Officer)	June 23, 2020

/s/ Laurie A. Sullivan Laurie A. Sullivan	Assistant Treasurer (Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

MVW US SERVICES, LLC
Registrant

By:	MVW SSC, Inc.
Its:	Sole Member

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

MVW SSC, Inc.	Sole Member	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi Treasurer and Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

PELICAN LANDING TIMESHARE VENTURES LIMITED PARTNERSHIP
Registrant

By:	HTS-Coconut Point, Inc.
Its:	General Partner

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Director, HTS-Coconut Point, Inc.	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director, HTS-Coconut Point, Inc.	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director, HTS-Coconut Point, Inc.	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

R.C. CHRONICLE BUILDING, L.P.

By:	RCC (GP) Holdings LLC
Its:	General Partner

By:	RCC (LP) Holdings L.P.
Its:	Sole Member

By:	RCDC Chronicle LLC
Its:	General Partner

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

RCC (GP) Holdings LLC By: RCC (LP) Holdings L.P., its sole member By: RCDC Chronicle LLC, its general partner /s/ Stephen P. Weisz Stephen P. Weisz President	General Partner	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

RBF, LLC
Registrant

By:	The Ritz-Carlton Development Company, Inc.
Its:	Sole Member

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen P. Weisz Stephen P. Weisz	President (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer)	June 23, 2020

/s/ Laurie A. Sullivan Laurie A. Sullivan	Assistant Treasurer and Vice President (Principal Accounting Officer)	June 23, 2020

The Ritz-Carlton Development Company, Inc. /s/ Stephen P. Weisz Stephen P. Weisz President	Sole Member	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

RCC (GP) Holdings LLC
Registrant

By:	RCC (LP) Holdings L.P.
Its:	Sole Member

By:	RCDC Chronicle LLC
Its:	General Partner

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen P. Weisz Stephen P. Weisz	President (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer)	June 23, 2020

/s/ Laurie A. Sullivan Laurie A. Sullivan	Assistant Treasurer and Vice President (Principal Accounting Officer)	June 23, 2020

RCC (LP) Holdings L.P. By: RCDC Chronicle LLC, its general partner /s/ Stephen P. Weisz Stephen P. Weisz President	Sole Member	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

RCC (LP) HOLDINGS L.P.
Registrant

By:	RCDC Chronicle LLC
Its:	General Partner

By:	The Ritz-Carlton Development Company, Inc.
Its:	Sole Member

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

RCDC Chronicle LLC By: The Ritz-Carlton Development Company, Inc., its sole member /s/ Stephen P. Weisz Stephen P. Weisz President	General Partner	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

RCDC CHRONICLE LLC
Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen P. Weisz Stephen P. Weisz	President (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer)	June 23, 2020

/s/ Laurie A. Sullivan Laurie A. Sullivan	Assistant Treasurer and Vice President (Principal Accounting Officer)	June 23, 2020

The Ritz-Carlton Development Company, Inc. /s/ Stephen P. Weisz Stephen P. Weisz President	Sole Member	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

REP HOLDINGS, LTD.
Registrant

By:	/s/ Jeanette E. Marbert
Jeanette E. Marbert
Senior Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Denis Ebrill Denis Ebrill	President and Director (Principal Executive Officer)	June 23, 2020

/s/ Jeanette E. Marbert Jeanette E. Marbert	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

RESORT MANAGEMENT FINANCE SERVICES, INC.
Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ James H Hunter, IV James H Hunter, IV	President and Director (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

S.O.I. ACQUISITION CORP.
Registrant

By:	/s/ John E. Geller, Jr.
John E. Geller, Jr
Executive Vice President and Chief Financial Officer

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jeanette E. Marbert Jeanette E. Marbert	President, Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

THE COBALT TRAVEL COMPANY, LLC
THE RITZ-CARLTON MANAGEMENT COMPANY, L.L.C.
Each a Registrant

By:	The Ritz-Carlton Development Company, Inc.
Its:	Sole Member

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

The Ritz-Carlton Development Company, Inc.	Sole Member	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi Treasurer and Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

VACATION OWNERSHIP LENDING, L.P.
Registrant

By:	Vacation Ownership Lending GP, Inc.
Its:	General Partner

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Director, Vacation Ownership Lending GP, Inc.	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director, Vacation Ownership Lending GP, Inc.	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director, Vacation Ownership Lending GP, Inc.	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

VOL INVESTORS, L.P.
Registrant

By:	VOL GP, Inc.
Its:	General Partner

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Director, VOL GP, Inc.	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director, VOL GP, Inc.	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director, VOL GP, Inc.	June 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

WINDWARD POINTE II, L.L.C.
Registrant

By:	Key Wester Limited
Its:	Sole Member

By:	HTS-KW, Inc.
Its:	General Partner

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ralph Lee Cunningham Ralph Lee Cunningham	Chief Executive Officer and President (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

Key Wester Limited By: HTS-KW, Inc., its general partner	Sole Member	June 23, 2020

/s/ Ralph Lee Cunningham Ralph Lee Cunningham Chief Executive Officer & President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 23, 2020.

WORLDWIDE VACATION & TRAVEL, INC.
Registrant

By:	/s/ Joseph J. Bramuchi
Joseph J. Bramuchi
Treasurer and Vice President

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph J. Bramuchi, John E. Geller, Jr. and James H Hunter, IV as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jeanette E. Marbert Jeanette E. Marbert	President, Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2020

/s/ Joseph J. Bramuchi Joseph J. Bramuchi	Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 23, 2020

/s/ John E. Geller, Jr. John E. Geller, Jr.	Director	June 23, 2020

/s/ James H Hunter, IV James H Hunter, IV	Director	June 23, 2020